--------------------------------------------------------------------------------

                                     $225,000,000
                                   CREDIT AGREEMENT

                             Dated as of October 14, 1999

                                        among

                                  AFS FUNDING CORP.,

                                   as the Borrower

                                  AMERICREDIT CORP.,
                         AMERICREDIT FINANCIAL SERVICES INC.,
                           AMERICREDIT MANAGEMENT COMPANY,

                             each as a Contingent Obligor

                              THE FINANCIAL INSTITUTIONS
                      FROM TIME TO TIME PARTY HERETO AS LENDERS

                                    as the Lenders

                                BANKERS TRUST COMPANY,

                              as Lender Collateral Agent

                                         and

                     CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,

                             as the Administrative Agent

--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


ARTICLE I DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . . . . . . 2
          SECTION 1.01   Certain Defined Terms . . . . . . . . . . . . . . . 2
          SECTION 1.02   Computation of Time Periods.. . . . . . . . . . . . 2
          SECTION 1.03   Accounting Terms. . . . . . . . . . . . . . . . . . 2
          SECTION 1.04   Other Terms.. . . . . . . . . . . . . . . . . . . . 3

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES . . . . . . . . . . . . . . . . 3
          SECTION 2.01   The Line of Credit; Lender Notes. . . . . . . . . . 3
          SECTION 2.02   Borrowings; Notices of Borrowing and Advances.. . . 4
          SECTION 2.03   [RESERVED]. . . . . . . . . . . . . . . . . . . . . 7
          SECTION 2.04   Reductions of Commitments.. . . . . . . . . . . . . 7
          SECTION 2.05   Prepayments of the Borrowings . . . . . . . . . . . 7
          SECTION 2.06   Interest on the Advances. . . . . . . . . . . . . . 8
          SECTION 2.07   Interest Rate Protection. . . . . . . . . . . . . .10
          SECTION 2.08   Voluntary Conversion and Continuation of Advances..11
          SECTION 2.09   Fees. . . . . . . . . . . . . . . . . . . . . . . .13
          SECTION 2.10   Extensions of Commitment Expiration Date. . . . . .13
          SECTION 2.11   Increased Costs; Increased Capital. . . . . . . . .13
          SECTION 2.12   Taxes.. . . . . . . . . . . . . . . . . . . . . . .15
          SECTION 2.13   Payments and Computations.. . . . . . . . . . . . .16
          SECTION 2.14   Indemnification for Loss. . . . . . . . . . . . . .17
          SECTION 2.15   Illegality. . . . . . . . . . . . . . . . . . . . .18
          SECTION 2.16   Option to Fund. . . . . . . . . . . . . . . . . . .19
          SECTION 2.17   Sharing of Payments, Etc. . . . . . . . . . . . . .19
          SECTION 2.18   Administrative Agent's Records. . . . . . . . . . .19

ARTICLE II AGUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     SECTION 2A.01  Guaranty of Payment and Performance. . . . . . . . . . .20
     SECTION 2A.02  Contingent Obligor's Agreement to Pay. . . . . . . . . .20
     SECTION 2A.03. Limited Guaranty . . . . . . . . . . . . . . . . . . . .21

ARTICLE III CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .21
          SECTION 3.01   Condition Precedent to the Effectiveness of this
                         Agreement.. . . . . . . . . . . . . . . . . . . . .21
          SECTION 3.02   Conditions Precedent to Borrowings, Conversions and
                         Continuations.. . . . . . . . . . . . . . . . . . .25
          SECTION 3.03   Special Conditions to Advances under Liquidity
                         Commitments.. . . . . . . . . . . . . . . . . . . .29


                                       (i)

ARTICLE IV REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . .29
          SECTION 4.01   Representations and Warranties with respect to the
                         Borrower. . . . . . . . . . . . . . . . . . . . . .29
          SECTION 4.02   Representations and Warranties with respect to the
                         Spread Account Depositor. . . . . . . . . . . . . .34
          SECTION 4.03   Representations and Warranties with respect to each
                         Contingent Obligor. . . . . . . . . . . . . . . . .35
          SECTION 4.04   Limited Remedies and Recourse for Breach. . . . . .36

ARTICLE V COVENANTS OF WITH RESPECT TO THE BORROWER. . . . . . . . . . . . .36
          SECTION 5.01   Affirmative Covenants.. . . . . . . . . . . . . . .36
          SECTION 5.02   Negative Covenants. . . . . . . . . . . . . . . . .44
          SECTION 5.03   Limited Remedies and Recourse for Breach. . . . . .47

ARTICLE VA CONTINGENT OBLIGOR COVENANTS. . . . . . . . . . . . . . . . . . .47
          SECTION 5A.01  Covenant of Each Contingent Obligor . . . . . . . .47
          SECTION 5A.02  Covenants of ACFS . . . . . . . . . . . . . . . . .47

ARTICLE VI EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . .49
          SECTION 6.01   Events of Default.. . . . . . . . . . . . . . . . .49
          SECTION 6.02   Remedies. . . . . . . . . . . . . . . . . . . . . .51

ARTICLE VIA EVENTS OF EARLY TERMINATION. . . . . . . . . . . . . . . . . . .52
          SECTION 6A.01  Events of Early Termination.. . . . . . . . . . . .52
          SECTION 6A.02  Consequences. . . . . . . . . . . . . . . . . . . .53

ARTICLE VIB EVENTS OF EARLY AMORTIZATION . . . . . . . . . . . . . . . . . .53
          SECTION 6B.01  Events of Early Amortization. . . . . . . . . . . .53
          SECTION 6B.02  Consequences.   . . . . . . . . . . . . . . . . . .54

ARTICLE VII THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .54
          SECTION 7.01   Appointment.. . . . . . . . . . . . . . . . . . . .54
          SECTION 7.02   Delegation of Duties. . . . . . . . . . . . . . . .54
          SECTION 7.03   Exculpatory Provisions. . . . . . . . . . . . . . .55
          SECTION 7.04   Reliance by Agent.. . . . . . . . . . . . . . . . .55
          SECTION 7.05   Notices.. . . . . . . . . . . . . . . . . . . . . .55
          SECTION 7.06   Non-Reliance on Agent and Other Lenders.. . . . . .56
          SECTION 7.07   Indemnification.. . . . . . . . . . . . . . . . . .56
          SECTION 7.08   Agent in its Individual Capacity. . . . . . . . . .57
          SECTION 7.09   Successor Agent.. . . . . . . . . . . . . . . . . .57

ARTICLE VIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .58
          SECTION 8.01   Amendments, Etc.. . . . . . . . . . . . . . . . . .58
          SECTION 8.02   Notices, Etc. . . . . . . . . . . . . . . . . . . .59


                                       (ii)

          SECTION 8.03   No Waiver; Remedies.. . . . . . . . . . . . . . . .60
          SECTION 8.04   Costs, Expenses and Indemnification.. . . . . . . .61
          SECTION 8.05   Binding Effect; Termination.. . . . . . . . . . . .61
          SECTION 8.06   Assignments and Participation.. . . . . . . . . . .61
          SECTION 8.07   No Proceedings. . . . . . . . . . . . . . . . . . .65
          SECTION 8.08   Submission to Jurisdiction; Waivers.. . . . . . . .66
          SECTION 8.09   WAIVERS OF JURY TRIAL.. . . . . . . . . . . . . . .66
          SECTION 8.10   GOVERNING LAW . . . . . . . . . . . . . . . . . . .67
          SECTION 8.11   Execution in Counterparts.. . . . . . . . . . . . .67
          SECTION 8.12   Headings. . . . . . . . . . . . . . . . . . . . . .67
          SECTION 8.13   Severability. . . . . . . . . . . . . . . . . . . .67
          SECTION 8.14   Integration.. . . . . . . . . . . . . . . . . . . .67
          SECTION 8.15   Right of Set-Off. . . . . . . . . . . . . . . . . .67
          SECTION 8.16   Limitation of Liability.. . . . . . . . . . . . . .68
          SECTION 8.17   No Recourse Against Certain Persons.. . . . . . . .68
          SECTION 8.18   Treatment of Certain Information. . . . . . . . . .69
          SECTION 8.19   Certain Payments. . . . . . . . . . . . . . . . . .69
          SECTION 8.20   Unenforceability of Contingent Obligations Against
                         Borrower. . . . . . . . . . . . . . . . . . . . . .70
          SECTION 8.21   Waiver of Subrogation . . . . . . . . . . . . . . .70
          SECTION 8.22   Subordination . . . . . . . . . . . . . . . . . . .70
          SECTION 8.23   Waivers by Contingent Obligors. . . . . . . . . . .71
          SECTION 8.24   Non-Recourse; Subordination of Interest on Borrower
                         Collateral. . . . . . . . . . . . . . . . . . . . .71
          SECTION 8.25   Third Party Beneficiary . . . . . . . . . . . . . .72

ARTICLE IX FURTHERANCE OF SUBORDINATION. . . . . . . . . . . . . . . . . . .73
          SECTION 9.01   Remedies Limited. . . . . . . . . . . . . . . . . .73
          SECTION 9.02   Obligations Limited.. . . . . . . . . . . . . . . .73
          SECTION 9.03   Subordination Agreement Governs.. . . . . . . . . .73
          SECTION 9.04   Survival. . . . . . . . . . . . . . . . . . . . . .73








                                       (iii)

                                  LIST OF SCHEDULES

Schedule I     List of Applicable Lending Offices


























                                       (iv)

                                   LIST OF EXHIBITS

Exhibit A      Form of Lender Note
Exhibit B      Form of Notice of Borrowing
Exhibit C      Form of Notice of Conversion/Continuation
Exhibit D      Form of Assignment and Assumption Agreement
Exhibit E      Form of Confidentiality Agreement
Exhibit F      List of Series Transaction Document

                                  LIST OF APPENDICES

Appendix A          Certain Definitions

                                   LIST OF ANNEXES

Annex I        Calculation of Maximum Net Cumulative Losses
Annex II       Cumulative Gross Default/Cumulative Net Loss Triggers
Annex III      Information on Underlying Transactions Documents























                                       (v)

          CREDIT AGREEMENT, dated as of October 14, 1999, by and among AFS FUNDING CORP., a Nevada corporation (the "BORROWER"), AMERICREDIT CORP., a Texas corporation ("ACC"), AMERICREDIT FINANCIAL SERVICES INC., a Delaware corporation ("ACFS"), AMERICREDIT MANAGEMENT COMPANY, a Delaware corporation ("AMC", together with ACC and ACFS, each a "CONTINGENT OBLIGOR" and collectively, the "CONTINGENT OBLIGORS"), the LENDERS from time to time parties hereto (the Conduit Lenders, the Liquidity Lenders and the Non-contingent Lenders, collectively, the "LENDERS"), Bankers Trust Company, a New York banking corporation ("BANKERS TRUST"), as collateral agent under the terms of the Security Agreement (defined below) (in such capacity, the "LENDER COLLATERAL AGENT"), and CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation acting through its New York Branch, as administrative agent for the Lenders (together with its successors in such capacity, the "ADMINISTRATIVE AGENT").


                                    RECITALS

          1. The Borrower has sold and contemplates selling, from time to time, pools of receivables to various trusts which have issued and may issue various series of notes or certificates (each a "SERIES") which will be repaid by the proceeds of, or represent an interest in, as the case may be, such pools of receivables.

          2. A spread account has been (with respect to existing Series), and it is contemplated that in accordance with the terms of future Series, shall be, established into which the Borrower and/or AFS Funding Trust, a Delaware business trust which is owned by the Borrower (the "SPREAD ACCOUNT DEPOSITOR"), has deposited, or shall be obligated to deposit, certain moneys on or about the closing date for each Series (each an "INITIAL SPREAD ACCOUNT DEPOSIT", and collectively, the "INITIAL SPREAD ACCOUNT DEPOSITS").

          3. In order to reduce the amount which the Spread Account Depositor is obligated to advance as an Initial Spread Account Deposit with respect to future Series, the Borrower and/or the Spread Account Depositor intends to deposit certain moneys on or about the closing date for each Series (each a "RCCA DEPOSIT", and collectively, the "RCCA DEPOSITS") in a replacement cash collateral account (each, an "RCCA", and collectively, the "RCCAS") to provide credit support to FSA (as defined herein) in connection with the insurance policies it has issued and will issue with respect to the Series.

          4. In order to fund the RCCAs, the Borrower has requested that the Lenders establish a revolving line of credit to the Borrower providing for Borrowings (as defined herein) of up to $225,000,000 in the aggregate at any time outstanding.

          5. Upon the terms and conditions contained in this Agreement and the other Transaction Agreements, the Lenders are willing to provide such a line of credit to the Borrower.

          6. Pursuant to the RCCA Agreement (as defined herein), Bank One, N.A., as collateral agent (the "RCCA AGENT"), shall hold a security interest in the RCCAs for the benefit of FSA in the first instance and thereafter, the Lenders.

          7. The Borrower is a Subsidiary of ACC and AFCS and an Affiliate of AMC and as such, each Contingent Obligor will benefit from the extensions of credit to the Borrower under this Agreement.

          8. Pursuant to the Security Agreement (as defined herein), the Lender Collateral Agent, for the benefit of the Secured Parties (as such term is defined in the Security Agreement), as security for certain obligations of the Borrower (including its obligations under this Agreement), shall hold a security interest in certain property of the Borrower.

          9. The Borrower has assigned to the Spread Account Depositor all its rights under the Spread Account Agreement and, upon issuance of each new Series, will assign to the Spread Account Depositor all its ownership interests in the issuer trust formed in connection with such Series.


                                   AGREEMENTS

          In consideration of the premises and of the agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Contingent Obligors, the Lenders, the Lender Collateral Agent and the Administrative Agent hereby agree as follows:


ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.1   CERTAIN DEFINED TERMS.   Certain capitalized terms used
in this Agreement and not otherwise defined herein shall have the respective meanings set forth in APPENDIX A hereto or, if not defined therein, shall have the respective meanings set forth in the Security Agreement.

          SECTION 1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified.

          SECTION 1.3 ACCOUNTING TERMS. All accounting terms not specifically defined otherwise herein shall have the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless specifically provided otherwise herein, in accordance with GAAP.

          SECTION 1.4 OTHER TERMS. Any references herein to Exhibits, Schedules, Appendices, Sections or Articles are references to Exhibits, Schedules, Appendices, Sections or Articles of this Agreement, unless otherwise specified. The words "including" and "include" are deemed to be followed by the words "without limitation."


ARTICLE 2
                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.1   THE LINE OF CREDIT; LENDER NOTES.

          (1) On and subject to the terms and conditions hereinafter set forth, during the Commitment Period, the Borrower shall be entitled, from time to time, to request Advances from the Lenders. The Advances made to fund any RCCA Deposit shall not in the aggregate exceed the Maximum Borrowing Percentage of the initial aggregate principal amount of the securities constituting the relevant Designated Series. The Conduit Lenders may, and to the extent a Conduit Lender has elected not to make an Advance, the Liquidity Lenders for such Conduit Lender, in accordance with subsection 2.02(e), shall, and the Non-contingent Lenders shall, make such Advances to the Borrower as herein provided. The parties hereto agree that following the Borrowings relating to the RCCA Deposit of any Designated Series (each such Borrowing a "DESIGNATED SERIES BORROWING"), which Borrowings in the aggregate shall not exceed the Maximum Borrowing Percentage of the initial aggregate principal amount of the securities constituting the relevant Designated Series, no additional Borrowing shall be requested by the Borrower nor made by the Lenders with respect to such Designated Series. Each Lender's PRO RATA share of any Borrowing hereunder shall be as set forth in SECTION 2.02. The Borrower may not request Advances, and a Conduit Lender may elect not to make, and no Liquidity Lender or Non-contingent Lender shall be required to make, Advances, if after giving effect to such Advance the aggregate outstanding principal amount of such Conduit Lender's Advances would exceed its Available Maximum Advance Amount or if the aggregate outstanding principal amount of such Liquidity Lender's Advances or such Non-contingent Lender's Advances would exceed its Available Commitment Amount. Within the limits set forth in this Agreement and within the limits of each Liquidity Lender's or Non-contingent Lender's Available Commitment Amount or each Conduit Lender's Available Maximum Advance Amount, as applicable, during the Commitment Period the Borrower may borrow, repay pursuant to SECTION 2.05 (and subject to the provisions of the Subordination Agreement and Article IX hereof) and reborrow (but only to fund the RCCA Deposits relating to new
Designated Series) under this SECTION 2.01 and SECTION 2.02.   Subject to the
terms of SECTION 2.05, prior to the Facility Maturity Date and notwithstanding the termination of the Commitment Period, any outstanding Advances (other than any Advance which is a part of a Designated Series Borrowing whose Designated Series Maturity Date has occurred) may, at the option of the Borrower, be Converted or Continued pursuant to the terms of
SECTION 2.08.

          (2) The Advances made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of EXHIBIT A, bearing the legend set forth in Exhibit A regarding subordination, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "LENDER NOTE" and, collectively with the Lender Notes of all other Lenders, the "LENDER NOTES"), payable to the order of such Lender for the account of its Applicable Lending Office, dated the Closing Date (or, if later, the date of the Assignment and Assumption pursuant to which such Lender became a party to this Agreement) and in the stated principal amount equal to in the case of a Non-contingent Lender, its Non-contingent Lending Commitment Amount, or in the case of a Liquidity Lender, its Liquidity Commitment Amount, or, in the case of a Conduit Lender, its Maximum Advance Amount.

          (3) With respect to each Designated Series Borrowing, the entire outstanding principal amount of such Designated Series Borrowing shall mature and be due and payable on the later of the applicable Designated Series Maturity Date and the earliest date permitted under the provisions of the Subordination Agreement and Article IX hereof, together with all accrued and unpaid amounts due under this Agreement or other Transaction Documents with respect to such Designated Series Borrowing. In the event the aggregate amount of funds in any RCCA with respect to a Designated Series (including the value of all investments made by the trustee of such Designated Series in Cash Equivalents or other investments permitted under the related Series Transaction Documents) is less than the aggregate outstanding principal amount of the Designated Series Borrowings advanced to fund such RCCA, the portion of such Designated Series Borrowings equal to such deficiency shall be due and payable immediately, if permitted under the provisions of the Subordination Agreement and Article IX hereof, or otherwise at the earliest date permitted under the provisions of the Subordination Agreement and
Article IX hereof together with all accrued and unpaid amounts due under this Agreement or other Transaction Documents with respect to that portion of such Designated Series Borrowings, including without limitation any amounts which may be due under SECTION 2.14. Without limiting the foregoing, the entire outstanding principal amount of all Borrowings shall mature and be due and payable on the later of the Facility Maturity Date and the earliest date permitted under the provisions of the Subordination Agreement and Article IX hereof, together with all accrued and unpaid interest thereon and all other accrued and unpaid amounts due under this Agreement and the other Transaction Documents.

          SECTION 2.2   BORROWINGS; NOTICES OF BORROWING AND ADVANCES.

          (1) The Borrower shall give the Administrative Agent written notice (a "NOTICE OF BORROWING") not later than 4:00 p.m. (New York City time) on the Business Day prior to a Borrowing hereunder proposed to consist of Base Rate Advances or Commercial Paper Rate Advances, and not later than 4:00 p.m. (New York City time) on the third Business Day prior to a Borrowing hereunder
proposed to consist of Eurodollar Rate Advances.   If a Notice of Borrowing is
transmitted by telecopy, the Borrower shall promptly provide written confirmation thereof to the Administrative Agent. A Notice of Borrowing shall be substantially in the form of EXHIBIT B hereto and shall specify, subject to the terms and conditions of this Agreement, (i) the date of the proposed Borrowing (the "BORROWING DATE"), (ii) the amount of the proposed Borrowing, and
(iii) the Type or Types of the Advances to be made as part of such proposed Borrowing. Each Notice of

Borrowing shall be irrevocable. If the Administrative Agent receives a Notice of Borrowing at or before 4:00 p.m. on a Business Day, it shall provide each Lender with a copy thereof on such Business Day, and otherwise it shall provide each Lender with a copy thereof on the following Business Day.

          (2) The Borrowing Date specified in any Notice of Borrowing shall be a Business Day during the Commitment Period.

          (3) Unless the Administrative Agent otherwise consents, the amount of any proposed Borrowing shall be at least $3,000,000.

          (4) All Advances in respect of a Borrowing specified in a Notice of Borrowing shall be of the same Type, except that if on the applicable Borrowing Date there are both Conduit Lenders and Non-contingent Lenders, a Notice of Borrowing may specify that all Advances by Conduit Lenders are to be Commercial Paper Rate Advances and all Advances to be made by such Non-contingent Lenders are to be Base Rate Advances or Eurodollar Rate Advances. The Borrower may request Commercial Paper Rate Advances only from Conduit Lenders. If there are Conduit Lenders as of a Borrowing Date, the Borrower must request that each Conduit Lender's Advance in respect of a Borrowing on such Borrowing Date be a Commercial Paper Rate Advance, unless such Conduit Lender otherwise consents or has advised the Borrower that it has ceased or as of such Borrowing Date will cease for any reason to fund its making or maintenance of its Advances with Commercial Paper Notes (including by reason of its obtaining Support Advances). It is the intent of the Borrower and the Conduit Lenders to fund Advances in the commercial paper market to the extent practicable.

          (5) On and subject to the terms and conditions of this Agreement, following receipt by the Administrative Agent and the Lenders of a proper Notice of Borrowing, (i) each Conduit Lender may elect to make an Advance on the applicable Borrowing Date in an amount equal to its Lending Percentage of the requested Borrowing, and (ii) each Non-contingent Lender shall make an Advance on such Borrowing Date in an amount equal to its Lending Percentage (as a Non-contingent Lender) of such Borrowing. Each Conduit Lender shall notify the Administrative Agent and each of its related Liquidity Lenders at or before 11:30 a.m. (New York City time) on the applicable Borrowing Date whether it has elected to make its Advance pursuant to this SECTION 2.02(e) in respect of the Borrowing to be made on such date and, if not, shall in such notice specify the identity of each of its Liquidity Lenders and their respective Liquidity Percentages on such Borrowing Date. In the event that a Conduit Lender has elected not to make such Advance or shall not have timely provided such notice (in which case it shall be deemed to have elected not to make such Advance), each of such Conduit Lender's Liquidity Lenders shall make an Advance on such Borrowing Date in an amount equal to its Liquidity Percentage of such Conduit Lender's Lending Percentage of the Borrowing to be made on such Borrowing Date.

          (6) Each applicable Lender shall (subject to SECTION 2.02(g) in the case of Conduit Lenders), before 11:30 p.m. (New York City time) on a Borrowing Date, make available for the account of its Applicable Lending Office to the Administrative Agent at its account referred to in SECTION 2.13(a), by wire transfer of immediately available funds, such Lender's PRO RATA share of such requested Borrowing. The Administrative
Agent shall promptly notify the Borrower in the event that any Lender either fails to make such funds available to the Administrative Agent before such time or notifies the Administrative Agent that it will not make such funds available to the Administrative Agent before such time; PROVIDED, however, that the Administrative Agent shall have no liability for failing to give any notice as provided in this sentence. Subject to (x) the Administrative
Agent's receipt of such funds and (y) the fulfillment of the applicable conditions set forth in ARTICLE III, as determined by the Administrative
Agent, the Administrative Agent will by no later than 12:00 noon (New York
City time) on such Borrowing Date make such funds available, in the same type of funds received, by wire transfer thereof to the relevant RCCA (which shall be designated by the Borrower in the Notice of Borrowing).

          (7) In the event that a Conduit Lender elected to make an Advance on a Borrowing Date but failed to do so by the time contemplated by
SECTION 2.02(f), such Lender shall be deemed to have rescinded its election to make such Advance, and neither the Borrower nor any other party shall have any claim against such Conduit Lender by reason for its failure to timely make such Advance. In any such case, the Administrative Agent shall give notice of such failure not later than 12:00 noon (New York City time) on the Borrowing Date to each Liquidity Lender with respect to such Conduit Lender, which notice shall specify the identity of such Conduit Lender, the amount of the Advance which it had elected to make and the respective Liquidity Percentages of such Liquidity Lenders on such Borrowing Date (as determined by the Administrative Agent in good faith; for purposes of such determination, the Administrative Agent shall be entitled to rely conclusively on the most recent information provided by such Conduit Lender or its agent or by the agent for its Support Parties). Subject to receiving such notice, each of such Conduit Lender's Liquidity Lenders shall make an Advance on such Borrowing Date in an amount equal to its Liquidity Percentage of such Conduit Lender's Lending Percentage of the Borrowing to be made on such Borrowing Date at or before 1:00 p.m. (New York City time) on such Borrowing Date and otherwise in accordance with SECTION 2.02(f). Subject to
(x) the Administrative Agent's receipt of such funds and (y) the fulfillment of the applicable conditions set forth in ARTICLE III, as determined by the Administrative Agent, the Administrative Agent will by no later than 1:30 p.m. (New York City time) on such Borrowing Date make such funds available, in the same type of funds received, by wire transfer thereof to the relevant RCCA (which shall be designated by the Borrower in the Notice of Borrowing). In the event that any Liquidity Lender made an Advance on a Borrowing Date in lieu of a Conduit Lender, not later than the Business Day following such Borrowing Date, the Administrative Agent shall give notice to the Borrower specifying the amount of such Advance and identifying such Liquidity Lender.

          (8) Advances made by Lenders in respect of a Notice of Borrowing shall initially be of the Type or Types specified in such Notice of Borrowing; PROVIDED that if a Notice of Borrowing requested Advances from Conduit Lenders to be Commercial Paper Rate Advances and one or more Liquidity Lenders made Advances in lieu of Conduit Lenders, the Advances made by such Liquidity Lenders shall initially be Base Rate Advances (subject to Conversion thereof pursuant to SECTION 2.08).

          (9) The obligations of Lenders hereunder, including the obligations of the Liquidity Lenders and the Non-contingent Lenders to make Advances, shall be several and not joint obligations of such Lenders. The failure of any Liquidity Lender or Non-contingent Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Liquidity Lender or Non-contingent Lender of its obligation hereunder to make its Advance on the date of such Borrowing, but except as provided in SECTION 2.02(g) with respect to Liquidity Lenders, no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          (10) Notwithstanding anything in this Section to the contrary, the Administrative Agent may, in its sole discretion, accept and act without liability upon the basis of a telephonic notice of borrowing (which notice shall be irrevocable and shall be promptly confirmed by a written Notice of Borrowing sent by facsimile) believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. The Administrative Agent's records regarding the terms of such telephone notice of borrowing shall be presumptively correct absent manifest error. The fact that the Administrative Agent may so act in any circumstance shall not be deemed a waiver of compliance with the procedures of this SECTION 2.02 in any other circumstance.

          SECTION 2.3   [RESERVED]

          SECTION 2.4   REDUCTIONS OF COMMITMENTS.

          (1) The Borrower shall have the right, upon at least three Business Day's prior written notice to the Administrative Agent, at any time to permanently reduce the Total Commitment Amount to zero and terminate all Commitments or from time to time to permanently reduce the Total Commitment Amount in part; PROVIDED, HOWEVER, that each partial reduction shall be in the amount of at least $20,000,000 or an integral multiple of $1,000,000 in excess of that amount.

          (2) The Total Commitment Amount shall automatically be permanently reduced by the amount of any payments by the Contingent Obligors hereunder with respect to (i) the Contingent Obligations with respect to the principal amount of Advances, (ii) the amounts payable by the Contingent Obligors pursuant to
Section 2.05(e)(ii) and (iii) the amounts payable by the Contingent Obligors pursuant to Section 6.02 with respect to the principal amount of Advances.

          (3) Each reduction in the Total Commitment Amount shall be applied PRO RATA to the Non-contingent Lending Commitment Amount of each Non-contingent Lender and to the Maximum Advance Amount of each Conduit Lender according to such Lender's Lending Percentage. Each reduction in the Maximum Advance Amount of a Conduit Lender shall automatically result in a PRO RATA reduction of the Liquidity Commitment Amount of each Liquidity Lender relating to such Conduit Lender according to each such Liquidity Lender's Liquidity Commitment Amount. The Total Commitment Amount shall not be reduced below an amount equal to the outstanding principal amount of all Advances.

          SECTION 2.5   PREPAYMENTS OF THE BORROWINGS.

          (1) The Borrowings shall not be prepaid except as expressly set forth herein.

          (2)    [RESERVED]

          (3) MANDATORY PREPAYMENT OF THE BORROWINGS ARISING FROM RCCA DISTRIBUTIONS. Subject to the provisions of the Subordination Agreement and
Article IX hereof, until this Agreement has been terminated and all outstanding Borrowings, all accrued and unpaid interest on such Borrowings, and all other accrued and unpaid amounts due under this Agreement and other Transaction Documents have been paid in full, the Borrower shall pay, from time to time, immediately upon its receipt of the same, to the Lender Collateral Agent, all RCCA Distributions. Subject to the provisions of the Subordination Agreement and Article IX hereof, all RCCA Distributions paid to the Lender Collateral Agent pursuant to this subsection shall be applied by the Lender Collateral Agent in accordance with the terms of Section 6 of the Security Agreement.

          (4) MANDATORY PREPAYMENT OF THE BORROWINGS FOLLOWING DESIGNATED SERIES AMORTIZATION DATE. If the entire outstanding principal amount of any Designated Series Borrowing has not been repaid in full on the related Designated Series Amortization Date, the Borrower shall repay on such Designated Series Amortization Date and on each of the four succeeding Distribution Dates, an amount of the outstanding Borrowings equal to 20% of the outstanding principal amount of such Designated Series Borrowings on the Designated Series Amortization Date; provided that no such payment shall be made earlier than the earliest date permitted under the provisions of the Subordination Agreement and
Article IX hereof.

          (5) MANDATORY PREPAYMENT OF THE BORROWINGS FOLLOWING EVENT OF EARLY AMORTIZATION. Following the occurrence and during the continuance of any Event of Early Amortization, on each succeeding Distribution Date (i) the Borrower shall repay an amount of the outstanding Borrowings equal to the Nonallocated Amount Available (as defined in the Security Agreement) available on such Distribution Date to be applied pursuant to Section 6(c)(iv) of the Security Agreement; provided that no such payment shall be made earlier than the earliest date permitted under the provisions of the Subordination Agreement and Article IX hereof, and (ii) the Contingent Obligors shall repay an amount of the Borrowings equal to $5,000,000.

          (6) IN GENERAL. Any prepayments of Advances in full or in part to any Lender shall be made together with accrued interest to the date of such prepayment on the amount prepaid. All prepayments of Borrowings shall be applied PRO RATA based on the outstanding principal amount of Advances owed to each Lender. Each prepayment of Advances owed to a Lender shall be applied to Base Rate Advances, Eurodollar Rate Advances and Commercial Paper Rate Advances in any manner deemed appropriate by the Administrative Agent, after consultation with the Borrower. If any prepayment is made in respect of any Eurodollar Rate Advance, in whole or in part, prior to the last day of the applicable Interest Period, or if any prepayment is made in respect of any Commercial Paper Rate Advance, in whole or in part, prior to the last day of an applicable Fixed Period, the Borrower agrees to indemnify the affected Lenders in accordance with
SECTION 2.14.

          SECTION 2.6   INTEREST ON THE ADVANCES.

          (1)    Subject to the provisions of the Subordination Agreement and
Article IX hereof, the Borrower shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Advance made by such Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                 (1) for Commercial Paper Rate Advances owed to a Conduit Lender, a rate per annum equal to the Commercial Paper Rate for such Conduit Lender in effect from time to time;

                 (2) for Eurodollar Rate Advances, a rate per annum equal at all times during the Interest Period for such Advance to the Adjusted Eurodollar Rate for such Interest Period; and

                 (3) for Base Rate Advances, a rate per annum equal to the Alternate Base Rate in effect from time to time.

          (2)    Subject to the provisions of the Subordination Agreement and
Article IX hereof, Interest on each Advance shall be payable on each Interest Payment Date for such Advance and upon each payment (including prepayment) of the Borrowings.

          (3)    Subject to the provisions of the Subordination Agreement and
Article IX hereof, any amount of principal of any Advance or any other amount owing hereunder which (i) remains outstanding following the Facility Maturity Date, (ii) is not paid when due (whether at stated maturity, by acceleration or otherwise) or (iii) is prevented from coming due by operation of the provisions of the Subordination Agreement and Article IX hereof shall bear interest, from the date on which such amount is due or would have, but for operation of the provisions of the Subordination Agreement and Article IX hereof, become due until such amount is paid in full, payable on the later of the date of demand and the earliest date permitted under the provisions of the Subordination Agreement and Article IX hereof, at a rate per annum (the "DEFAULT RATE") equal at all times (whether before or after the entry of a judgment thereon) to (x) with respect to any amount of principal, 0.5% plus the rate which would otherwise be applicable pursuant to SECTION 2.06(a) or (y) with respect to any other amounts, 5% plus the Alternate Base Rate in effect from time to time.

          (4) Interest on (i) Base Rate Advances shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (iii) other Advances shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. Any change in the interest rate on the Borrowings resulting from a change in any applicable rate shall become effective as of the opening of business on the day on which such change in the applicable rate shall become effective.

          (5) The Administrative Agent shall promptly notify the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of SECTION 2.06(a), but any failure to so notify shall not in any manner affect the obligation of the

Borrower to pay interest on the Borrowings in the amounts and on the dates required. If a Commercial Paper Rate is applicable to an Advance owed to a Conduit Lender during any Interest Period, such Conduit Lender shall notify the Administrative Agent of the Commercial Paper Rate for such Interest Period not later than the Business Day preceding the end of such Interest Period (a "COMMERCIAL PAPER RATE DETERMINATION DATE") for the purpose of determining the applicable interest rate under SECTION 2.06(a)(i). Such notification may be based on such Conduit Lender's estimate of the Commercial Paper Rate, if the actual rate is not then known to such Conduit Lender, and in such case, such Conduit Lender shall notify the Administrative Agent on or before the following Commercial Paper Rate Determination Date of the amount of any variation between interest payable to such Conduit Lender for the applicable Interest Period based on such estimate and interest which should have been payable to such Conduit Lender for such Interest Period based on its final determination (based on the actual rates) of the applicable Commercial Paper Rate. The amount of any shortfall in interest based on such variation shall be due and payable to such Conduit Lender on the next Interest Payment Date on which interest is payable to such Conduit Lender hereunder, and the amount of any overpayment of interest to such Conduit Lender based on such variation shall be credited, dollar for dollar, against interest otherwise payable to such Conduit Lender on such Interest Payment Date. Each determination of the applicable interest rate by the Administrative Agent or a Conduit Lender pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error.

          (6) With respect to any Commercial Paper Rate Advance to be made by any Conduit Lender, the Administrative Agent, in its sole discretion exercised in good faith after consultation with such Conduit Lender and the Borrower, shall select the duration of the initial and each subsequent Fixed Period relating to such Commercial Paper Rate Advance, provided that any Fixed Period selected by the Administrative Agent applicable to a Commercial Paper Rate Advance owing to a Conduit Lender shall have been approved (in writing or by telephone promptly confirmed in writing) by such Conduit Lender. In selecting such Fixed Period, the Administrative Agent shall use reasonable efforts, taking into consideration the market conditions, to accommodate the Borrower's preferences; PROVIDED HOWEVER, that the Administrative Agent shall have the ultimate authority to make all such selections. Unless consented to or directed by the Administrative Agent, the aggregate number of Fixed Periods for all Commercial Paper Rate Advances outstanding at any one time hereunder shall not exceed 25, it being understood that if necessary to match the funding requirements of a Conduit Lender, any Commercial Paper Rate Advance may be divided into portions having different Fixed Periods.

          SECTION 2.7   INTEREST RATE PROTECTION.

          (1) If, with respect to any Eurodollar Rate Advances, the Liquidity Lenders or Non-contingent Lenders collectively holding greater than 50% of the outstanding principal amount of Eurodollar Rate Advances, or in the event that no Eurodollar Rate Advances are then outstanding, then the Liquidity Lenders or Non-contingent Lenders collectively holding greater than 50% of the Total Commitment Amount notify the Administrative Agent that they have determined (which determination shall be conclusive and binding upon the Borrower) that by reasons of circumstances affecting the interbank Eurodollar market either adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate applicable pursuant to SECTION 2.06(a)(ii) or that the applicable Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their respective Eurodollar Rate Advances, the Administrative
Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                 (1) each Eurodollar Rate Advance, to the extent not then repaid, will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

                 (2) the obligation of the Lenders to make or to Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (2) On the date on which the aggregate unpaid principal amount of Advances constituting any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall, if they constitute Eurodollar Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into Advances of a Type other than Base Rate Advances shall terminate unless such Advances are combined with the Advances constituting another Borrowing, as contemplated by SECTION 2.08(a), with the result that the aggregate unpaid principal balance of all the Advances so combined equals or exceeds $5,000,000.

          (3) If and to the extent that, with respect to a Commercial Paper Rate Advance from a Conduit Lender, such Conduit Lender shall for any reason prior to the end of the Fixed Period applicable to such Commercial Paper Rate Advance (i) assign such Advance or a portion thereof pursuant to a Support Facility to a Liquidity Lender for such Conduit Lender, or (ii) cease for any reason to fund its making or maintenance of such Advance or a portion thereof with Commercial Paper Notes (including by reason of its obtaining Support Advances), upon notice from such Conduit Lender to the Administrative Agent, such Commercial Paper Rate Advance, or such portion thereof shall automatically be Converted into a Base Rate Advance on the effective date of such notice.

          SECTION 2.8   VOLUNTARY CONVERSION AND CONTINUATION OF ADVANCES.

          (1) Prior to the Facility Maturity Date, the Borrower shall have the option with respect to any outstanding Advance (other than any Advance which is part of a Designated Series Borrowing whose Designated Series Maturity Date has occurred), (i) to Convert all or any portion thereof which constitutes Base Rate Advances to Eurodollar Rate Advances on any Interest Payment Date; (ii) to Convert all or any portion of any outstanding Eurodollar Rate Advances to Base Rate Advances upon the expiration date of the Interest Period applicable to such Eurodollar Rate Advances; or (iii) to Continue all or any portion of such Eurodollar Rate Advances as Eurodollar Rate Advances upon the expiration of the Interest Periods applicable to any outstanding Eurodollar Rate Advances. In addition, prior to the Facility Maturity Date the Borrower shall have the option with respect any outstanding Advance (other than any Advance which is a part of a Designated

Series Borrowing whose Designated Series Maturity Date has occurred) owed to a Conduit Lender (i) to Convert all or any portion thereof which constitutes a Base Rate Advance to a Commercial Paper Rate Advance upon any Business Day; or (ii) to Convert all or any portion thereof which constitutes a Eurodollar Rate Advance to a Commercial Paper Rate Advance upon the expiration date of the Interest Period applicable to such Eurodollar Rate Advance; PROVIDED that no such Advance may be Converted to a Commercial Paper Rate Advance pursuant to this sentence if such Conduit Lender shall have given the Administrative Agent a notice (which has not been withdrawn by further notice to the Administrative Agent) that it has ceased to (or will not) for any reason fund its making or maintenance of such Advances or a portion thereof with Commercial Paper Notes (including by reason of its obtaining Support Advances). Notwithstanding the foregoing, (i) the Borrower shall in no event Convert or Continue all or any portion of any Advance unless each other Advance of the same Type comprised by the Borrowing that includes that Advance is correspondingly Converted or Continued, as applicable; PROVIDED that Advances owed to a Conduit Lender may be Converted to Commercial Paper Rate Advances although other Advances of the same Type and comprising the same Borrowing owed to Lenders which are not Conduit Lenders are not correspondingly Converted, and (ii) an Advance which is required to be converted pursuant to SECTION 2.07(c) may not later be Converted into or Continued as a Eurodollar Rate Advance if the Interest Period applicable thereto would end after the date on which such repayment is required to be made. The Borrower's right to Convert or Continue Advances pursuant to this
SECTION 2.08 shall be understood to include the right (i) to divide any Borrowing into two or more Borrowings having aggregate principal equal to the principal of such Borrowing or (ii) to combine any two or more Borrowings into a single Borrowing having principal equal to the aggregate principal of such Borrowings. If, after giving effect to any combination or division of Borrowings as contemplated by this SECTION 2.08(a), the aggregate unpaid principal amount of the Advances constituting a Borrowing is less than $5,000,000, those Advances may not be Converted into or Continued as Eurodollar Rate Advances.

          (2) To Convert or Continue any Advance under SECTION 2.08(a), the Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent not later than 4:00 p.m. (New York City time) on (i) the third Business Day prior to the date of the proposed Conversion/Continuation if such Advance is to be Converted into or Continued as a Eurodollar Rate Advance or if the Advance is to be Converted from a Eurodollar Advance into any other Type of Advance, and
(ii) the Business Day prior to the date of the proposed Conversion/Continuation in any other case. If a Notice of Conversion/Continuation is transmitted by telecopy, the Borrower shall promptly provide written confirmation thereof to the Administrative Agent. If the Administrative Agent receives such a Notice of Conversion/Continuation at or before 4:00 p.m. on a Business Day, it shall provide each Lender with a copy thereof on such Business Day, and otherwise it shall provide each Lender with a copy thereon on the following Business Day. Each Notice of Conversion/Continuation shall be in the form attached hereto as EXHIBIT C and shall specify (i) the date of such proposed Conversion/Continuation (which shall be a Business Day), (ii) the Advances to be Converted and/or Continued, (iii) the principal amount of the Advances to be Converted and/or Continued, and (iv) whether such Advance is to be Converted or Continued. Any Notice of Conversion/Continuation shall be irrevocable, and the Borrower shall be bound to Convert or to Continue the Advances in accordance therewith. If the Borrower shall fail to deliver a Notice of

Conversion/Continuation to the Administrative Agent as aforesaid with respect to any Type of Advance, such Advance shall automatically be Continued as the same Type of Advance if otherwise permitted by this Agreement on the last day of the then existing Interest Period therefor or if, not permitted to be so Continued, shall automatically Convert to a Base Rate Advance on such date.

          (3) Notwithstanding any provision of SECTION 2.08(b) to the contrary, the Administrative Agent may, in its sole discretion, accept and act without liability upon the basis of a telephonic notice of Conversion/Continuation (which notice shall be irrevocable and shall be promptly confirmed by a written Notice of Conversion/Continuation sent by facsimile) believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. The Administrative Agent's records regarding the terms of such telephone notice of such borrowing shall be presumptively correct absent manifest error. The fact that the Administrative Agent may so act in any circumstance shall not be deemed a waiver of compliance with the procedures of
SECTION 2.08(b) in any other circumstance.

          SECTION 2.9 FEES. The Borrower agrees to pay to the Administrative Agent those fees set forth in the Fee Letter in accordance with the terms thereof, subject to the provisions of the Subordination Agreement and Article IX hereof.

          SECTION 2.10 EXTENSIONS OF COMMITMENT EXPIRATION DATE. If the Borrower desires the Commitment Expiration Date to be extended for an additional year, the Borrower shall so notify the Administrative Agent in writing not more than 60 days nor less than 30 days prior to the then effective Commitment Expiration Date. The Administrative Agent shall promptly give a copy of such request to each Committed Lender. If during the 30 days following receipt of such request, each Committed Lender shall agree in writing to such requested extension of the Commitment Expiration Date, then, unless the Borrower shall have determined not to accept such extension prior to the then effective Commitment Expiration Date, the Commitment Expiration Date shall be so extended. If any Committed Lender shall not notify the Administrative Agent of its decision with respect to any such request within 30 days of receipt of such request, then such Lender shall be deemed to have declined to extend the Commitment Expiration Date.

          SECTION 2.11  INCREASED COSTS; INCREASED CAPITAL.

          (1) In the event that any Lender shall have reasonably determined that any Regulatory Change shall:

                 (1) subject such Lender to any Taxes of any kind whatsoever, other than Excluded Taxes, with respect to this Agreement, its Commitment or its Advances, or change the basis of taxation of payments in respect thereof; or

                 (2) impose, modify or hold applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, such Lender or any office of such Lender in respect of its Commitment or Advances and which, in the case of Eurodollar Advances, is not otherwise included in the determination of the Adjusted Eurodollar Rate, and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of maintaining its Commitment or of making, renewing, Converting, Continuing or maintaining its Advances or to reduce any amount receivable in respect thereof, THEN, in any such case, after submission by such Lender to the Administrative Agent of a written request therefor and the submission by the Administrative Agent to the Borrower of such written request therefor, subject to the provisions of the Subordination Agreement and Article IX hereof, the Borrower shall pay to the Administrative Agent for the account of such Lender any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.

          (2) In the event that any Lender shall have determined that any Regulatory Change regarding capital adequacy has the effect of reducing the rate of return on such Lender's capital or on the capital of any Person directly or indirectly owning or controlling such Lender as a consequence of its obligations hereunder or its maintenance of its Commitment or its making, renewing, Converting, Continuing or maintaining its Advances to a level below that which such Lender or such Person could have achieved but for such Regulatory Change (taking into consideration such Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such Person to be material, THEN, from time to time, after submission by such Lender to the Administrative Agent of a written request therefor and submission by the Administrative Agent to the Borrower of such written request therefor, subject to the provisions of the Subordination Agreement and Article IX hereof, the Borrower shall pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender or such Person, as the case may be, for such reduction.

          (3) Each Lender agrees that it shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to this SECTION 2.11, including but not limited to designating a different Applicable Lending Office for its Advances (or any interest therein) if such designation will avoid the need for, or reduce the amount of, any increased amounts referred to in this
SECTION 2.11 and will not, in the opinion of such Lender, be unlawful or otherwise disadvantageous to such Lender or inconsistent with its policies or result in an unreimbursed cost or expense to such Lender or in an increase in the aggregate amount payable under both this SECTION 2.11 or under SECTION 2.12.

          (4)    Each Lender claiming increased amounts described in this
SECTION 2.11 will furnish to the Administrative Agent (together with its request for compensation) a certificate prepared in good faith setting forth the basis and the amount of each request by such Lender for any such increased amounts referred to in this SECTION 2.11. Any such certificate shall be conclusive absent manifest error, and the Administrative Agent shall deliver a copy thereof to the Borrower. Failure on the part of any Lender to demand compensation for any amount pursuant to this SECTION 2.11 with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period. All such amounts shall be due and payable to the Administrative Agent on behalf of such Lender or for its own account, as the case may be, within five Business Days following receipt by the Borrower of such certificate (or, if earlier, on the Designated Series Maturity Date or the Facility Maturity
Date or when earlier required to be paid as provided herein).

          SECTION 2.12  TAXES.

          (1) All payments made to the Lenders or the Administrative Agent under this Agreement and the Lender Notes and the other Transaction Documents shall, to the extent allowed by law, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, "TAXES"), excluding income taxes, franchise taxes imposed in lieu of income taxes or any other taxes based on or measured by the overall net income of the Lender or its Applicable Lending Office or the Administrative Agent (as the case may be) by the jurisdiction in which such Lender or the Administrative Agent (as the case may be) is incorporated or has its principal place of business or such Applicable Lending Office (such excluded taxes being herein called "EXCLUDED TAXES"). If any Taxes, other than Excluded Taxes, are required to be withheld from any amounts payable to a Lender or the Administrative Agent hereunder or under any Lender Note or other Transaction Document, THEN after submission by any Lender to the Administrative Agent (in the case of an amount payable to a Lender) and by the Administrative Agent to the Borrower of a written request therefor, the amounts so payable to such Lender or the Administrative Agent, as applicable, shall be increased, and, subject to the provisions of the Subordination Agreement and
Article IX hereof, the Borrower shall be liable to pay to the Administrative Agent for the account of such Lender or for its own account, as applicable, the amount of such increase, to the extent necessary to yield to such Lender or the Administrative Agent, as applicable (after payment of all such Taxes) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified herein or therein; PROVIDED, HOWEVER, that the amounts so payable to such Lender or the Administrative Agent shall not be increased pursuant to this SECTION 2.12(a) to the extent such requirement to withhold results from the failure of such Person to comply with SECTION 2.12(c).
Whenever any Taxes are payable on or with respect to amounts payable to a Lender or the Administrative Agent, as promptly as possible thereafter the Borrower shall send to the Administrative Agent, on behalf of such Lender (if applicable), a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, on behalf of itself or such Lender (as applicable), the required receipts or other required documentary evidence, the Borrower shall, subject to the provisions of the Subordination Agreement and Article IX hereof, pay to the Administrative Agent on behalf of such Lender or for its own account, as applicable, any incremental taxes, interest or penalties that may become payable by such Lender or the Administrative Agent, as applicable, as a result of any such failure.

          (2) A Lender claiming increased amounts under SECTION 2.12(a) for Taxes paid or payable by such Lender will furnish to the Administrative Agent a certificate prepared in good faith setting forth the basis and amount of each request by such Lender for such Taxes, and the Administrative Agent shall deliver a copy thereof to the Borrower. The Administrative Agent claiming increased amounts under SECTION 2.12(a) for its own account for Taxes paid or payable by the Administrative Agent will furnish to the Borrower a certificate prepared in good faith setting forth the basis and amount of each request by the Administrative Agent for such Taxes. Any such certificate of a Lender or the Administrative Agent shall be conclusive absent manifest error. Failure on the part of any Lender or the Administrative Agent to demand additional amounts pursuant to SECTION 2.12(a) with respect to any period shall not constitute a waiver of the right of such Lender or the Administrative Agent, as the case may be, to demand compensation with respect to such period. All such amounts shall be due and payable to the Administrative Agent on behalf of such Lender or for its own account, as the case may be, on the later of (i) the date five Business Days following receipt by the Borrower of such certificate (or, if earlier, on the Series Maturity Date or on the Facility Maturity Date or when earlier required to be paid as provided herein) and (ii) the earliest date permitted under the provisions of the Subordination Agreement and Article IX hereof.

          (3) The Administrative Agent and each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Borrower (with, in the case of each Lender, a copy to the Administrative Agent) (i) within 15 days after the date hereof, or, if later, the date on which such Lender becomes a Lender pursuant to SECTION 8.06 hereof, two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Borrower to make payments hereunder for the account of such Lender or the Administrative Agent, as the case may be, without deduction or withholding of United States federal income or similar taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this SECTION 2.12(c), copies (in such numbers as may be from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Borrower and the Administrative Agent to make payments hereunder for the account of such Lender or the Administrative Agent, as the case may be, without deduction or withholding of United States federal income or similar taxes.

          (4) In addition, subject to the provisions of the Subordination Agreement and Article IX hereof, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Lender Note or other Transaction Document.

          SECTION 2.13  PAYMENTS AND COMPUTATIONS.

          (1) The Borrower shall make each payment hereunder, not later than 1:30 p.m. (New York City time) on the day when due by wire transfer in Dollars and in immediately available funds, without set-off or counterclaim, to the Administrative Agent at its account maintained at the office of Bank of New York, New York, New York, ABA No. 021-000-018, to Account No. 890-

038-6673, Account Name:  Greenwich ISS/RED, Attention: Aimee Sevilla,
Reference: AmeriCredit RCCA Facility, with telephone notice (including wire number) to the Asset Finance Department of the Administrative Agent
(telephone number (212) 325-9075), or such other account as the Administrative Agent shall designate in writing to the Borrower. Subject to the provisions of the Subordination Agreement and Article IX hereof, promptly upon receipt thereof by the Administrative Agent, each payment of principal on the Borrowings shall be remitted by the Administrative Agent in like funds as received to each Lender for the account of its Applicable Lending Office PRO RATA in accordance with SECTION 2.05 or, in the case of payments received in respect of the Facility Maturity Date or at any time thereafter, PRO RATA according to the aggregate outstanding principal balance of the Advances owed to the Lenders. Subject to the provisions of the Subordination Agreement and
Article IX hereof, promptly upon receipt thereof by the Administrative Agent, each payment of interest on the Borrowings shall be remitted by the Administrative Agent in like funds as received to each Lender for the account of its Applicable Lending Office PRO RATA in accordance with the aggregate amount of unpaid interest owed to each of the Lenders. Subject to the provisions of the Subordination Agreement and Article IX hereof, promptly upon receipt thereof by the Administrative Agent, each payment of Facility Fees, Commitment Fees or other fees shall be remitted by the Administrative Agent in like funds as received to each Lender entitled thereto for the account of its Applicable Lending Office, PRO RATA according to the amount thereof owed to each such Lender. Upon its acceptance of an Assignment and Assumption from and after the "Transfer Effective Date" specified in such Assignment and Assumption, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender's assignee thereunder, for the account of its Applicable Lending Office, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (2) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fee payable hereunder, as the case may be, PROVIDED, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following month, such payment shall be made on the immediately preceding Business Day.

          (3) All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fee is payable.

          SECTION 2.14 INDEMNIFICATION FOR LOSS. Notwithstanding anything contained herein to the contrary, (i) if the Borrower shall fail to borrow an Advance after it has requested such Advance as a Eurodollar Rate Advance or a Commercial Paper Rate Advance pursuant to SECTION 2.02 or shall fail to Convert or Continue an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Rate Advance or a Commercial Paper Rate Advance pursuant to SECTION 2.08, (ii) if a Eurodollar Rate Advance shall be terminated for any reason prior to the last day of the Interest Period applicable thereto (including by reason of its Conversion), (iii) if a Commercial Paper Rate Advance shall be terminated for any reason prior to the last day of any Fixed

Period applicable thereto (including by reason of the Conversion thereof pursuant to SECTION 2.07(c)), (iv) if any repayment or prepayment of the principal amount of a Eurodollar Rate Advance is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, or (v) if any repayment or prepayment of the principal amount of a Commercial Paper Rate Advance is made for any reason on a date which is prior to the last day of any Fixed Period applicable thereto, THEN, subject to the provisions of the Subordination Agreement and Article IX hereof, in any such case the Borrower agrees to indemnify each affected Lender against, and to promptly pay, on the later of the date of demand and the earliest date permitted under the provisions of the Subordination Agreement and Article IX hereof, directly to such Lender the amount equal to any loss or reasonable out-of-pocket expense suffered by such Lender as a result of such failure to borrow, Convert or Continue, or such termination, repayment or prepayment, including (A) in the case of a Eurodollar Rate Advance, any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Rate Advance, or redeploying funds prepaid or repaid, in amounts which correspond to its such Eurodollar Rate Advance, (B) in the case of a Commercial Paper Rate Advance, any loss, cost or expense suffered by such Lender by reason of its issuance of Commercial Paper Notes or its incurrence of other obligations allocated by such Lender to its funding or the maintenance of its funding of such Commercial Paper Rate Advance, or redeploying funds prepaid or repaid, in amounts which correspond to such Commercial Paper Rate Advance, and (C) in either case any internal processing charge customarily charged by such Lender in connection therewith. At the election of such Lender, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to (A) the excess of (i) the interest that would have been received from the Borrower under this Agreement on any amounts to be reemployed during an Interest
Period or Fixed Period, as applicable, or its remaining portion over (ii) in the case of a Eurodollar Rate Advance, the interest component of the return that such Lender determines it could have obtained had it placed such amount on deposit in the interbank eurodollar market selected for a period equal to the applicable Interest Period or its remaining portion or, (B) in the case of a Commercial Paper Rate Advance, the aggregate interest cost incurred by such Lender (inclusive of dealer fees) in respect of Commercial Paper Notes or other obligations allocated by such Lender to its funding or the maintenance of its funding of such Commercial Paper Rate Advance through the end of an applicable Fixed Period. Astatement setting forth in reasonable detail the calculations of any additional amounts payable pursuant to this Section submitted by a Lender or the Administrative Agent, as the case may be, to the Borrower shall be conclusive absent manifest error.

          SECTION 2.15 ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that any Regulatory Change makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, then (a) as of the effective date of such notice the obligation of such Lender to make or to Continue, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until such Lender shall notify the Administrative Agent, the Borrower and the other Lenders that the circumstances causing such suspension no longer exist and (b) each Eurodollar Rate Advance of such Lender shall be Converted into a Base Rate Advance either (i) on the last day of such Interest Period if such Lender may lawfully continue to maintain and fund such Advance to the last day of the Interest Period applicable to such Eurodollar Rate Advance on the effective date of such notice, or (ii) on the effective date of such notice, if such Lender shall determine that it may not lawfully continue to maintain and fund such Advance to the end of the then current Interest Period. Notwithstanding any provision herein to the contrary, until such affected Lender shall give the rescinding notice described in clause (a) above, any Advance made by such Lender, whether in connection with a new Borrowing or the Conversion of an existing Borrowing, shall be a Base Rate Advance, notwithstanding that each other Advance comprised by such Borrowing may be a Eurodollar Rate Advance.

          SECTION 2.16 OPTION TO FUND. Each Lender has indicated that, if the Borrower requests a Eurodollar Rate Advance, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Lending Percentage of such Eurodollar Rate Advance during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to each such funding, if any, are included only for the purpose of determining the rate of interest to be paid on such Eurodollar Rate Advance and any amounts owing under SECTIONS 2.11 and 2.14. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance in any manner such Lender sees fit, but all such determination under SECTIONS
2.11 and 2.14 shall be made as if each Lender had actually funded and maintained its funding of its Lending Percentage of such Eurodollar Advance during the applicable Interest Period, in each case through the purchase of deposits in an amount equal to the amount of its Lending Percentage of such Eurodollar Advance and having a maturity corresponding to such Interest Period.

          SECTION 2.17 SHARING OF PAYMENTS, ETC. Subject to the provisions of the Subordination Agreement and Article IX hereof, if any Lender shall obtain any payment (whether voluntary or involuntary) on account of the Advances made by it (other than pursuant to Sections 2.11, 2.12 or 2.14) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders of such receipt and (ii) purchase from the other Lenders for cash such participation in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 2.17 may, to the fullest extent permitted by law and the provisions of the Subordination Agreement and Article IX hereof, exercise all its rights of setoff with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.18 ADMINISTRATIVE AGENT'S RECORDS. The Administrative Agent's records regarding the amount of each Borrowing, each payment by the Borrower of principal and interest on the Borrowings and other information relating to the Borrowings shall be presumptively correct absent manifest error.

                                     ARTICLE IIA
                                       GUARANTY

     SECTION 2A.01 GUARANTY OF PAYMENT AND PERFORMANCE. Each Contingent Obligor hereby, jointly and severally, guarantees to the Administrative Agent (on behalf of the Lenders) the full and punctual payment when due (whether at maturity, by acceleration or otherwise) of the Advances, and the performance, of all liabilities, agreements and other obligations of the Borrower to the Administrative Agent, the Lender Collateral Agent (on behalf of itself and the Lenders) and to each of the Lenders under the Transaction Documents, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (collectively, the "GUARANTEED OBLIGATIONS"). The guaranty provided hereunder is an absolute, unconditional and irrevocable guaranty of the full and punctual payment and performance of the Guaranteed Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Administrative Agent or any Lender first attempt to collect any of the Guaranteed Obligations from the Borrower or resort to any security or other means of obtaining their payment. Should the Borrower default in the payment or performance of any of the Guaranteed Obligations, the obligations with respect to the payment or performance in default of each Contingent Obligor hereunder shall become immediately due and payable to the Administrative Agent (on behalf of the Lenders), without demand or notice of any nature, all of which are expressly waived by each Contingent Obligor. Payments by the Contingent Obligors hereunder may be required by the Administrative Agent (on behalf of the Lenders) on any number of occasions.

     SECTION 2A.02 CONTINGENT OBLIGOR'S AGREEMENT TO PAY. (a) Each Contingent Obligor hereby, jointly and severally, as the principal obligor and not as a guarantor, agrees to pay to the Administrative Agent (on behalf of the Lenders) the full amount of any Advances and any other amount owing hereunder that remains outstanding, and to perform all other liabilities, agreements and other obligations of the Borrower to the Administrative Agent, the Lender Collateral Agent (on behalf of itself and the Lenders) and to each of the Lenders under the Transaction Documents, whether direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter arising or acquired, that does not become due hereunder solely pursuant to the operation of the provisions of the Subordination Agreement and Article IX hereof (collectively, the "DEFERRED OBLIGATIONS") and agrees to make such payment or render such performance on the date such Deferred Obligation would have become due but for the operation of the provisions of the Subordination Agreement and Article IX hereof. (The Guaranteed Obligations and the Deferred Obligations are referred to collectively herein as the "CONTINGENT OBLIGATIONS").

     (b) Each Contingent Obligor agrees, jointly and severally, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Administrative Agent in connection with enforcement of the obligations of any of the Contingent

Obligors under this Article IIA and under Sections 2.05(d) and 6.02, together with interest on amounts recoverable under Sections 2.05(d) and 6.02 and under the guaranty and primary obligation to pay provided pursuant to this
Article IIA from the time such amounts become due until payment, at the rate per annum equal to 5% plus the Alternate Base Rate in effect from time to time; PROVIDED that, if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

     SECTION 2A.03.     LIMITED GUARANTY.   Notwithstanding any other provisions
under this Agreement, the aggregate liability of the Contingent Obligors hereunder with respect to (a) the Contingent Obligations with respect to the principal amount of Advances, interest on Advances (other than Negative Carry) and Facility Fees, (b) the amounts payable by the Contingent Obligors pursuant to Section 2.05(e)(ii) and (c) the amounts payable by the Contingent Obligors pursuant to Section 6.02 with respect to the principal amount of Advances, interest on Advances and Facility Fees shall be limited to (i) the Guaranty Limit, plus (ii) without limitation as to the amounts thereof, all interest and other costs and expenses payable by the Contingent Obligors pursuant to SECTION 2A.02(b). The Administrative Agent's, the Lender Collateral Agent's, the RCCA Agent's or the Lenders' dealings with the Borrower need not be limited to any particular sum notwithstanding any limitation herein upon the liability of the Contingent Obligors.

                                      ARTICLE 3
                                 CONDITIONS PRECEDENT

          SECTION 3.1 CONDITION PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The following constitute conditions precedent to the effectiveness of the Commitments of the Lenders and the right of the Borrower to request, and the obligations of the Lenders to make, Advances under this Agreement:

          (1) REPRESENTATIONS AND WARRANTIES. On the Effective Date and after giving effect to any Borrowings on such date, all representations and warranties of the Contingent Obligors contained herein or in any Transaction Document or otherwise made by it in writing pursuant to any of the provisions hereof or thereof shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date.

          (2) NO DEFAULTS. On the Effective Date and after giving effect to any Borrowings on such date, no Event of Early Termination, Event of Early Amortization, Default or Event of Default shall have occurred.

          (3) NOTES. The Borrower shall have duly executed and delivered, and each Lender shall have received, a Lender Note in accordance with SECTION 2.01(B).

          (4) SECURITY AGREEMENT, RCCA AGREEMENT, ETC. The parties thereto shall have duly entered into the Security Agreement, the Subordination Agreement and the RCCA Agreement, each in form and substance satisfactory to the Administrative Agent and each Lender; the

Administrative Agent shall have received an executed copy thereof; and each Lender shall have received a true and correct copy thereof.

          (5) FINANCING STATEMENTS, ETC. The Administrative Agent shall have received evidence reasonably satisfactory to it that proper financing statements duly executed by the Borrower, describing the Borrower Collateral and naming the Borrower as debtor and the Lender Collateral Agent, on behalf of the Secured Parties, as secured party, or other similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, the Lender Collateral Agent, or any Lender, desirable under the Uniform Commercial Code of all appropriate jurisdictions or any comparable law to perfect the security interest granted under the Security Agreement in the Borrower Collateral, have been delivered and, if appropriate, have been duly filed or recorded and that all filing fees, taxes or other amounts required to be paid in connection therewith have been paid. The Administrative Agent shall have received evidence reasonably satisfactory to it that proper financing statements duly executed by the Borrower, describing the RCCA Collateral and naming the Borrower as debtor and the RCCA Agent, as secured party, or other similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent or any Lender, desirable under the Uniform Commercial Code of all appropriate jurisdictions or any comparable law to perfect the security interest granted under the RCCA Agreement in the RCCA Collateral, have been delivered and, if appropriate, have been duly filed or recorded and that all filing fees, taxes or other amounts required to be paid in connection therewith have been paid. The Certificate Pledge Agreement shall provide that Bank One is holding the certificates of beneficial interest in the Spread Account Depositor as agent of the Lender Collateral Agent in order to perfect by possession the security interest therein granted to the Lender Collateral Agent pursuant to the Security Agreement.

          (6) LIEN SEARCH REPORTS. The Administrative Agent shall have received certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Borrower or the Spread Account Depositor (in either case, under its present name and any previous name) as debtor and which are filed in the jurisdictions in which the statements referred to in SECTION 3.01(e) were or are to be filed, together with copies of such financing statements (none of which, other than financing statements naming the collateral agent specified in the Spread Account Agreement for the benefit of the applicable Designated Series Insurers and the related secured parties or evidencing Permitted Liens, shall cover any of the Borrower Collateral or the RCCA Collateral).

          (7) CREDIT SUPPORT AGREEMENT. Credit Suisse First Boston, New York Branch, as agent, shall have entered into a Credit Support Agreement on behalf of the Conduit Lenders, and the Liquidity Lenders with respect to the Advances proposed to be made hereunder and each company providing credit support thereunder (each a "CREDIT SUPPORT PROVIDER") shall have acknowledged that all conditions precedent to its provision of credit support under such agreement shall have been satisfied.

          (8) OTHER TRANSACTION DOCUMENTS. Each other Transaction Document not otherwise referred to in this SECTION 3.01 shall have been duly executed and delivered by the parties thereto; each Lender shall have received an executed copy of the Fee Letter and the Administrative Agent shall have received a copy of each such other Transaction Document.

          (9) EXPENSES. The Borrower shall have paid all reasonable and appropriately invoiced costs and expenses of the Administrative Agent, the RCCA Agent, the Credit Support Providers and the Lender Collateral Agent payable by the Borrower in connection with the transactions contemplated hereby including without limitation all costs and expenses associated with the negotiation and execution of the Credit Support Agreement; PROVIDED HOWEVER the aggregate amount of fees of counsel to the Administrative Agent shall not exceed the amount set forth in the Fee Letter.

          (10) OTHER DOCUMENTS. The Administrative Agent and each Lender shall have received the following, each dated as of the Effective Date or as otherwise permitted below:

                 (1) A certificate of the Secretary of State of Nevada dated on or within 20 Business Days prior to the Effective Date as to the legal existence and good standing of the Borrower, together with a copy of the Borrower's certificate of incorporation, certified as a true and correct copy by the secretary of the Borrower, each;

                 (2) A certificate of the Secretary of State of the applicable jurisdiction of incorporation of each Contingent Obligor as to the legal existence and good standing of such Contingent Obligor, together with a copy of such Contingent Obligor's certificate of incorporation, certified as a true and correct copy by such Secretary of State, each dated on or within 20 Business Days prior to the Effective Date;

                 (3) A certificate of the Secretary of State of Delaware as to the legal existence and good standing of the Spread Account Depositor, together with a copy of the Spread Account Depositor's trust certificate, certified as a true and correct copy by such Secretary of State, each dated on or within 10 Business Days prior to the Effective Date;

                 (4) A certificate of an Authorized Officer of the Borrower, certifying (A) the names and true signatures of the Authorized Officers of the Borrower, (B) that the copy of the Bylaws of the Borrower attached thereto is a complete and correct copy and that such Bylaws have not been amended, modified or supplemented and are in full force and effect, and (C) that the copy of the resolutions of the Board of Directors of the Borrower approving the transactions contemplated by the Transaction Documents is a complete and correct copy and that such resolutions are in full force and effect and are the only resolutions relating to the matters contemplated by the Transaction Documents;

                 (5) A certificate of an Authorized Officer of the Borrower, certifying that (i) the copies of the unaudited balance sheet of the Borrower for its fiscal year ended June 30, 1999, and the related statements of income, shareholders' equity and cash flows for such fiscal year attached to such certificate are complete, true and correct and have been prepared in accordance with GAAP consistently applied and present fairly the financial position of the Borrower as of such date and the results of its operations for such period, and (ii) there have been no changes since the end of the fiscal year ended June 30, 1999 in the assets, liabilities, financial condition, operations, business or prospects of the Borrower, other than changes in the ordinary course of business the effect of which have not, in the aggregate, been materially adverse to the Borrower;

                 (6) A certificate of an Authorized Officer of each Contingent Obligor, certifying (A) the names and true signatures of the Authorized Officers of such Contingent Obligor, (B) that the copy of the Bylaws of such Contingent Obligor attached thereto is a complete and correct copy and that such Bylaws have not been amended, modified or supplemented and are in full force and effect, and (C) that the copy of the resolutions of the Board of Directors of such Contingent Obligor approving the transactions contemplated by the Transaction Documents is a complete and correct copy and that such resolutions are in full force and effect and are the only resolutions relating to the matters contemplated by the Transaction Documents;

                 (7) A certificate of an Authorized Officer of the Spread Account Depositor, certifying (A) the names and true signatures of the Authorized Officers of the Spread Account Depositor and (B) that the copy of the trust agreement of the Spread Account Depositor attached thereto is a complete and correct copy and that such trust agreement has not been amended, modified or supplemented and is in full force and effect;

                 (8) (A) A certificate from an Authorized Officer of ACC certifying that (i) the copies of the audited consolidated balance sheet of ACC for its fiscal year ended June 30, 1999, and the related consolidated statements of income, shareholders' equity and cash flow for such fiscal year attached to such certificate are complete, true and correct and have been prepared in accordance with GAAP consistently applied and present fairly, on a consolidated basis, the financial position of ACC and its Subsidiaries (including the Borrower) as of such date and the results of their operations for such period, and (ii) there have been no changes since the end of the fiscal year ended on June 30, 1999 in the assets, liabilities, financial condition, operations, business or prospects of ACC or its Subsidiaries, other than changes in the ordinary course of business the effect of which have not, in the aggregate, been materially adverse to ACC and its Subsidiaries, together with (B) the Accountant's Report and Procedures Report for the fiscal year ended June 30, 1999, each of which shall be addressed to the Administrative Agent or accompanied by a letter permitting the Administrative Agent to rely thereon;

                 (9) Certificates of the Secretary of State of Texas and, except in the case of ACC, of the Secretary of State of its jurisdiction of incorporation as to the qualification of the Borrower and each of the Contingent Obligors to do business, and the good standing thereof, in such jurisdiction and, except in the case of the Borrower, Texas, each dated on or within 20 Business Days prior to the Closing Date;

                 (10) Certificates of Authorized Officers of the Borrower and the Contingent Obligors to the effect that the conditions set forth in SECTIONS 3.01(a) and 3.01(b) have been satisfied;

                 (11) A certificate from each party (other than the Borrower and the Lenders), in form and substance satisfactory to the Administrative Agent, covering its due execution and delivery of the Transaction Documents to which it is a party and the other documents executed by it in connection herewith and therewith and the incumbency and specimen signatures of its officers executing such documents;

                 (12) Opinions of Dewey Ballantine, Richards Layton & Finger and Chris Choate, Esq., counsel for the Borrower, the Spread Account Depositor and the Contingent Obligors, dated the Closing Date and addressed to, and reasonably satisfactory in form and substance to, the Administrative Agent, the Lender Collateral Agent, each Lender and each Credit Support Provider;

                 (13) An irrevocable letter of direction from the Borrower and Spread Account Depositor to each Senior Lien Holder (as defined in the Subordination Agreement) instructing such Senior Lien Holder to pay all amounts otherwise payable to the Borrower or Spread Account Depositor to the Lender Collateral Agent, identifying the Lender Collateral Agent as a third party beneficiary with the right to enforce such instructions, and acknowledged and agreed to by such Senior Lien Holder; and

                 (14) Such other documents, instruments, opinions and certificates and completion of such other matters, as the Administrative Agent may reasonably deem necessary or desirable.

          SECTION 3.2 CONDITIONS PRECEDENT TO BORROWINGS, CONVERSIONS AND CONTINUATIONS.

          (1) The obligation of each Lender to Convert and Advance or Continue any Advance shall be subject to the condition precedent that on the date of such Conversion or Continuation no Event of Default has occurred and is continuing.

          (2) The obligation of each Lender to make any Advance as a part of any Borrowing (other than as a result of a Conversion or Continuation) shall be subject to the further conditions precedent that:

                 (1) The Administrative Agent shall have timely received a properly completed Notice of Borrowing, executed by an Authorized Officer of the Borrower;

                 (2) The Administrative Agent shall have received an Officer's Certificate of ACFS and ACC stating that on the Borrowing Date and after giving effect to the Borrowing on that date, all representations and warranties of the Contingent Obligors contained herein or in any Transaction Document or otherwise made by them in writing pursuant to any of the provisions hereof or thereof are true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such date;

                 (3) The Administrative Agent shall have received an Officer's Certificate of ACFS and ACC stating that on the Borrowing Date and after giving effect to the Borrowing on that date, no Event of Early Termination, Event of Early Amortization, condition, event or act which with notice or lapse of time or both will become an Event of Early Termination, Event of Early Amortization, Default or Event of Default has occurred and is continuing and that there has been no change to the underwriting or servicing standards of ACFS which could cause the related Series to perform materially more poorly (without giving effect to the credit enhancement for such Series) or to have a materially longer term than Series 1999-B;

                 (4) The Administrative Agent shall have received an Officer's Certificate of ACFS and ACC stating that the RCCA Deposit proposed to be funded with the proceeds of such Borrowing relates to a Designated Series.

                 (5) On or before the date of such Borrowing, the Administrative Agent shall have received satisfactory evidence of the establishment and continued existence of each of the Spread Account and the RCCA relating to the relevant Designated Series and the Administrative Agent shall have received an Officer's Certificate of the Borrower stating that the aggregate amount the Borrower or the Spread Account Depositor has deposited or will cause to be deposited in cash before 12:00 noon on such date into such Spread Account is not less than an amount (the "REQUIRED SPREAD ACCOUNT DEPOSIT") equal to the product of the initial aggregate principal amount of the securities constituting the relevant Designated Series times the greater of (i) the Minimum Spread Account Percentage and
     (ii) the percentage necessary to cause the Loss Coverage Ratio, after giving effect to the Initial Spread Account Deposit, to be equal to or greater than the Required Loss Coverage Ratio.

                 (6) The Administrative Agent shall have received an Officer's Certificate of ACFS and ACC stating (a) that the Lender Collateral Agent has a perfected security interest in the Borrower Collateral, and there shall be no other security interests or Liens on the Borrower Collateral other than Permitted Liens and (b) that the RCCA Agent has a perfected security interest in the RCCA Collateral, including all proceeds (to the extent payable to the Borrower) of the RCCA into which the proceeds of such Borrowing shall be deposited, and there shall be no other security interests or Liens on the RCCA Collateral, including such RCCA proceeds, other than Permitted Liens;




                                       -26

                 (7) The Designated Series shall be insured by FSA and FSA's credit risk shall have been rated on a stand-alone basis at least Baa3/BBB-by Moody's and S&P, respectively;

                 (8) The Administrative Agent shall have received an Officer's Certificate of the Borrower stating that ACFS or another Person approved in writing by the Administrative Agent is the servicer for the Designated Series;

                 (9) ACFS shall have delivered a certificate to the Administrative Agent certifying that as of the relevant Borrowing Date, each of the relevant Series Transaction Documents is in full force and effect, no party to any such document is in default of its obligations thereunder, and all of the representations and warranties of the Borrower set forth in such Series Transaction Documents are true and correct;

                 (10) No Credit Support Default or Credit Support Ratings Event shall have occurred and no Credit Support Provider shall have contested the Credit Support Agreement, unless, in any such case, the related Credit Support Provider shall have been replaced;

                 (11) The Administrative Agent shall have received an Officer's Certificate of ACFS and ACC stating that there shall have been no changes in the assets, liabilities, financial condition, operations, business or prospects of the Borrower or any of the Contingent Obligors which may have a Material Adverse Effect, including without limitation the performance of the receivables owned or serviced by any such party;

                 (12) At least six Business Days prior to the date a Series with respect to which an RCCA Deposit will be funded through Borrowings under this Agreement is priced, ACFS and ACC shall provide to the Administrative Agent an Officer's Certificate certifying each of the following:

                 (A) The information with respect to such Series described under "Collateral Characteristics" on Annex I; and

                 (B) the most recent copy of the rating agency presentation relating to such Series.

                 (13) On the date a Series with respect to which an RCCA Deposit will be funded through Borrowings under this Agreement is priced, ACFS and ACC shall provide to the Administrative Agent an Officer's Certificate certifying each of the following:

                 (A) The relevant Series Transaction Documents are substantially in the form of those documents listed on Exhibit F (except that (I) such Series Transaction Documents shall provide that the Facility Fees with respect to the Borrowings used to fund the related RCCA, up to an amount equal to the Facility Fee Rate per annum on the outstanding related Borrowing, shall be payable pursuant thereto with the same priority as the payment of the premiums due to the Designated Series Insurer and (II) the "Accelerated Payment Termination Date" may be as set forth in Section 5.02(k)(i)(C)), the differences between the terms of such Series Transaction Document and the form of those documents listed on Exhibit F hereto shall not result in a Material Adverse Effect, and the copy of the preliminary offering document attached to such Officer's Certificate was the preliminary offering document used in connection with such pricing and is a true, correct and complete copy of such document;

                 (B) The interest rate(s) on the Series, including any interest rate cap rate included or effectively included in the Series Transaction Documents;

                 (C) Attached to such Officer's Certificate are (i) a draft of the supplement to the Spread Account Agreement to be included in the Series Transaction Documents and (ii) the most recent copy of the rating agency presentation relating to such Series; and

                 (D) The "Accelerated Payment Termination Date" (as defined in the Spread Account Agreement) with respect to such Series shall not occur later than 400 days from the date such Series shall have been issued,

                 (14) At least two Business Days prior to the funding of an RCCA Deposit of any Series through Borrowings under this Agreement, ACFS and ACC shall provide to the Administrative Agent an Officer's Certificate certifying each of the following:

                 (A) The relevant Series Transaction Documents are substantially in the form of those documents listed on Exhibit F (except that (I) such Series Transaction Documents shall provide that the Facility Fees with respect to the Borrowings used to fund the related RCCA, up to an amount equal to the Facility Fee Rate per annum on the outstanding related Borrowing, shall be payable pursuant thereto with the same priority as the payment of the premiums due to the Designated Series Insurer and (II) the "Accelerated Payment Termination Date" may be as set forth in Section 5.02(k)(i)(C)) and the differences between the terms of such Series Transaction Document and the form of those documents listed on Exhibit F hereto shall not result in a Material Adverse Effect; and

                 (B) Attached to such Officer's Certificate is a draft of the letter (which shall be so attached), addressed to the Administrative Agent on behalf of the Lenders and Assignees, from a firm of nationally recognized independent certified public accountants which has performed diligence on the loan documentation relating to such Series for the underwriters of such Series, stating with at least 95% confidence that, based on their review of a representative sample of the relevant loan files, such loan documentation contains all necessary promissory notes and agreements evidencing such loans.

                 (15) On the date an RCCA Deposit is funded through Borrowings under this Agreement, ACFS and ACC shall provide to the Administrative Agent an Officer's Certificate certifying each of the following:

                 (A) The relevant Series Transaction Documents are substantially in the form of those documents listed on as Exhibit F (except that (I) such Series Transaction Documents shall provide that the Facility Fees with respect to the Borrowings used to fund the related RCCA, up to an amount equal to the Facility Fee Rate per annum on the outstanding related Borrowing, shall be payable pursuant thereto with the same priority as the payment of the premiums due to the Designated Series Insurer and (II) the "Accelerated Payment Termination Date" may be as set forth in Section 5.02(k)(i)(C)), the differences between the terms of such Series Transaction Document and the form of those documents listed on Exhibit F hereto shall not result in a Material Adverse Effect.

                 (B) Attached to such Officer's Certificate are (i) an executed original of the letter (which shall be so attached) referred to in paragraph (xiii)(B) above and (ii) copies of the legal opinions delivered in connection with the closing of such Series together with letters permitting the Administrative Agent on behalf of the Lenders and Assignees to rely on such opinions.

                 (16) The Administrative Agent shall have received an irrevocable letter of direction from the Borrower and the Spread Account Depositor to the trustee party to the related supplement to the Spread Account Agreement instructing such trustee to pay all amounts otherwise payable to the Borrower or the Spread Account Depositor to the Lender Collateral Agent and identifying the Lender Collateral Agent as a third party beneficiary with the right to enforce such instructions, which letter shall have been acknowledged and agreed to by such trustee.

                 (17) The Administrative Agent shall have received lien search reports confirming the information set forth in the documents previously delivered pursuant to Section 3.01(f).

                 (18) The supplements to the Spread Account Agreement with respect to Series 1996-D, Series 1997-A and Series 1997-B shall have been amended so that the Insurance Agreements Events of Default relating to cumulative defaults and cumulative net losses are no more restrictive than the related Trigger Events.

                 (19) The Administrative Agent shall have received such other documents, instruments, opinions, certificates as the Administrative Agent may reasonably deem necessary or desirable.

          SECTION 3.3 SPECIAL CONDITIONS TO ADVANCES UNDER LIQUIDITY COMMITMENTS. In addition to the conditions set forth in SECTIONS 3.01 and 3.02 above, it shall be a condition precedent to the obligation of any Liquidity Lender to make an Advance pursuant to SECTION 2.02(e) or 2.02(g) in respect of a Conduit Lender that no Insolvency Event shall have occurred with respect to such Conduit Lender.

          SECTION 3.4 SPECIAL WAIVER OF CONDITIONS REGARDING INITIAL BORROWING. In connection with the Borrowing to fund the RCCA for Series 1999-D, the Lenders hereby waive the time periods for delivery of the documents required to be delivered pursuant to Sections 3.02(b)(xii), (xiii), and (xiv).


ARTICLE 4
                            REPRESENTATIONS AND WARRANTIES

          SECTION 4.1 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE BORROWER. Each Contingent Obligor represents and warrants as follows on the date of this Agreement, the Effective Date and the date that any Advance is made, Continued or Converted, in each case, with reference to the facts and circumstances then existing:

          (1) ORGANIZATION AND GOOD STANDING. The Borrower has been duly organized and is validly existing as a corporation under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

          (2) DUE QUALIFICATION. The Borrower is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its properties or the conduct of its business requires such qualification.
          (1)

          (3) POWER AND AUTHORITY. The Borrower has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; the Borrower has full power and authority to grant to the Lender Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in the Borrower Collateral and has duly authorized such grant by all necessary corporate action; the Borrower has full power and authority to grant to the RCCA Agent a perfected security interest in the RCCA Collateral and has duly authorized such grant by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Borrower by all necessary corporate action.

          (4) SECURITY INTEREST; BINDING OBLIGATIONS. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered and create a valid perfected security interest in the Borrower Collateral in favor of the Lender Collateral Agent, on behalf of the Secured Parties, enforceable against the Borrower and creditors of and purchasers from the

Borrower; the RCCA Agreement creates a valid perfected security interest in the RCCA Collateral in favor of the RCCA Agent enforceable against the Borrower and creditors of and purchasers from the Borrower; and this Agreement and the other Transaction Documents to which it is a party constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (5) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Borrower is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which the Borrower is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which the Borrower is bound or any of the Borrower's properties are subject, or result in the creation or imposition of any Lien upon any of the Borrower's properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Borrower of any Governmental Authority having jurisdiction over the Borrower or any of the Borrower's properties, or in any way adversely affect the Borrower's ability to perform the Borrower's obligations under this Agreement or the other Transaction Documents to which the Borrower is a party.

          (6) NO PROCEEDINGS. There are no proceedings or investigations pending or, to such Contingent Obligor's knowledge, threatened against the Borrower, before any court or other Governmental Authority having jurisdiction over the Borrower or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents,
(D) involving the Borrower, the Spread Account Depositor, the Spread Accounts for Designated Series, other Borrower Collateral, the RCCAs or other RCCA Collateral, or (E) that could have a Material Adverse Effect.

          (7) NO CONSENTS. The Borrower is not required to obtain the consent of any other Person which has not been obtained, or any consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

          (8)    USE OF PROCEEDS.  All proceeds of any Borrowing shall be
used to fund an RCCA.   No part of the proceeds of the Borrowings will be
used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

          (9) CHIEF EXECUTIVE OFFICE. The chief executive office of the Borrower is located at 639 Isbell Road, Suite 390, Reno, Nevada 89509.

          (10) SOLVENCY. The Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. The Borrower, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have adequate funds to conduct its business in the foreseeable future.

          (11) COMPLIANCE WITH LAWS. The Borrower has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties, each Designated Series, each RCCA, all RCCA Collateral and all Borrower Collateral.

          (12) TAXES. The Borrower has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Borrower. No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due at or prior to the Effective Date and each Borrowing Date.

          (13) NO LIENS, ETC. The Borrower Collateral is and will be owned by the Borrower free and clear of any Lien or restrictions on transferability (other than Permitted Liens) and the Borrower has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the RCCA Agent will have acquired a perfected and valid security interest in the related RCCA Collateral, free and clear of any Lien or restrictions on transferability.
No effective financing statement or other instrument similar in effect covering all or any part of the Borrower Collateral or the RCCA Collateral is on file in any recording office, except such as may have been filed in favor of the Lender Collateral Agent pursuant to the Security Agreement, such as may have been filed in favor of the RCCA Agent pursuant to the RCCA Agreement or such as may have been filed in favor of the collateral agent specified in the Spread Account for the benefit of the applicable Designated Series Insurers and the related secured parties.

          (14) INFORMATION TRUE AND CORRECT. All information heretofore or hereafter furnished by or on behalf of the Borrower, the Spread Account Depositor or any Contingent Obligor to any Lender or the Administrative Agent in connection with this Agreement or any Transaction Document or any transaction contemplated hereby or thereby is and will be true and complete in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

          (15) ERISA COMPLIANCE. The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) to the Pension Benefit Guaranty Corporation (or any successor thereto) under ERISA.

          (16) FINANCIAL OR OTHER CONDITION. There has been no event which may have a Material Adverse Effect, including any event which may, currently or with the passage of time, materially reduce the amount on deposit in the Spread Accounts or RCCAs relating to Designated Series or adversely impact the interest of the Borrower or the Spread Account Depositor in such Spread Accounts or RCCAs.

          (17) INVESTMENT COMPANY STATUS. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act

          (18) NO TRADE NAMES. The Borrower has no trade names, fictitious names, assumed names or "doing business as" names.

          (19) SEPARATE EXISTENCE. The Borrower is operated as an entity with assets and liabilities distinct from those of any of the Contingent Obligors and any other Affiliates of the Borrower, and such Contingent Obligor hereby acknowledges that the Administrative Agent and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower's identity as a separate legal entity from each of the Contingent Obligors and each such Affiliate. There is not now, nor will there be at any time in the future, any agreement or understanding between the Borrower and any other Person providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges other than the management services agreement dated as of January 1, 1999 and the tax sharing agreement dated as of December 22, 1994.

          (20) BUSINESS OF THE BORROWER. The Borrower engages exclusively in the business of acquiring pools of receivables and/or payment obligations from its Affiliates and transferring such assets to various trusts which issue various Series related to such pools of receivables and/or payment obligations, and such other activities as may be incidental to or reasonably necessary and appropriate in connection with the conduct of the foregoing.

          (21) INVESTMENTS. The Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than an equity interest in the Spread Account Depositor.

          (22) REPRESENTATION AND WARRANTIES TRUE AND CORRECT. Each of the representations and warranties of the Borrower contained in the Transaction Documents is true and correct in all material respects.

          (23) SERIES TRANSACTION DOCUMENTS RELATING TO DESIGNATED SERIES. As of the relevant Borrowing Date, each of the Series Transaction Documents relating to Designated Series (including Designated Series whose RCCAs were funded by earlier Borrowings which Borrowings have not been repaid in full), is in full force and effect, no party to any such document is in default of its obligations thereunder, and all of the representations and warranties of the Borrower set forth in such Series Transaction Documents are true and correct (except to the extent such representations and warranties specifically relate to an earlier date, then such representations and warranties shall be true and correct as of such earlier date). ACFS shall have furnished to the Administrative Agent true, correct and complete copies of the Series Transaction Documents relating to each of the Designated Series, each of which document shall be in full force and effect and shall furnish to the Administrative Agent all amendments to such documents permitted hereunder which may be entered into from time to time. The information set forth on Annex II and Annex III is complete and correct as of the date hereof. As of the Closing Date, the "Accelerated Payment Termination Date" (as defined in the Spread Account Agreement) has occurred with respect to all outstanding Series except Series 1998-B, Series 1998-C, Series 1999-A, Series 1999-B and Series 1999-C. The "Accelerated Payment Termination Date" with respect to Series 1999-A, Series 1999-B and Series 1999-C is currently anticipated to occur on the "Final Scheduled Distribution Date" for the Class A-1 Notes of each such Series, which dates will occur in March 2000, June 2000 and September 2000, respectively. The "Accelerated Payment Termination Date" with respect to Series 1998-B and Series 1998-C will occur when the OC Level (as defined in the related Underlying Transactions Documents) reaches 10%. Each Underlying Trustee has a perfected security interest in the property of the related Underlying Trust, subject to no other security interests or Liens. Each Underlying Transactions Documents is in full force and effect, no party to any such document is in default of its obligations thereunder, and all of the representations and warranties of the Borrower set forth in such Underlying Transactions Documents are true and correct. Each letter from a firm of nationally recognized independent certified public accountants which has performed diligence on the loan documentation relating to Underlying Transactions for the underwriters of the related Series has been delivered to the Agent and each copy so delivered is true and correct.

          (24) YEAR 2000 COMPLIANCE. All computer hardware and software information systems owned by it or made available to it by the Designated Series Servicer or any of its Affiliates ("INFORMATION SYSTEMS"), are Year 2000 Complaint. For purposes of this paragraph, "Year 2000 Compliant" means that the Information Systems shall be able to operate and perform date sensitive functions before, on, and after December 31, 1999.

          (25) FINANCIAL STATEMENTS. (i) The copies of (a) the unaudited balance sheets of the Borrower, ACFS and AMC for their respective fiscal year ended June 30, 1999, and the related statements of income, shareholders' equity and cash flows for such fiscal years, and (b) the audited consolidated balance sheet of ACC for its fiscal year ended on June 30, 1999, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year provided to the Lenders, are complete, true and correct and have been prepared in accordance with GAAP consistently applied and present fairly the financial position of such Persons as of such date and the results of their operations for such periods, and (ii) the copies of the Accountant's Report and Procedures Letter for the fiscal year ended on June 30, 1999 are true and correct.

          SECTION 4.2 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SPREAD ACCOUNT DEPOSITOR. Each Contingent Obligor represents and warrants as follows on the date of this Agreement, the Effective Date and the date that any Advance is made, Continued or Converted, in each case, with reference to the facts and circumstances then existing:

          (1) ORGANIZATION AND GOOD STANDING. The Spread Account Depositor has been duly organized and is validly existing as a business trust under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

          (2) DUE QUALIFICATION. The Spread Account Depositor is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its properties or the conduct of its business requires such qualification.

          (3) POWER AND AUTHORITY. The Spread Account Depositor has the power and authority to execute and deliver the acknowledgment to the Security Agreement to which it is a party and to carry out its terms.

          (4) COMPLIANCE WITH LAWS. The Spread Account Depositor has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties, each Designated Series, and each Spread Account.

          (5) TAXES. The Spread Account Depositor has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the
Spread Account Depositor.   No tax lien or similar adverse claim has been
filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge.

          (6) NO LIENS, ETC. The Spread Accounts are and will be owned by the Spread Account Depositor free and clear of any Lien or restrictions on transferability (other than Liens in favor of the collateral agent specified in the Spread Account Agreement for the benefit of the applicable Designated Series Insurers and the related secured parties and restrictions on transferability set forth in the Series Transaction Documents relating to each Designated Series) and the Spread Account Depositor has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein. No effective financing statement or other instrument similar in effect covering all or any part of the Spread Accounts is on file in any recording office, except such as may have been filed in favor of the collateral agent specified in the supplement to the Spread Account Agreement for the benefit of the applicable Designated Series Insurers and the related secured parties.

          (7) SEPARATE EXISTENCE. The Spread Account Depositor is operated as an entity with assets and liabilities distinct from those of the Borrower, any of the Contingent Obligors and any other Affiliates of the Borrower, and the Borrower and the Contingent Obligors hereby acknowledge that the Administrative Agent and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Spread Account Depositor's identity as a separate legal entity from each of the Borrower, the Contingent Obligors and each such Affiliate. There is not now, nor will there be at any time in the future, any agreement or understanding between the Spread Account Depositor and any other Person providing for the allocation or sharing of obligations to make payments or otherwise in respect of any taxes, fees, assessments or other governmental charges other than the management services agreement dated as of January 1, 1999 and the tax sharing agreement dated as of December 22, 1994.

          (8) BUSINESS OF THE SPREAD ACCOUNT DEPOSITOR. The Spread Account Depositor engages exclusively in the business of depositing funds in, and holding the rights to, the Spread Accounts.

          (9) INVESTMENTS. The Spread Account Depositor does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than equity interests in the Issuers of the Series.

          SECTION 4.3 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO EACH CONTINGENT OBLIGOR. Each Contingent Obligor represents and warrants as follows on the date of this Agreement, the Effective Date and the date that any Advance is made, Continued or Converted, in each case, with reference to the facts and circumstances then existing:

          (1) ORGANIZATION AND GOOD STANDING. It has been duly organized and is validly existing as a business trust under the laws of the jurisdiction of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

          (2) DUE QUALIFICATION. It is duly qualified to do business as a foreign entity in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its properties or the conduct of its business requires such qualification.

          (3) POWER AND AUTHORITY. It has the power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out their respective terms.

          (4) COMPLIANCE WITH LAWS. It has complied and will comply in all material respects with all applicable laws, rules, regulations, judgments, agreements, decrees and orders with respect to its business and properties.

          (5) TAXES. It has filed on a timely basis all tax returns (including, without limitation, foreign, federal, state, local and otherwise) required to be filed, is not liable for taxes payable by any other Person and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from it.
 No tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such tax, assessment or other governmental charge.

          SECTION 4.4 LIMITED REMEDIES AND RECOURSE FOR BREACH. The Administrative Agent, the Lender Collateral Agent and each of the Lenders acknowledges and agrees that the representations and warranties in this
Article IV are representations and warranties of the Contingent Obligors only and that the only recourse available to the Administrative Agent, the Lender Collateral Agent and the Lenders shall be to recover actual damages from the Contingent Obligors. The Administrative Agent, the Lender Collateral Agent and to each of the Lenders waives, to the fullest extent permitted by law, any right to specific performance and other equitable remedies in respect of any breach of the representations and warranties in this Article IV.

ARTICLE 5
                      COVENANTS OF WITH RESPECT TO THE BORROWER

          SECTION 5.1 AFFIRMATIVE COVENANTS. Until this Agreement shall have been terminated in accordance with its terms, all outstanding Advances (including principal, interest and fees) shall have been repaid to the Lenders and all Commitments of the Lenders shall have been terminated, ACFS agrees that it will:

          (1) REPORTING REQUIREMENTS. Furnish to the Administrative Agent and each Lender and, with respect to each document delivered after December 31, 1999, each Credit Support Provider:

                 (1) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower and ACC, balance sheets of the Borrower and ACC (which in the case of ACC shall be consolidated), for the fiscal quarter of such Person most recently ended, and the related statements of income, shareholders' equity and cash flows for such fiscal quarter and for the period beginning with the end of the fiscal year most recently ended and ending at the end of such quarter, prepared in accordance with GAAP consistently applied and certified by an Authorized Officer of the Borrower or ACC, as the case may be; plus, with respect to ACC, a certificate from an Authorized Officer of ACFS certifying the percentage of total delinquencies and repossessed assets in ACFS's serviced portfolio as of the end of such quarter, together with back-up financial information with respect thereto as reasonably requested by the Administrative Agent;

                 (2) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower and ACC, copies of the balance sheets of the Borrower and ACC, as applicable, for the fiscal year most recently ended, and the related statements of income, shareholders' equity and cash flows for such fiscal year, prepared in accordance with

     GAAP consistently applied and certified by an Authorized Officer of the Borrower or ACC, as the case may be;

                 (3) as soon as available and in any event within 95 days after the end of each fiscal year of ACC, copies of the consolidated balance sheet of ACC for the fiscal year most recently ended, and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, prepared in accordance with GAAP consistently applied together with a letter (the "ACCOUNTANTS' REPORT") from a firm of independent certified public accountants selected by ACC and acceptable to the Administrative Agent (the "INDEPENDENT ACCOUNTANTS"), which letter shall be addressed to the Administrative Agent, to the effect that such firm has audited the books and records of ACC, in which the Borrower, ACFS and AMC are included as consolidated Subsidiaries, and issued its report thereon in connection with the audit report on the consolidated financial statements of ACC for such fiscal year most recently completed, and that
     (a) such audit was made in accordance with GAAP, and accordingly included such test of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (b) based on such audit, such consolidated financial statements for such fiscal year present fairly, in all material respects, the consolidated financial position of ACC and its Subsidiaries as the end of such fiscal year and the result of its operations and its cash flows for such fiscal year in accordance with GAAP; (c) during such audit, such firm did not note any events, facts, circumstances, or procedures which would lead it to conclude that the unaudited balance sheets of the Borrower, ACFS or AMC (together with the related statements of income, shareholders' equity, cash flows) may not accurately reflect the financial position of such Persons as of such dates and periods; and (d) the firm is independent of ACC and each of its Subsidiaries within the meaning of the Code of Professional Ethics of the
     American Institute of Certified Public Accountants.   In addition, as soon
     as available and in any event within 120 days after the end of each fiscal year of ACC, the Administrative Agent shall be provided with a report (the "PROCEDURES REPORT") on the application of agreed upon procedures to three randomly selected servicer certificates of ACFS as servicer delivered during the fiscal year most recently completed in connection with the outstanding Series for which it acts as servicer (which must be Designated Series, to the extent possible, following the initial Borrowing Date), including the delinquency, default and loss statistics required to be specified therein and noting whether any exceptions or errors in such servicer certificates were found.

                 (4) together with the financial statements and reports described in (i), (ii) or (iii) above, a certificate of an Authorized Officer of the applicable Person (in the case of information concerning the Borrower, such certificate shall be provided by an Authorized Officer of
     ACFS) confirming the absence of any Event of Early Termination, Event of Early Amortization, Default or Event of Default as of such date and as of the date of such certificate;

                 (5) promptly upon the same becoming available to the Borrower or ACC, a copy of each material report, notice, certificate, statement, letter or other communication relating to the Designated Series, including, without limitation, each annual accountants' report relating to the servicer's certificates for any Designated Series required to be delivered under the terms of the related Series
     Transaction Documents (together with a letter permitting the Administrative Agent on behalf of the Lenders and Assignees to rely on such report), each monthly servicer report and any communication required to be delivered to the holders of any of the Designated Series or any Rating Agency (or any other similar entity) rating any of the Designated Series;

                 (6) as soon as available and in any event within 10 days after the end of each month, a collateral summary report with respect to all Series then outstanding, in form and substance acceptable to the Administrative Agent;

                 (7) as soon as available and in any event within 10 days after the end of each month, a report on the compliance of the Borrower with the trigger events and events of default set forth in the agreements pursuant to which the Designated Series Insurers have insured the Designated Series, and promptly (and in no event later than 3 days) following the occurrence of any default under any such agreement, notice of such default (with a copy to the Lender Collateral Agent); and

                 (8) any other financial information relating to the Borrower, the Spread Account Depositor, any of the Contingent Obligors, any of the Designated Series Servicers, any of the Designated Series or any Spread Accounts or RCCAs relating to any Designated Series as shall be reasonably requested by the Administrative Agent or any Lender.

          (2) OTHER CERTIFICATES AND INFORMATION. Furnish to the Administrative Agent and each Lender and, with respect to each certificate or document delivered after December 31, 1999, each Credit Support Provider:

                 (1) Immediately after the Borrower knows of the occurrence of any Event of Early Termination, Event of Early Amortization, Event of Default or any event or condition which with the giving of notice or lapse of time, or both, would constitute an Event of Early Termination, Event of Early Amortization or Event of Default, a certificate of an Authorized Officer of ACFS specifying the nature of such event or condition and the action which the Borrower has taken and/or proposes to take with respect thereto (with a copy to the Lender Collateral Agent);

                 (2) Prompt written notice of the occurrence of any default or event of default under any of the Series Transaction Documents relating to any of the Designated Series, including any amortization events, facility termination events, servicer termination events, which notice shall be given not later than the Business Day following the occurrence thereof and which notice shall (A) specify the nature thereof, and (B) be accompanied by copies of all notices delivered to any party to any of the Series Transaction Documents relating to any Designated Series or holder of any Designated Series with respect thereto to the extent not delivered pursuant to any other provision of this Agreement;

                 (3) Prompt written notice if (A) any Debt by the Borrower or Spread Account Depositor in excess of $100,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (B) a payment or other default shall have occurred under or with respect to any other Debt (other than the Lender Notes) in excess of $100,000 or the holder of any such Debt has the right to declare any such Debt due and payable prior to its stated maturity as a result of such default, (C) any drawing has been made under any insurance policy issued by any insurer of any Series which insurance policy relates to such Series; or
     (D) any drawing has been made under any Spread Account relating to any Series with respect to which the cumulative outstanding drawings from such Spread Account exceed $250,000;

                 (4) Prompt written notice if (A) any citation, summons, subpoena, order to show cause or other order naming the Borrower, or any Designated Series Servicer or any Contingent Obligor a party to any proceeding before any Governmental Authority which related in any way to any Transaction Document, or any Designated Series, could reasonably be expected to have a Material Adverse Effect or calls into question the validity or enforceability of any of the Transaction Documents or any Series Transaction Documents relating to any Designated Series, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (B) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower, or any Designated Series Servicer or any Contingent Obligor by any Governmental Authority, the lapse or termination of which could reasonably be expected to result in a Material Adverse Effect, (C) any refusal by any Governmental Authority or any other Person to renew or extend any such material license, permit, franchise or other authorization with respect to which such refusal could reasonably be expected to result in a Material Adverse Effect and (D) any dispute between the Borrower, or any Designated Series Servicer or any Contingent Obligor and any Person, which dispute could reasonably be expected to have a Material Adverse Effect;

                 (5) Prompt written notice of any change or publicly announced consideration of any change by any Rating Agency in the rating of the unsecured debt of any of the Contingent Obligors that would give rise to an Event of Early Termination or Event of Early Amortization, or the rating of any of the Designated Series; and

                 (6) Promptly furnish such other information and financial data as the Administrative Agent or any Lender may reasonably request.

          (3) PRESERVATION OF CORPORATE EXISTENCE AND SEPARATE EXISTENCE. ACFS shall cause the Borrower to do or cause to be done, and cause the Spread Account Depositor to do or cause to be done, all things necessary on its part to preserve and keep in full force and effect its existence and good standing as a corporation or business trust, as applicable, under the laws of the jurisdiction of its incorporation or establishment, as applicable. ACFS will cause the Borrower and the Spread Account Depositor to comply fully with the Underlying Transaction Documents to which each of them is a party so as to maintain each of the Borrower's identity and the Spread Account Depositor's identity as a separate legal entity from its Affiliates and to make it manifest to third parties that each of the Borrower and the Spread Account Depositor is an entity with assets and liabilities distinct from its Affiliates.

          (4) COMPLIANCE WITH LAWS. ACFS shall cause the Borrower and the Spread Account Depositor to comply with all applicable laws, rules and regulations and orders of any Governmental Authority, the noncompliance with which could have a Material Adverse Effect and, without limiting the generality of the foregoing, comply with all applicable laws, rules and regulations and orders of any Governmental Authority regarding the use of the proceeds of the Borrowings and the Designated Series, including the provisions of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended.

          (5) PAYMENT OF TAXES. ACFS shall cause the Borrower and the Spread Account Depositor to pay and discharge promptly or cause to be paid and discharged promptly, all Taxes imposed upon each of them or upon their respective income or profits or upon any of their respective assets; PROVIDED that the payment of any such Tax shall not be required so long as the amount, applicability or validity thereof shall be contested in good faith by appropriate proceedings, the Borrower or the Spread Account Depositor, as the case may be, shall have set aside adequate cash reserves in respect thereof, and ACFS shall have given the Administrative Agent prompt notice of such contest.

          (6) PAYMENT OF DEBT AND PERFORMANCE OF OBLIGATIONS. ACFS shall cause the Borrower and the Spread Account Depositor to pay and discharge when due all lawful Debt, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect or (ii) become a Lien upon any property of the Borrower or the Spread Account Depositor, as the case may be, other than a Permitted Lien, unless and to the extent only that the validity of such Debt, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or the Spread Account Depositor, as the case may be, and that any such contested Debt, obligations or claims shall not constitute or create a Lien upon property of the Borrower or the Spread Account Depositor, as the case may be, and provided further that ACFS shall give the Administrative Agent prompt notice of any such contest and shall have retained adequate cash reserves in respect thereof.

          (7) BOOKS AND RECORDS; VISITATION. ACFS shall cause the Borrower and the Spread Account Depositor to keep proper books of record and account in which complete, true and correct entries in conformity with GAAP and all requirements of law shall be made of all material dealings and transactions in relation to its business and activities; upon reasonable notice, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower or the Spread Account Depositor, as the case may be, or such other place where such books of record and accounts are kept and to discuss the operations and financial condition of the Borrower or the Spread Account Depositor, as the case may be, with the Authorized Officers thereof.

          (8) YEAR 2000 COMPLIANCE. An authorized Officer of ACFS shall certify that the Borrower has no Information Systems separate from the Information Systems of ACFS, that could be materially adversely affected through failure to be Year 2000 Compliant on a timely basis.

          (9) SERIES TRANSACTION DOCUMENTS. ACFS shall cause the Borrower to deliver 5 copies of all Series Transaction Documents relating to a Designated Series to the Administrative Agent promptly after the closing of such Series together with an Officer's Certificate of ACFS that such copies are true, correct and complete.

          (10) COMPLIANCE WITH TRANSACTION DOCUMENTS. ACFS shall cause the Borrower and the Spread Account Depositor to comply, in all respects, with the terms of the Transaction Documents to which each of them is a party, including without limitation but subject to the provisions of the Subordination Agreement and Article IX hereof, performing any and all additional actions reasonably required by the Administrative Agent to perfect or continue the perfection of the Lien on the Borrower Collateral or the RCCA Collateral.

          (11) COMPLIANCE WITH SERIES TRANSACTION DOCUMENTS. ACFS shall cause the Borrower and the Spread Account Depositor to comply in all respects, with the terms of the Series Transaction Documents to which each of them is a party relating to any Designated Series.

          (12) CONFORMITY OF ISSUED DESIGNATED SERIES TO RELEVANT SERIES TRANSACTION DOCUMENTS. ACFS shall cause the Borrower and the Spread Account Depositor to cause the Designated Series issued to be in compliance in all material respects with the terms of the Series Transaction Documents relating to such Designated Series, including without limitation, the existence of the credit enhancement and/or overcollateralization contemplated by such documents.

          (13) ACCOUNTANT'S LETTERS; LEGAL OPINIONS. ACFS shall provide to the Administrative Agent copies of all accountant's letters and accountant's annual statements of compliance with respect to each Designated Series and copies of all opinions of counsel rendered in connection with any Designated Series and a reliance letter with each such document pursuant to which the Administrative Agent (on behalf of the Lenders) may rely on all such documents.

          (14)   [RESERVED]

          (15) APPOINTMENT OF SERVICER. If FSA is not the Controlling Party with respect to any Designated Series, to the extent the Borrower has control over the appointment of a successor servicer with respect to such Designated Series under the related Series Transaction Documents, ACFS will cause the Borrower to obtain the prior written consent of the Administrative Agent prior to the appointment of any successor servicer.

          (16) USE OF FACILITY. ACFS shall cause the Borrower to use Borrowings to fund an RCCA with respect to Series 1999-D and with respect to one Series in each period of two consecutive calendar quarters commencing on January 1, 2000. The aggregate principal amount of each such Series shall equal or exceed $600 million, and the related RCCA shall be the only replacement cash collateral account, spread account replacement reinsurance or other spread account replacement device employed in connection with such Series; PROVIDED, however, if the Required Spread Account Deposit with respect to such Series is greater than 3% of the aggregate principal amount of the securities constituting such Series, then FSA may obtain Qualified Subsequent Reinsurance for the difference between the Required Spread Account Deposit and 3% of the aggregate principal amount of the securities constituting such Series. If there is insufficient capacity under this Agreement to fully fund an RCCA or, if the Borrower has satisfied the requirements of the first sentence of this Section 5.01(p) and wishes to borrow hereunder to fund another RCCA for another Series, then the Borrower may combine the RCCA with Qualified Subsequent Reinsurance, provided that the Spread Account Replacement Insurance is either pari passu or subordinated to such RCCA, PROVIDED further that any portion of such Spread Account
Replacement Insurance obtained pursuant to this or the preceding sentence which would cause the sum of the principal amount of such Spread Account Replacement Insurance and the amount deposited in the RCCA to exceed the Maximum Borrowing Percentage of the aggregate principal amount of the securities constituting such Series must be subordinated to the RCCA.

          (17) RATING. If requested by the Administrative Agent at any time, pay the costs and expenses of having the Facility rated by any one Rating Agency chosen by the Administrative Agent.

          (18) SPREAD ACCOUNT DEPOSITOR LIENS. Cause the Spread Account Depositor not to create, assume, or suffer to exist any Lien on any personal property of the Spread Account Depositor whether now owned or hereafter acquired by the Spread Account Depositor; PROVIDED, HOWEVER, that such restriction shall not apply to: (i) any Lien for taxes, assessments or other governmental charges or levies not yet subject to penalties for non-payment or the validity, applicability or amount of which is being contested in good faith by appropriate legal proceedings and with respect to which adequate reserves in accordance with GAAP have been established by the Spread Account Depositor; (ii) any Lien which is imposed by law (such as those of mechanics, carriers and warehousemen), if payment of the obligation secured thereby is not yet due or the validity, the applicability or amount of which is being contested in good faith by appropriate legal proceedings and with respect to which adequate reserves in accordance with GAAP have been established by the Spread Account Depositor; (iii) judgment Liens in existence less than five days after the entry thereof or with respect to which execution has been stayed, so long as the aggregate amount of all such judgment Liens at any time does not exceed $100,000, or judgment Liens the payment of which is covered in full (subject to a customary deductible) by insurance; and (iv) Liens in favor of the collateral agent specified in the Spread Account Agreement for the benefit of the applicable Designated Series Insurers and the related secured parties.

          (19) SPREAD ACCOUNT DEPOSITOR PAYMENTS FROM SPREAD ACCOUNTS. Cause the Spread Account Depositor not to make any payments from any Spread Account other than those payments due under the terms of the related Series Transaction Documents. Without limiting the foregoing, ACFS agrees to cause the Borrower to cause the Spread Account Depositor not to make any voluntary, optional, or accelerated payments with respect to any Series with funds from the relevant Spread Account. Notwithstanding the foregoing, the Borrower or the Spread Account

Depositor shall not be prevented from replacing funds on deposit in any Spread Account with spread account replacement reinsurance so long as such reinsurance constitutes "Subsequent Reinsurance" under the terms of, and as defined in, the RCCA Agreement. In addition, the foregoing is not intended to limit the rights of FSA or the Underlying Trustees pursuant to the Underlying Transaction Documents.

          (20)   SPREAD ACCOUNT DEPOSITOR MERGER, CONSOLIDATION, ETC.
Cause the Spread Account Depositor not to merge or consolidate with or into, or sell, convey, transfer, exchange, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, acquire all or substantially all of the assets of, any Person or division of any Person; or sell, convey, transfer, exchange, lease or otherwise dispose of any of its assets; PROVIDED HOWEVER, the foregoing shall not limit the ability of the Spread Account Depositor to make any Initial Spread Account Deposits.

          (21) SPREAD ACCOUNT DEPOSITOR CHANGE IN NAME. Cause the Spread Account Depositor not to make any change to its name or use any trade names, fictitious names, assumed names or "doing business as" names.

          (22) SPREAD ACCOUNT DEPOSITOR PROTECTION OF COLLATERAL. Cause the Spread Account Depositor not to sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of its personal property, or permit any Lien (other than the Lien of the collateral agent specified in the Spread Account Agreement for the benefit of the insurer of the Designated Series and the related secured parties) to be created on or extend to or otherwise arise upon or burden such property or any part thereof, any interest therein or the proceeds thereof other than a sale, transfer, exchange, disposal, pledge, mortgage, hypothecation or encumbrance for the benefit of FSA and/or the Underlying Trustees permitted under or pursuant to the terms of any of the Underlying Transaction Documents.

          (23) SPREAD ACCOUNT DEPOSITOR BUSINESS. Cause the Spread Account Depositor not to engage in any business or activity other than the business described in Trust Agreement of the Spread Account Depositor as in effect on the date hereof.

          (24) SPREAD ACCOUNT DEPOSITOR INDEBTEDNESS. Cause the Spread Account Depositor not to incur, create, assume, suffer to exist or otherwise become liable with respect to any Debt other than Debt in favor of FSA and/or the Underlying Trustees created or permitted under or pursuant to the terms of any of the Underlying Transaction Documents.

          (25) SPREAD ACCOUNT RELEASES. (i) Pay to the Lender Collateral Agent all amounts released from the RCCAs pursuant to the RCCA Agreement and
(ii) cause the Spread Account Depositor to pay to the Lender Collateral Agent
(A) all amounts paid to it pursuant to the Spread Account Agreement and (B) all distributions in respect of the certificates of beneficial interest in the Spread Account Depositor. ACFS will, and will cause the Borrower and the Spread Account Depositor to, hold all amounts received by any of them (x) in respect of the Residual Certificates,

(y) pursuant to the RCCA Agreement or the Spread Account Agreement or (z) in respect of the premiums payable to the Lenders pursuant to the Series Transaction Documents in trust for the Lenders and promptly pay such amounts to the Lender Collateral Agent. The Lender Collateral Agent shall deposit all amounts received by it in respect of the Borrower Collateral into the Collateral Account for distribution pursuant to Section 6 of the Security Agreement.

          SECTION 5.2 NEGATIVE COVENANTS. Until this Agreement shall have terminated in accordance with its terms, all outstanding Advances (including principal, interest and fees) have been repaid to the Lenders and all Commitments of the Lenders shall have been terminated ACFS will cause the Borrower not to, directly or indirectly:

          (1) LIENS. Create, assume, or suffer to exist any Lien on any Borrower Collateral or RCCA Collateral whether now owned or hereafter acquired by the Borrower; PROVIDED, HOWEVER, that such restriction shall not apply to: (i) any Liens in favor of the Lender Collateral Agent pursuant to the Security Agreement, Liens in favor of Bank One as collateral agent under the Certificate Pledge Agreement and Liens in favor of the RCCA Agent pursuant to the RCCA Agreement; (ii) any Lien for taxes, assessments or other governmental charges or levies not yet subject to penalties for non-payment or the validity, applicability or amount of which is being contested in good faith by appropriate legal proceedings and with respect to which adequate reserves in accordance with GAAP have been established by the Borrower; (iii) any Lien which is imposed by law (such as those of mechanics, carriers and warehousemen), if payment of the obligation secured thereby is not yet due or the validity, the applicability or amount of which is being contested in good faith by appropriate legal proceedings and with respect to which adequate reserves in accordance with GAAP have been established by the Borrower; (iv) judgment Liens in existence less than five days after the entry thereof or with respect to which execution has been stayed, so long as the aggregate amount of all such judgment Liens at any time does not exceed $100,000, or judgment Liens the payment of which is covered in full (subject to a customary deductible) by insurance; and (v) in the case of the Borrower Collateral other than the Borrower Collateral Account, the RCCA Collateral and the Class A Certificate (each as defined in the Security Agreement), the Liens in favor of the Senior Lien Holders (as defined in the Subordination Agreement) under the Underlying Transactions Documents.

          (2) PAYMENTS FROM SPREAD ACCOUNTS. Make any payments from any Spread Account (including, without limitation, funds replaced with Spread Account Replacement Reinsurance) or RCCA other than those payments due under the terms of the related Series Transaction Documents and subject to the provisions of the Subordination Agreement and Article IX hereof. Without limiting the foregoing, ACFS agrees to cause the Borrower not to make any voluntary, optional, or accelerated payments with respect to any Series with funds from the relevant Spread Account. Notwithstanding the foregoing, once the amount of the unused Commitments has been permanently reduced to zero, the Borrower or the Spread Account Depositor shall not be prevented from replacing funds on deposit in any Spread Account with Spread Account Replacement Reinsurance. Any Spread Account Replacement Reinsurance obtained in connection with a release of funds on deposit in any Spread Account must constitute "Qualified Subsequent Reinsurance" under the terms of, and as defined in, the RCCA Agreement.

          (3) LIMITATIONS ON MARGIN STOCK. Use any of the net proceeds from the Borrowings, directly or indirectly, for the purpose of buying or carrying any Margin Stock.

          (4)    STOCK, MERGER, CONSOLIDATION, ETC.    Merge or consolidate
with or into, or sell, convey, transfer, exchange, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, acquire all or substantially all of the assets of, any Person or division of any Person; or sell, convey, transfer, exchange, lease or otherwise dispose of any of its assets; PROVIDED HOWEVER, the foregoing shall not limit the ability of the Borrower to sell, convey or transfer, from time to time, pools of receivables to other Persons in connection with the issuance of any Series.

          (5) CHANGE IN NAME. Make any change to its name or use any trade names, fictitious names, assumed names or "doing business as" names.

          (6) MODIFICATIONS OF SERIES TRANSACTION DOCUMENTS. Amend or otherwise modify, without the consent of the Administrative Agent (which consent may be given by the Administrative Agent at the direction of the Required Lenders and which consent shall not unreasonably be withheld) any of the Series Transaction Documents relating to any FSA Series to which it is a party which amendment or modification would materially and adversely affect any of the Lenders or the Administrative Agent, including, without limitation, any amendment or modification, which (i) impairs or adversely affects the value of the Borrower Collateral or RCCA Collateral, (ii) permits the creation of any Lien ranking prior to or on a parity with the Lien of the Security Agreement with respect to any of the Borrower Collateral, other than as permitted by the Transaction Documents, (iii) permits the creation of any Lien ranking prior to or on a parity with the Lien of the RCCA Agreement with respect to any of the RCCA Collateral, other than as permitted by the Transaction Documents, (iv) terminates the Lien of the Lender Collateral Agent or the RCCA Agent on the Borrower Collateral or the RCCA Collateral, respectively, or deprives the Lenders of the security afforded by the Liens of the Security Agreement and the RCCA Agreement, or (v) increases the amount of payments with respect to or accelerates the scheduled maturity date of any FSA Series.

          (7) PROTECTION OF COLLATERAL. Subject to the Subordination Agreement and Article IX hereof, sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Borrower Collateral, except as expressly permitted by the Security Agreement, or any part of the RCCA Collateral, except as expressly permitted by the RCCA Agreement; subject to the Subordination Agreement and Article IX hereof, permit the validity or effectiveness of the Security Agreement or the RCCA Agreement or any grant under either such agreement to be impaired; subject to the Subordination Agreement and
Article IX hereof, permit the Lien of the Security Agreement or the Lien of the RCCA Agreement to be amended, hypothecated, subordinated, terminated or discharged; subject to the Subordination Agreement and Article IX hereof, permit any Person to be released from any covenants or obligations with respect to the Security Agreement or the RCCA Agreement, except as may be expressly permitted hereby or thereby; permit any Lien (other than the Lien of the Security Agreement or Permitted Liens) to be created on or extend to or otherwise arise upon or burden the Borrower Collateral or any part thereof, any interest therein or the proceeds thereof; subject to the Subordination Agreement and Article IX hereof, take any action that would permit the lien of the Security Agreement not to constitute a valid security interest in the Borrower Collateral and prior to all Liens other than the Permitted Liens; permit any Lien (other than the Lien of the RCCA Agreement) to be created on or extend to or otherwise arise upon or burden the RCCA Collateral or any part thereof, any interest therein or the proceeds thereof; subject to the Subordination
Agreement and Article IX hereof, take any action that would permit the lien of the RCCA Agreement not to constitute a valid security interest in the RCCA Collateral and prior to all Liens other than the Permitted Liens; subject to the Subordination Ageement and Article IX hereof, claim any credit on, or make any deduction from, the principal or interest payable in respect of the Advances or the Lender Notes (other than amounts withheld in accordance with the Code) or assert any claim against any present or future Lender or the Administrative Agent, by reason of the payment of any taxes levied or assessed upon any part of the Borrower Collateral or the RCCA Collateral.

          (8) OTHER BUSINESS. Engage in any business or activity other than the business described in its certificate of incorporation as in effect on the date hereof.

          (9)    INDEBTEDNESS.  Subject to the Subordination Agreement and
Article IX hereof, incur, create, assume, suffer to exist or otherwise become liable with respect to any Debt other than (i) hereunder, and (ii) any Debt incurred, from time to time, in connection with the issuance of any Series.

          (10) APPOINTMENT OF TRUSTEE. If FSA is not the Controlling Person with respect to a Designated Series, to the extent the Borrower has control over the appointment of the trustee of such Designated Series (initial and any successor trustee), if such trustee is to be a Person other than Bank One, N.A., appoint such trustee until the Borrower has received the prior written consent of the Administrative Agent.

          (11) ADDITIONAL SERIES. Issue any Series (other than Designated Series) unless the following conditions shall have been satisfied on or before the date of such issuance:

                 (1) The Administrative Agent shall have received an Officer's Certificate of ACFS and ACC stating that (A) the sum of the amount on deposit in the Spread Account with respect to such Series and the Qualified Subsequent Reinsurance with respect to such Series is equal to at least 5% of the initial aggregate principal amount of the securities constituting such Series, (B) the aggregate amount of cash on deposit in the Spread Account with respect to such Series is equal to at least 2% of the initial aggregate principal amount of the securities constituting such Series and (C) the "Accelerated Payment Termination Date" for such Series shall be structured so as to allow the amount on deposit in the spread account to be "shareable" pursuant to the Spread Account Agreement within 400 days of the closing date of such Series; and

                 (2) The Administrative Agent shall have received evidence satisfactory to it that the Series shall have been insured by FSA and such FSA's credit risk on a stand-alone basis shall have been rated at least Baa3/BBB- by Moody's and S&P, respectively.

          SECTION 5.3 LIMITED REMEDIES AND RECOURSE FOR BREACH. The Administrative Agent, the Lender Collateral Agent and each of the Lenders acknowledges and agrees that the covenants in this Article V are covenants of ACFS only and that the only recourse available to the Administrative Agent, the Lender Collateral Agent and the Lenders shall be to recover actual damages from ACFS. The Administrative Agent, the Lender Collateral Agent and each of the Lenders waives, to the fullest extent permitted by law, any right to specific performance and other equitable remedies in respect of any breach of the representations and warranties in this Article V. In addition, nothing contained in this Agreement shall be deemed to limit the ability of ACFS or the Borrower to cooperate with FSA or any Underlying Trustee with respect to the administration or transfer of servicing upon a Servicer Termination Event (as defined in any Underlying Transaction Document), including, without limitation, entering into amendments to the Underlying Transaction Documents with respect to the obligations and compensation of a successor Servicer.


                                      ARTICLE VA
                             CONTINGENT OBLIGOR COVENANTS

     SECTION 5A.01 COVENANT OF EACH CONTINGENT OBLIGOR. Until this Agreement shall have been terminated in accordance with its terms, all outstanding Advances (including principal, interest and fees) have been repaid to the Lenders and all Commitments of the Lenders shall have been terminated, each Contingent Obligor will do or cause to be done all things necessary on its part to preserve and keep in full force and effect its existence and good standing as a corporation under the laws of its jurisdiction of incorporation.

     SECTION 5A.02 COVENANTS OF ACFS. Until this Agreement shall have been terminated in accordance with its terms, all outstanding Advances (including principal, interest and fees) have been repaid to the Lenders and all Commitments of the Lenders shall have been terminated, ACFS will:

          (a) CONTINUING PERFORMANCE AS SERVICER. So long as ACFS is qualified to act as Servicer and it is the Servicer under any Designated Series, ACFS shall not resign as Servicer with respect to such Designated Series without the prior written consent of the Administrative Agent. If FSA is not the Controlling Party, to the extent ACFS is no longer the Servicer for any Designated Series and ACFS has control over the appointment of a successor servicer with respect to such Designated Series under the related Series Transaction Documents, ACFS shall consult with the Administrative Agent prior to the appointment of any successor servicer.

          (b)    MODIFICATION OF SERIES TRANSACTION DOCUMENTS.    Not amend or
otherwise modify, without the consent of the Administrative Agent (which consent may be given by the Administrative Agent at the direction of the Required Lenders at their sole discretion), any of the

Series Transaction Documents relating to any FSA Series to which it is a party which amendment or modification could adversely affect any of the Lenders or the Administrative Agent, including, without limitation, any amendment or modification, which (i) impairs or adversely affects the value of the Borrower Collateral or the RCCA Collateral, (ii) permits the creation of any Lien ranking prior to or on a parity with the Lien of the Security Agreement with respect to any of the Borrower Collateral or the Lien of the RCCA Agreement with respect to any of the RCCA Collateral, other than as permitted by the Transaction Documents, (iii) terminates the Lien of the Lender Collateral Agent on the Borrower Collateral or the Lien of the RCCA Agent on the RCCA Collateral or deprives the Lenders of the security afforded by the Lien of the Security Agreement or the Lien of the RCCA Agreement, or
(iv) increases the amount of payments with respect to or accelerates the scheduled maturity date of any FSA Series.

          (c)    APPOINTMENT OF TRUSTEE.  If FSA is not the Controlling
Party, to the extent ACFS has control over the appointment of the trustee of any Designated Series (initial and any successor trustee), if such trustee is to be a Person other than Bank One, N.A., ACFS shall not appoint such trustee until ACFS has received the prior written consent of the Administrative Agent.

          (d) OPTIONAL REPURCHASE. ACFS shall not exercise any right (as a servicer under any Designated Series) of optional repurchase or reconveyance of the pool of receivables held by the trust which issued the Designated Series without the consent of the Administrative Agent which consent shall not unreasonably be withheld, if as a result of such repurchase or reconveyance, there will be any amounts owing to the Lenders with respect to such Designated Series under this Agreement or other Transaction Documents.

          (e) NOTICE OF SELLER OR SERVICER REPURCHASE. ACFS shall provide immediate written notice to the Administrative Agent of any mandatory purchase by the seller or servicer or reconveyance to the seller or servicer of the pool of receivables held by the trust which issued any Designated Series. In addition, ACFS, in its capacity as servicer for a Designated Series, shall, upon becoming aware of any event which would require the seller or servicer of the pool of receivables to purchase such receivables, give immediate notice of such event to the other parties to the relevant Series Transaction Documents and the Administrative Agent and take all other actions necessary for the seller or servicer to repurchase such receivables.

          (f) NOMINATION OF LOCK-BOX BANK. Subject to FSA's rights as Controlling Party under the Underlying Transaction Documents to direct the Servicer and subject to the Subordination Agreement and Article IX hereof, ACFS, as servicer for a Designated Series, shall not terminate any lock-box relating thereto, and, in the event of resignation of a lock-box bank relating to any Designated Series, ACFS, in its capacity as servicer for such Designated Series, shall not nominate a new lock-box bank, in either case without the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld.

          (g) SERVICER FAILURE TO PERFORM. ACFS shall reimburse the trust issuing any Designated Series for any decrease in excess cash flow or reduction in the amount deposited in the relevant Designated Series Spread Account or RCCA which results from the failure of ACFS to perform its obligations as the servicer under the Series Transaction
Documents relating to such Designated Series.

          (h)    SERVICING FEES.  The Contingent Obligors will not amend
Section 4.08 of the Indenture, dated as of January 29, 1998, among ACC and certain Affiliates and Bank One, N.A., as trustee, without the consent of the Required Lenders.

ARTICLE 6
                                  EVENTS OF DEFAULT

          SECTION 6.1 EVENTS OF DEFAULT. Each of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

          (1) the Borrower shall fail to pay any principal of any Advance, or shall fail to pay any interest, fees or other amount payable hereunder within one (1) Business Day after the same becomes due and payable or any Contingent Obligor shall fail to pay any amount payable by it hereunder within one (1) Business Day after the same becomes due and payable; or

          (2) any representation or warranty by any Contingent Obligor herein or in any other Transaction Document to which such Contingent Obligor is party shall prove to have been incorrect in any material respect when made or deemed made; or

          (3) ACFS shall fail to cause the Borrower in any material respect to perform or observe any term, covenant or agreement contained in
SECTION 5.02(a) if the failure to perform or observe such term, covenant or agreement shall remain unremedied for ten (10) Business Days (determined in the case of a Lien described in clause (iv) of such Section, after giving effect to the five Business Day cure period provided in such Section); or

          (4) the Borrower or any Contingent Obligor shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or any of the other Transaction Documents (other than as described in SECTION 6.01(a), 6.01(b) or 6.01(c) above) to be performed or observed by it if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower or the Contingent Obligor, as applicable, by the Administrative Agent; or

          (5) the Borrower or any Contingent Obligor shall fail to pay any principal of or premium or interest on any Debt (other than its obligations under this Agreement or the Lender Notes) having a principal sum of $100,000 or more, with respect to the Borrower or $10,000,000 or more, with respect to any Contingent Obligor, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt of the Borrower or any Contingent Obligor or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case, prior to the stated maturity thereof; or

          (6) any facility termination event, early amortization event, servicer termination event, any drawdown under the insurance policy provided by the Designated Series Insurer with respect to any Designated Series or event of default or other similar event by any other name shall occur under any of the Designated Series (whether or not declared, waived or consented to by the relevant trustee, Designated Series Insurer, trust or the holders of such Designated Series) and any grace period or cure period set forth in the relevant Series Transaction Documents shall have expired;

          (7) any event of default or other default shall occur under any insurance and reimbursement agreement with any Designated Series Insurer and any grace period or cure period set forth in the relevant insurance and reimbursement agreement shall have expired;

          (8) any Insolvency Event shall occur with respect to the Borrower, the Spread Account Depositor, any Designated Series Servicer or any of the Contingent Obligors;

          (9) there shall remain undischarged for more than ten days any final judgment or execution action against the Spread Account Depositor, the Borrower or any Contingent Obligor that, together with other outstanding final judgments and execution actions against the Spread Account Depositor, the Borrower or such Contingent Obligor, as the case may be, exceeds $100,000 in the aggregate with respect to the Spread Account Depositor or the Borrower or $10,000,000 in the aggregate with respect to any Contingent Obligor; or

          (10) the Pension Benefit Guaranty Corporation or the Internal Revenue Service shall have filed notice of one or more Liens against the Spread Account Depositor, the Borrower or any Contingent Obligor or any of their respective properties or assets and such Liens shall remain undischarged for more than 30 Business Days after the date of such notice; or

          (11) (i) the Security Agreement (or any Lien purported to be created thereunder) shall, for any reason, cease to be in full force and effect or be declared to be null and void, or the Lender Collateral Agent for any reason shall not or shall cease to hold a valid and perfected Lien (second in priority only to Permitted Liens) in all Borrower Collateral in favor of the Lenders and the Administrative Agent, or the validity or enforceability of the Security Agreement (or any Lien purported to be created thereunder) shall be contested by the Borrower, or the Borrower shall deny that it has any or further liability or obligation thereunder (or with respect thereto); or (ii) the RCCA Agreement (or any Lien purported to be created thereunder) shall, for any reason, cease to be in full force and effect or be declared to be null and void, or the RCCA Agent for any reason shall not or shall cease to hold a valid and perfected Lien in all RCCA Collateral, or the validity or enforceability of the RCCA Agreement (or any Lien purported to be created thereunder) shall be contested by the

Borrower, or the Borrower shall deny that it has any or further liability or obligation thereunder (or with respect thereto); or

          (12) The Contingent Obligors and their Affiliates shall not own or shall cease for any reason to own 100% of the issued and outstanding capital stock of the Borrower or the Borrower shall not own or shall cease for any reason to own 100% of the beneficial interests in the Spread Account Depositor; or

          (13) any material representation or warranty made by any Contingent Obligor or the servicer in any of the Series Transaction Documents relating to any Designated Series or any information delivered to the Borrower with respect to any Designated Series shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect for a period of ten (10) Business Days after written notice thereof shall have been given to the Borrower by the Administrative Agent; or

          (14) any Transaction Document shall, for any reason (except in accordance with its terms), cease to be in full force and effect, or cease to be the legally valid, binding and enforceable obligations of the parties thereto, or any party to any Transaction Document shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or

          (15) (i) any Credit Support Default shall have occurred or (ii) any Credit Support Provider shall have contested its obligations under the Credit Support Agreement and, in either such case, such Credit Support Provider shall not have been replaced by the Borrower with a Credit Support Provider acceptable to the Administrative Agent within 30 days.

          SECTION 6.2   REMEDIES.

          (1) Upon the occurrence of any Event of Default or at any time thereafter during the continuance thereof, (i) if such event is an Event of Default specified in clause (h) of SECTION 6.01, the Commitments shall immediately and automatically terminate and the Borrowings, all accrued and unpaid interest thereon and all other amounts owing hereunder and under the Lender Notes shall immediately become due and payable by the Contingent Obligors (subject to the limit set forth in Section 2A.03) and due and payable to the extent of funds available under the Security Agreement, and, subject to the provisions of the Subordination Agreement and Article IX hereof, the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided herein or in the Transaction Documents, including its rights under Article IIA, with respect to the Contingent Obligors, the Borrower Collateral and the RCCA Collateral and (ii) if such event is any other Event of Default, any or all of the following actions may be taken: (A) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate, and (B) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the

Borrowings, all accrued and unpaid interest thereon, and all other amounts owing hereunder to be forthwith due and payable by the Contingent Obligors (subject to the limit set forth in Section 2A.03) and due and payable to the extent of funds available under the Security Agreement, whereupon the same shall immediately become due and payable by the Contingent Obligors (subject to the limit set forth in Section 2A.03) and due and payable to the extent of funds available under the Security Agreement, and, subject to the provisions of the Subordination Agreement and Article IX hereof, the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and othe rights provided herein or in the Transaction Documents, including its rights under Article IIA, with respect to the Contingent Obligors, the Borrower Collateral and the RCCA Collateral. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower and each Contingent Obligor hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Transaction Document.

          (2) In the event that the Commitments shall have been terminated or the Borrowings shall have been declared, subject to the provisions of the Subordination Agreement and Article IX hereof, due and payable pursuant to the provisions of this Section, any funds received by the Administrative Agent and the Lenders from or on behalf of the Borrower shall, subject to the provisions of the Subordination Agreement and Article IX hereof, be applied by the Administrative Agent and the Lenders in liquidation of the Borrowings and the obligations of the Borrower hereunder and under the Lender Notes in the manner and order set forth in the Security Agreement.

          (3) All remedies against the Borrower and/or the Borrower Collateral set forth in this Section 6.02 shall be subject to the provisions of the Subordination Agreement and Article IX hereof.


                                     ARTICLE VIA
                             EVENTS OF EARLY TERMINATION

     SECTION 6A.01 EVENTS OF EARLY TERMINATION. Each of the following events shall constitute an "EVENT OF EARLY TERMINATION" hereunder:

          (a) the long term senior unsecured debt of ACC is rated by any of Fitch or Moody's at or below B or B2 respectively; or

          (b) a Credit Support Provider Ratings Event shall have occurred and be continuing and such Credit Support Provider shall not have been replaced by the Borrower with a Credit Support Provider acceptable to the Administrative Agent within 45 days of such event.

     SECTION 6A.02 CONSEQUENCES. Upon the occurrence of any Event of Early Termination or at any time thereafter during the continuance thereof, the Required Lenders may declare that the

Commitments shall immediately and automatically be terminated and the Borrower shall not be permitted to borrow and the Lenders shall not be required to make any new Advances to the Borrower hereunder.

                                     ARTICLE VIB
                             EVENTS OF EARLY AMORTIZATION

     SECTION 6B.01 EVENTS OF EARLY AMORTIZATION. Each of the following events shall constitute an "EVENT OF EARLY AMORTIZATION" hereunder:

          (a) the long term senior unsecured debt of ACC is rated by any of S&P, Fitch or Moody's at or below B-, B- or B3 respectively; or

          (b) any trigger event, facility termination event, early amortization event, servicer termination event or event of default or other similar event by any other name shall occur under any of the Series insured by any Designated Series Insurer or other insurer (whether or not declared, waived or consented to by the relevant trustee, Designated Series Insurer, trust or the holders of such Series) and any grace period or cure period set forth in the relevant Series Transaction Documents shall have expired, PROVIDED that a trigger event shall not constitute an Event of Early Amortization if (i) the Pool Factor (as defined in the Series Transaction Documents with respect to Series 1999-B) with respect to the related Series is 50% or less, (ii) FSA waives such trigger event, (iii) the aggregate outstanding principal amount of all such Series is less than or equal to 15% of the aggregate outstanding principal amount of all the Series insured by the Designated Series Insurer (including any outstanding Prefunded Amounts), (iv) the amount on deposit in the Spread Account for such Series is not less than the amount required to be on deposit therein pursuant to the terms of the related Series Transaction Documents and (v) the amount of overcollateralization for such Series is not less than the amount of overcollateralization required pursuant to the terms of the related Series Transaction Documents; or

          (c) total delinquencies of 60 days or more and repossessed assets in ACFS's serviced portfolio exceeds 6.5% of such portfolio determined at the end of any fiscal month of ACFS; or

          (d) the ACC Portfolio Charge-Off Ratio as of the end of any of its fiscal quarters exceeds 7.5%; or

          (e) a Credit Support Default shall have occurred and be continuing and, if such Credit Support Provider Default shall have resulted from an Insolvency Event, such Credit Support Provider shall not have been replaced by the Borrower with a Credit Support Provider acceptable to the Administrative Agent within 30 days of such default.

     SECTION 6B.02 CONSEQUENCES. Upon the occurrence of any Event of Early Amortization or at any time thereafter during the continuance thereof, the Required Lenders may declare that the

Commitments shall immediately and automatically be terminated and the Borrower shall not be permitted to borrow and the Lenders shall not be required to make any new Advances to the Borrower hereunder. In addition, subject to the provisions of the Subordination Agreement and Article IX hereof, the outstanding principal amount of the Borrowings shall be repaid as set forth in Section 2.05(e).

ARTICLE 7
                                      THE AGENT

          SECTION 7.1   APPOINTMENT.

          (1) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender hereunder and under the Transaction Documents, and each such Lender irrevocably authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions hereof and of each Transaction Document and to exercise such powers and perform such duties hereunder and thereunder as are expressly granted to the Administrative Agent by the terms hereof or thereof, subject to the terms and conditions of this Agreement and the Subordination Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the Transaction Documents to which the Administrative Agent is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

          (2) Each Lender hereby appoints Bankers Trust Company as Lender Collateral Agent under the Security Agreement and Bankers Trust Company hereby accepts such appointment, subject, in each case, to the terms and conditions set forth in the Security Agreement and the Subordination Agreement.

          SECTION 7.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties hereunder or under any of the Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          SECTION 7.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable to any of the Lenders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any of the other Transaction Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, the Spread Account Depositor, any Contingent Obligor, the RCCA Agent or the Lender Collateral Agent or any officer thereof contained in any of the other Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, any of the other Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Transaction Documents or for any failure of the Borrower, the Spread Account Depositor, any Contingent Obligor, the RCCA Agent or the Lender Collateral Agent to perform its obligations thereunder. The Administrative Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the other Transaction Documents, or to inspect the properties, books or records of the Borrower, the Spread Account Depositor, any Contingent Obligor, any trustee for any Designated Series, the RCCA Agent or the Lender Collateral Agent.

          SECTION 7.4 RELIANCE BY AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Administrative Agent), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any of the Transaction Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders or by the Committed Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Transaction Documents in accordance with a request of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Lenders.

          SECTION 7.5 NOTICES. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Default, Event of Default, Event of Early Termination or Event of Early Amortization unless the Administrative Agent has received notice from the Borrower, the Lender Collateral Agent, the RCCA Agent or any Lender referring to this Agreement, describing such event. In the event that the Administrative Agent receives such a notice, the Administrative Agent promptly shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders.

          SECTION 7.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any Contingent Obligor, any trustee for any Designated Series, the RCCA Agent or the Lender Collateral Agent shall be deemed to constitute any representation or warranty by the Administrative
Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the value and creditworthiness of the Borrower Collateral, the RCCA Collateral, the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Spread Account Depositor, each Contingent Obligor, trustee of each Designated Series, the RCCA Agent or the Lender Collateral Agent and made its own decision to enter into this Agreement and its Commitment and make Advances hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the value and creditworthiness of the Borrower Collateral, the RCCA Collateral, the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Spread Account Depositor, each Contingent Obligor, trustee of each Designated Series, the RCCA Agent or the Lender Collateral Agent. Except for notices, reports and other documents received by the Administrative Agent under
SECTION 5.01(a) or 5.01(b) hereof, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition
(financial or otherwise), prospects or creditworthiness of the Borrower, the Spread Account Depositor, any Contingent Obligor, any trustee of any Designated Series, the RCCA Agent or the Lender Collateral Agent which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          SECTION 7.7 INDEMNIFICATION. The Liquidity Lenders and the Non-contingent Lenders agree to indemnify the Administrative Agent and the Lender Collateral Agent in their respective capacities as such (without limiting the obligation (if any) of the Borrower to reimburse the Administrative Agent or the Lender Collateral Agent for any such amounts), ratably according to their respective Lending Percentages (or, if the Commitments have been terminated, Percentage Interests), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement) be imposed on, incurred by or asserted against the Administrative Agent or the Lender Collateral Agent, as the case may be, in any way relating to or arising out of this Agreement, the Security Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Lender Collateral Agent, as the case may be, under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Administrative Agent or the Lender Collateral Agent, as the case may be, resulting from its own gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the obligations under this Agreement.

          SECTION 7.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, the Spread Account Depositor, any Contingent Obligor, any trustee of any Designated Series, the RCCA Agent or the Lender Collateral Agent as though the Administrative Agent were not the agent hereunder. Each Lender acknowledges that CSFB may act (i) as administrator and agent for one or more Conduit Lenders and in such capacity acts and may continue to act on behalf of each such Conduit Lender in connection with its business, and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any such Conduit Lender is party and in various other capacities relating to the business of any such Conduit Lender under various agreements. CSFB in its capacity as the Administrative Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as the Administrative Agent other than as expressly provided in this Agreement. CSFB may act as the Administrative Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity. Each Lender further acknowledges that CSFB in its capacity as Administrative Agent may be the beneficiary of one or more policies issued by the Credit Support Providers and that such policies may be held for the benefit of only certain of the Lenders. The Lenders agree that the Administrative Agent may disburse payments received under such policies only to the Lenders intended to be beneficiaries thereof and may otherwise act as agent of only such Lenders in connection with such policies.

          SECTION 7.9 SUCCESSOR AGENT. The Administrative Agent may resign as Administrative Agent upon ten days' notice to the Lenders, the Lender Collateral Agent and the Borrower, with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Administrative Agent pursuant to this SECTION 7.09. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Liquidity Lenders and the Non-contingent Lenders a successor agent for the Lenders with the written consent of the Borrower which shall not be unreasonably withheld. The successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring Administrative Agent's resignation as Administrative Agent, the provisions of this ARTICLE VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE 8
                                    MISCELLANEOUS

          SECTION 8.1 AMENDMENTS, ETC. With the written consent of the Required Lenders, the Administrative Agent, the Lender Collateral Agent, the Contingent Obligors and the Borrower may, from time to time, enter into written amendments, supplements or modifications of this Agreement and/or the Security Agreement and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Security Agreement or any Event of Early Termination, Event of Early Amortization, Default or Event of Default and its consequences; PROVIDED, HOWEVER, that:

          (1) no such amendment, supplement, modification, waiver or consent shall, increase the Commitment Amount of any Lender without its consent or, without the consent of all Lenders, (i) increase the Total Commitment Amount,
(ii) extend the Stated Maturity Date, Commitment Expiration Date or any Designated Series Maturity Date, (iii) decrease the rate, or extend the time of payment, of interest on, or change, forgive or extend the time of payment of the principal amount of, or change the pro rata allocation of payments under, any Lender Note, (iv) reduce the rate of, or extend the date of payment for, any fee payable to Lenders hereunder, (v) release all or any part of the Borrower Collateral or the RCCA Collateral except to the extent that the sale or disposition of such collateral is permitted under the terms of any Transaction Document, (vi) change the provisions of SECTION 5.01(c), or SECTIONS 8.01 or 8.08, (vii) change the definitions of "Interest Period" or "Required Lenders,"
(viii) extend the date or decrease the amount of any mandatory prepayment of the Borrowings pursuant to SECTION 2.05, (ix) change the sharing provisions among the Lenders, or (x) change the several nature of the obligations of the Lenders;

          (2) without the written consent of the Administrative Agent or the Lender Collateral Agent, as the case may be, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of Article VII or otherwise change any of the rights or obligations of the Administrative Agent or the Lender Collateral Agent, as the case may be, hereunder or under any Transaction Documents or reduce the rate of, or extend the date of payment for, any fee payable to the Administrative Agent hereunder;

          (3) the consent of each affected Conduit Lender shall be required for any change to the provisions of SECTION 8.07 or 8.17; and

          (4) the consent of FSA, which shall not unreasonably be withheld, shall be required for any amendment which would materially and adversely affect FSA or the Underlying Trustees, PROVIDED that the consent of FSA shall not be required in connection with (i) any change in the Commitment Amount of any Lender or in the Total Commitment Amount, (ii) any extension of the Stated Maturity Date, Commitment Expiration Date or any Designated Series Maturity Date, (iii) subject to continued compliance with the Subordination Agreement and
Article IX hereof, any change in the rate, or the time of payment, of interest on the principal amount of, or in the pro rata allocation of payments under, any Lender Note, (iv) subject to continued compliance with the Subordination Agreement and Article IX hereof, any change in the rate of, or the date of payment for, any fee payable to Lenders hereunder (other than any portion of the Facility Fee payable pursuant to any Series Transaction Document with the same priority as the payment of the premiums to the Designated Series Insurer), (v) any release of all or any part of the Borrower Collateral or the RCCA Collateral, (vi) any change in the definitions of "Interest Period" or "Required Lenders," (vii) any waiver of the conditions of Article III, (viii) subject to continued compliance with the Subordination Agreement and Article IX hereof, any change in the date or the amount of any mandatory prepayment of the Borrowings pursuant to SECTION 2.05, (ix) any change in the sharing provisions among the Lenders or (x) any change in the several nature of the obligations of the Lenders.

          Any Lender may specify that any such written consent executed by it shall be effective only with respect to a portion of the Percentage Interests and the Commitment Amounts, as the case may be, held by it (in which case it shall specify, by dollar amount, the aggregate amount of Percentage Interests and Commitment Amounts with respect to which such consent shall be effective) and in the event of any such specifications, such Lender shall be deemed to have executed such written consent only with respect to the portion of the Percentage Interests and the Commitment Amounts so specified. Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Transaction Document, the Lenders, the Administrative Agent, the Lender Collateral Agent, the Contingent Obligors and all future holders of the Lender Notes. In the case of any waiver, the parties to the applicable Transaction Document, the Lenders, the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Lender Notes and other Lender Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Transaction Documents may not be amended orally or by any course of conduct.

          SECTION 8.2 NOTICES, ETC. The Contingent Obligors hereby appoint ACC to act as agent for the Contingent Obligors with respect to the receiving and giving of any notices or any other written instruction hereunder. The Administrative Agent is hereby entitled to rely on any communication given or transmitted by ACC as if such communication were given or transmitted by each and every Contingent Obligor. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answer back received, addressed as follows or, with respect to a Lender other than an initial Lender, as set forth in its respective Assignment and Assumption, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower       AFS Funding Corp.
                        639 Isbell Road, Suite 390

                        Reno, Nevada 89509
                        Attention:  Chief Financial Officer
                        Telephone:
                        Telefax:  702-322-8808

     with a copy to:

                        AmeriCredit Corp.
                        801 Cherry Street, Suite 3900
                        Fort Worth, Texas 76102
                        Attention:  Treasurer
                        Telephone: 817-302-7022
                        Telefax:  817-302-7942

     ACC as agent       AmeriCredit Corp.
     for the Contingent 801 Cherry Street, Suite 3900
     Obligors           Fort Worth, Texas 76102
                        Attention:  Treasurer
                        Telephone: 817-302-7022
                        Telefax:  817-302-7942


     The Adminis-       Credit Suisse First Boston, New York Branch
      trative Agent     Eleven Madison Avenue
                        New York, New York  10010
                        Attention: Asset Finance
                        Telephone:  212-325-3003
                        Telefax:  212-325-6677

     The Lender         Bankers Trust Company
      Collateral Agent  Four Albany Street
                        New York, NY 10006
                        Attention: Corporate Trust and Agency Services --
                        Structured Finance
                        Telephone:    212-250-6137
                        Telefax:      212-250-6439



          SECTION 8.3 NO WAIVER; REMEDIES. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.4 COSTS, EXPENSES AND INDEMNIFICATION. The Borrower agrees, to pay all costs and expenses of the Administrative Agent and each Credit Support Provider in connection with the preparation, execution, delivery, modification and amendment of this Agreement, the other Transaction Documents and the other documents to be delivered hereunder and thereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and each Credit Support Provider with respect thereto and with respect to advising such agents as to their respective rights and responsibilities under this Agreement and such other Transaction Documents. Subject to the provisions of the Subordination Agreement and Article IX hereof, the Borrower further agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), of the Administrative Agent, each Credit Support Provider and each Lender in connection with the enforcement of this Agreement, the other Transaction Documents and the other documents to be delivered hereunder and thereunder, including reasonable counsel fees and expenses in connection with the enforcement of rights under this SECTION 8.04 and all costs and expenses (including reasonable counsel fees and expenses) in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Borrower hereunder or under any Transaction Document. Subject to the provisions of the Subordination Agreement and Article IX hereof, the Borrower further agrees to indemnify each Lender and each of its respective affiliates, control persons, officers, directors, employees and agents (each an "INDEMNIFIED PARTY"), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) for which any of them may become liable or which may be incurred by or asserted against any of them in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising out of, related to or in connection with the transactions described herein whether or not any Indemnified Party or the Borrower is a party thereto, including any transaction in which any proceeds of any Borrowing are or are proposed to be applied; PROVIDED, HOWEVER, that the Borrower shall not be liable for any portion of such claims, damages, losses, liabilities or expenses resulting from an Indemnified Party's gross negligence or willful misconduct. The provisions of this SECTION 8.04 shall survive the termination of this Agreement.

          SECTION 8.5 BINDING EFFECT; TERMINATION. This Agreement shall become effective upon the Effective Date and shall thereafter be binding upon and inure to the benefit of each of the parties hereto and each of their respective successors and assigns, except that none of the Borrower or any of the Contingent Obligors shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders and the Administrative Agent. This Agreement shall terminate on the date following the Commitment Termination Date for all Lenders on which all Advances and other obligations hereunder shall have been paid in full.

          SECTION 8.6   ASSIGNMENTS AND PARTICIPATION.

          (1) Each Lender may, but only in accordance with applicable law and this Section 8.06, at any time grant participations in all or part of its Commitment or its Advances, including the payments due to it under this Agreement and its Lender Note (each, a "PARTICIPATION"), to any Lender or to any other bank, commercial paper conduit or other institution which is consented to by the Administrative Agent, which consents shall not be unreasonably withheld (each, a

"PARTICIPANT"). No Insurance and Reimbursement Agreement entered into with a Credit Support Provider shall constitute a Participation. Each Lender hereby acknowledges and agrees that (A) any such Participation will not alter or affect such Lender's direct obligations hereunder, and (B) the Borrower shall not have any obligation to have any communication or relationship with any Participant. No Participant shall be entitled to sell, transfer, assign, participate, subparticipate, pledge, hypothecate or otherwise dispose of (each, a "TRANSFER") all or any portion of its Participation, without the prior written consent of the Administrative Agent (which consents shall not be unreasonably withheld), nor shall any such Transfer be permitted or made except in accordance with Section 8.06(b). The Borrower shall, subject to the Subordination Agreement and Article IX hereof, be obligated to indemnify a Participant for all amounts owing to it under SECTIONS 2.11, 2.12, 2.14, and 8.04 as if such Participant were a Lender hereunder; PROVIDED in the case of SECTION 2.12 that such Participant has complied with the provisions of
SECTION 2.12(c) as if it were a Lender. Each Lender shall give the Administrative Agent and the Borrower notice of the consummation of any sale by it of a Participation. Nonsubrogated Reinsurance obtained by any of the Credit Support Providers (or obtained by any provider of Nonsubrogated Reinsurance) does not constitute a Participation. As used herein, "Nonsubrogated Reinsurance" means a reinsurance contract which does not provide for the reinsurer thereunder to be subrogated in any manner (by contract or at law) to the rights of the beneficiary of such reinsurance or to take an assignment, directly or indirectly, of any rights of such beneficiary with respect to the Advances, the Lenders, the Borrower or the Borrower Collateral in connection with any payment under such reinsurance.

          (2)    Each Lender may in accordance with applicable law and this
Section 8.06(b), sell or assign (each, an "ASSIGNMENT"), to any Person (each, an "ASSIGNEE") which is a Lender or a Credit Support Provider or to any other bank, commercial paper conduit or other institution which is consented to by the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld, all or any part of its Commitment or Advances and its rights and obligations under this Agreement and its Lender Note and other Transaction Documents pursuant to an agreement substantially in the form attached hereto as EXHIBIT E hereto (an "ASSIGNMENT AND ASSUMPTION"), executed by such Assignee and the Lender and delivered to the Administrative Agent for its acceptance accompanied by a processing and recording fee payable to the Administrative Agent for its own account of $3,500; PROVIDED that in the case of an assignment of less than all of a Lender's Commitment Amount or Maximum Advance Amount, as applicable, to an Assignee which is not a Lender or a Credit Support Provider, the portion thereof retained by the assignor Lender and the portion assigned to the Assignee each shall be not less than $10,000,000 without the consent of the Administrative Agent and the Borrower. The Borrower and Contingent Obligors acknowledge (i) that the Lenders have received policies of insurance with respect to the Advances from the Credit Support Providers and have agreed to grant or withhold all amendments, approvals, waivers and consents sought hereunder only with the permission of the Credit Support Providers and/or those Persons providing reinsurance to the Credit Support Providers and (ii) that the Credit Support Providers and/or those Persons providing reinsurance to the Credit Support Providers shall be subrogated to the rights of the Lenders hereunder with respect to payments made by the Credit Support Providers and/or those Persons providing reinsurance to the Credit Support Providers to the Lenders with respect to amounts due to the Lender hereunder.

          Each Participation, Transfer or Assignment (other than to a person who is a Permitted Credit Support Provider) must strictly comply with the following requirements:

   (i) A Participation, Transfer or Assignment to a Permitted Transferee must be at a cash price equal to or greater than ninety-five percent (95%) of the par value of the Commitment, Advances, rights and obligations and Lender
   Note participated, transferred or assigned, must be on notice to FSA and shall only take effect if and when Participant or Assignee executes an Assignment or Assumption or the Subordination Agreement. Agent shall forward copies of all assignment and participation agreements, together with, if an Assignment and Assumption is not executed, an original executed Subordination Agreement, to FSA; or

   (ii) Not more frequently than once during any month, Agent may submit up to twenty-five (25) Permitted Transferees for approval to FSA, which approval shall not be unreasonably withheld. On or before the tenth (10th) business day following receipt of such submission from Agent, FSA shall notify Agent of which of the identified Permitted Transferees, if any, may become Participants or Assignees under this Agreement. Any proposed Participation, Transfer or Assignment to a Permitted Transferee approved by FSA under this
   Section 8.06(b)(ii) may be consummated within one hundred twenty (120) days following such approval, must be on notice to FSA and shall only take effect if and when Participant or Assignee executes an Assignment and Assumption or the Subordination Agreement. Agent shall forward copies of all assignment and participation agreements, together with, if an Assignment and Assumption is not executed, an original executed Subordination Agreement, to FSA; or

   (iii) Agent may present FSA with a copy of any proposed Participation, Transfer or Assignment executed by a Permitted Transferee not previously approved by FSA under Section 8.06(b)(ii) above, together with a copy of the form of the Assignment and Assumption Subordination Agreement proposed to be executed by such proposed Participant or Assignee and a written notice from Agent (the "Initial Notice") describing the obligation to be sold or otherwise transferred, the price, and the terms and conditions upon which such proposed transfer is to occur. FSA shall have and hereby is granted a right of first refusal exercisable for forty-five (45) days from receipt of such Initial Notice in which to agree to purchase the obligations which are the subject of the Initial Notice for the price and upon the terms and conditions specified in the Initial Notice by giving written notice (the "Acceptance Notice") to Agent. If FSA sends an Acceptance Notice to Agent, FSA shall have an additional sixty (60) days in which to close the proposed transfer. If FSA does not send an Acceptance Notice within forty-five (45) days after receipt of the Initial Notice, then the Lender or Affected Party shall have sixty (60) days in which to close the transaction described in the Initial Notice at the price and upon the terms and conditions specified therein and to deliver the original executed Assignment and Assumption or Subordination Agreement to FSA.

          Any direct or indirect transfer or purported transfer of all or any portion of the Commitment, the Advances, the rights and obligations under this Agreement or the Lender Note shall be null and void in its entirety unless it strictly complies with this Section 8.06(b).

          From and after the effective date determined pursuant to such Assignment and Assumption, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder as set forth therein and (y) the transferor Lender shall, to the extent provided in such Assignment and Assumption, be released from its Commitment (if any) and other obligations under this Agreement; PROVIDED, HOWEVER, that after giving effect to each such Assignment, the obligations released by any such Lender shall not exceed the obligations assumed by an Assignee or Assignees. Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Lending Percentages, Liquidity Percentages and Percentage Interests arising from the Assignment. Upon its receipt and acceptance of a duly executed Assignment and Assumption, the Administrative Agent shall on the effective date determined pursuant thereto give written notice of such acceptance to the Borrower and the Lender Collateral Agent. The Borrower agrees upon written request of the Administrative Agent and at the Borrower's expense to execute and deliver (i) to such Assignee a Lender Note, dated the effective date of such Assignment and Assumption, in an aggregate principal amount equal to the Advances assigned to, and the Commitment Amount or Maximum Advance Amount, as applicable, assumed by, such Assignee, and (ii) to such assignor (so long as such assignor has not assigned its entire interest), a Lender Note, dated the effective date of such Assignment and Assumption, in an aggregate principal amount equal to the balance of such assignor Lender's Advances and Commitment Amount, if any, and each assignor Lender shall cancel and return to the Borrower its existing Lender Note.

          (3) The Administrative Agent shall maintain at its address referred to in SECTION 8.02 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment Amount or Maximum Advance Amount, as applicable, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (4) Each Lender may pledge its Advances or any portion thereof or interest therein to any Federal Reserve Bank as collateral in accordance with applicable law without the consent of the Administrative Agent or the Borrower.

          (5) Any Lender shall have the option to change its Applicable Lending Office PROVIDED that prior to such change in office such Lender shall have complied with the provisions of SECTION 2.12(c), and PROVIDED FURTHER that such Lender shall not be entitled to any amounts otherwise payable under
SECTION 2.11, 2.12 or 2.14 resulting solely from such change in office unless such change in office was mandated by applicable law or by such Lender's compliance with the provisions of this Agreement.

          (6) Subject to the Subordination Agreement and Article IX, each Affected Party shall be entitled to receive additional payments pursuant to SECTIONS 2.11, 2.12 and 2.14 hereof as though it were a Lender and such Section applied to its Support Advances, its commitment to provide Support Advances or to accept an assignment of an Advance or its obligation under an insurance policy, surety, bond or similar instrument. Each Affected Party claiming increased amounts described in SECTION 2.11 shall furnish, through its related Conduit Lender, to the Administrative Agent the certificate described in SECTION 2.11(d) and shall be bound by the provisions of SECTION 2.11(c).

          (7) In connection with any Assignment or Participation or proposed Assignment or Participation by a Lender, such Lender shall be entitled to distribute to any proposed Assignee or Participant any information furnished to such Lender pursuant to SECTION 5.01 or otherwise pursuant to this Agreement or in connection herewith, subject to the provisions of SECTION 8.18.

          SECTION 8.7 NO PROCEEDINGS. (a) The Administrative Agent, the Lender Collateral Agent and each Lender hereby agrees (which agreement shall, pursuant to the terms of this Agreement, be binding upon its successors and assigns and which agreement shall be in addition to, and not in any respect in derogation of, the agreements under the Subordination Agreement and Article IX hereof) that it shall not, for any reason:

          (i) institute proceedings for the Borrower to be adjudicated a bankrupt or insolvent;

          (ii) consent to, join in or cooperate with the institution of bankruptcy or insolvency proceedings against the Borrower;

          (iii) file a petition with respect to the Borrower seeking or consenting to reorganization or relief under any applicable Federal or state law relating to bankruptcy;

          (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of the property; or
          (v) cause or permit the Borrower to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

          (b) The Borrower, the Contingent Obligors, the Administrative Agent, the Lender Collateral Agent and each Lender hereby agrees (which agreement shall, pursuant to the terms of this Agreement, be binding upon its successors and assigns and which agreement shall be in addition to, and not in any respect in derogation of, the agreements under the Subordination Agreement and

Article IX hereof) that it shall not institute against, or join any other Person in instituting against, any Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note or other obligation (whether or not issued to fund or maintain Advances) issued by such Conduit Lender is paid. The provisions of this SECTION 8.07 shall survive the termination of this Agreement.

          SECTION 8.8 SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 8.02 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER
          JURISDICTION.

          SECTION 8.9 WAIVERS OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

          SECTION 8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PROVISIONS.

          SECTION 8.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 8.12 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement.

          SECTION 8.13 SEVERABILITY. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

          SECTION 8.14 INTEGRATION. All exhibits, schedules and appendices to this Agreement shall be deemed to be part of this Agreement. Except in the case of Liquidity Lenders and their related Conduit Lenders with respect to certain Support Facilities and the Credit Support Agreement, this Agreement, together with provisions of the Transaction Documents referred to herein, embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among such parties with respect to the subject matter hereof.

          SECTION 8.15 RIGHT OF SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing hereunder and under the Lender Notes, or at any time upon the occurrence and during the continuance of an Event of Default under SECTION 6.01(a), and only under such circumstances, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at, or at any time after, the happening of any of the above-mentioned events, PROVIDED, however, that such rights shall be subject to the provisions of the Subordination Agreement and Article IX hereof. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          SECTION 8.16 LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Contingent Obligor, any Lender, the Lender Collateral Agent or other Person against the Administrative Agent, the Lender Collateral Agent, any Lender, or any directors, officers, employees or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated hereby or by any Transaction Document, or any act, omission or event occurring in connection therewith, and each of the Borrower, each Contingent Obligor, the Lender Collateral Agent and each Lender hereby waives, releases and agrees (on behalf of itself and any Person claiming by or through it) not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 8.17 NO RECOURSE AGAINST CERTAIN PERSONS. No recourse under or with respect to any obligation, covenant or agreement (including any obligation or agreement to pay fees or any other amount) of the Borrower, any Contingent Obligor, any Lender, the Lender Collateral Agent or the Administrative Agent contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had (unless expressly assumed by such party) against any incorporator, affiliate, stockholder, partner, officer, employee or director of the Borrower, any Contingent Obligor, any Lender, the Lender Collateral Agent or the Administrative Agent, as such, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the partnership or corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, stockholder, partner, affiliate, officer, employee or director of such party, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Borrower, any Contingent Obligor, any Lender, the Lender Collateral Agent or the Administrative Agent contained in this Agreement or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of every such incorporator, stockholder, partner, affiliate, officer, employee or director of the Borrower, any Contingent Obligor, any Lender, the Lender

Collateral Agent or the Administrative Agent for breaches by the Borrower, any Contingent Obligor, any Lender, the Lender Collateral Agent or the Administrative Agent of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by staute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this
SECTION 8.17 shall survive the termination of this Agreement.

          SECTION 8.18 TREATMENT OF CERTAIN INFORMATION. Each Lender, the Lender Collateral Agent and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower or any Contingent Obligor pursuant to this Agreement which (a) is identified by such supplying party as being confidential at the time the same is delivered to such Lender, Lender Collateral Agent or the Administrative Agent, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder; PROVIDED, HOWEVER, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) on a confidential basis, to counsel for any of the Lenders, the Lender Collateral Agent or the Administrative Agent, (iii) to bank examiners, internal and external auditors or accountants, and any analogous counterpart thereof acting in any such capacity, (iv) to the Administrative Agent, the Lender Collateral Agent or a Lender, (v) in connection with any litigation to which any one or more of the Lenders, the Lender Collateral Agent or the Administrative Agent is a party, (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to keep such information confidential on substantially the same basis as set forth in this Section (which agreement may be in the form attached as EXHIBIT E to this Agreement), (vii) to affiliates of the Administrative Agent, the Lender Collateral Agent or a Lender or (viii) in the case of a Conduit Lender, to its administrator or other person providing similar services to it. This confidentiality agreement shall not apply to (i) any information which was in the possession of the Lender, the Lender Collateral Agent or the Administrative Agent prior to the date of this agreement (other than any information previously given to the Lender, the Lender Collateral Agent or the Administrative Agent by the Borrower or any Contingent Obligor), (ii) any information which was, is or hereafter becomes part of the public domain without any violation of this agreement on the part of the Lender, the Lender Collateral Agent or the Administrative Agent or any of their respective affiliates, directors, officers, employees or representatives, (iii) any information received by the of the Lender, the Lender Collateral Agent or the Administrative Agent from a source not known by it to be under any obligation of confidentiality to the Borrower or any Contingent Obligor or (iv) any information which is independently created or developed by of the Lender, the Lender Collateral Agent or the Administrative Agent, as the case may be, from information or material not otherwise, covered by this confidentiality agreement.

          SECTION 8.19 CERTAIN PAYMENTS. Notwithstanding provisions to the contrary contained in this Agreement, the Lender Notes or the Security Agreement, the obligations of the Borrower or any Contingent Obligor to make payments of interest or other amounts which constitute interest to a Lender hereunder or under any Lender Note shall not be required to the extent that receipt of such payment by such Lender would be contrary to the provisions of law applicable to such Lender limiting the maximum rate of interest that may be charged or collection by such Lender. Without limiting the generality of the foregoing, all calculations of the rate of interest contracted for, charged or received by a Lender under this Agreement and the Lender Notes which are made for the purposes of determining whether such rate of interest exceeds the maximum rate of interest permitted by applicable law for such Lender shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Agreement, all interest at any time contracted for, charged or received by such Lender in connection with the indebtedness evidenced by this Agreement or such Lender's Lender Note, and then to the extent that any such excess remains, all such excess shall be automatically credited against and in reduction of the principal balance owed to such Lender, and any portion of said excess which exceeds the principal balance owed to such Lender shall be paid by such Lender to the Borrower (subject to the provisions of Sections
8.07 and 8.17 and, in the case of a Conduit Lender, to the condition that such Lender has excess funds available to it for the purpose of making such payment and subject to the provisions of the Subordination Agreement and
Article IX hereof), it being the intent of parties hereto that under no circumstances shall the Borrower be required to pay any interest in excess of the highest rate permissible under applicable law.

          SECTION 8.20 UNENFORCEABILITY OF CONTINGENT OBLIGATIONS AGAINST BORROWER. If for any reason the Borrower has no legal existence or is under no legal obligation to discharge any of the Contingent Obligations, or if any of the Contingent Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, the guaranty and the primary payment obligation provided under ARTICLE IIA shall nevertheless be binding on each Contingent Obligor to the same extent as if such Contingent Obligor at all times had been the principal obligor on all such Contingent Obligations. In the event that acceleration of the time for payment of the Contingent Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Contingent Obligation (including this Agreement) shall be immediately due and payable by the Contingent Obligors.

          SECTION 8.21 WAIVER OF SUBROGATION. Until the payment and performance in full of all Contingent Obligations, no Contingent Obligor shall exercise any rights against the Borrower arising as a result of payment by any Contingent Obligor under the ARTICLE IIA, by way of subrogation or otherwise, and will not prove any claim in competition with the Administrative Agent, the Lender Collateral Agent or the Lenders in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; no Contingent Obligor will claim any set-off or counterclaim against the Borrower in respect of any liability of any Contingent Obligor to the Borrower; each Contingent Obligor waives any benefit of and any right to participate in any collateral which may be held by the Administrative Agent, the Lender Collateral Agent or the Lenders; and notwithstanding any other provision to the contrary contained herein, each Contingent Obligor hereby irrevocably waives any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or by contract) to assert any claim against the Borrower on account of payments made under ARTICLE IIA, including, without limitation, any and all rights of or claim for subrogation, contribution, reimbursement, exoneration and indemnity.

          SECTION 8.22 SUBORDINATION. The payment of any amounts due with respect to any Debt of the Borrower now or hereafter held by any Contingent Obligor is hereby subordinated to the prior payment in full of the Contingent Obligations, provided that so long as no default in the payment or performance of the Contingent Obligations has occurred and is continuing, or no demand for payment of any of the Contingent Obligations has been made that remains unsatisfied, the Borrower may make, and the Contingent Obligors may demand and accept, any payments of principal of and interest on such subordinated Debt in the amounts, at the rates and on the dates agreed by the Borrower and any Contingent Obligor, and, if applicable, as specified in such instruments, securities or other writings as shall evidence such subordinated Debt. Each Contingent Obligor agrees that after the occurrence of any default in the payment or performance of the Contingent Obligations, such Contingent Obligor will not demand, sue for or otherwise attempt to collect any such Debt of the Borrower to such Contingent Obligor until the Contingent Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Contingent Obligor shall collect, enforce or receive any amounts in respect of such Debt, such amounts shall be collected, enforced and received by such Contingent Obligor as trustee for the Lenders and be paid over to the Administrative Agent (for the benefit of the Lenders) on account of the Contingent Obligations without affecting in any manner the liability of such Contingent Obligor under
ARTICLE IIA.

          SECTION 8.23 WAIVERS BY CONTINGENT OBLIGORS. Each Contingent Obligor agrees that the Contingent Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Lender Collateral Agent or the Lenders with respect thereto. Each Contingent Obligor waives presentment, demand, protest, notice of acceptance, notice of Contingent Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrower, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Contingent Obligor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any of the Borrowings or Advances hereunder and agrees that the Contingent Obligations shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Administrative Agent, the Lender Collateral Agent, the RCCA Agent or any of the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrower; (ii) any extensions or renewals of any of the Borrowings or Advances hereunder; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with the Borrowings, including, without limitation, the Transaction Documents; (iv) the substitution or release of any entity primarily or secondarily liable for any obligation of the Borrower under the Credit Agreement or other Transaction Documents; (v) the adequacy of any rights the Lenders, the Lender Collateral Agent, the RCCA Agent or the Administrative Agent may have against any collateral or other means of obtaining repayment of the Contingent Obligations; (vi) the impairmen of any collateral securing the Contingent Obligations, including without limitation the failure to perfect or preserve any rights the Administrative Agent, the Lender Collateral Agent, the RCCA Agent or the Lenders might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of any Contingent Obligor or otherwise operate as a release or discharge of any Contingent Obligor, all of which may be done without notice to any Contingent Obligor.

          SECTION 8.24 NON-RECOURSE; SUBORDINATION OF INTEREST ON BORROWER COLLATERAL.

          (1) All obligations of, and claims against, the Borrower arising under or in connection with this Agreement and the Transaction Documents (other than the Subordination Agreement) and each other agreement, instrument, document or certificate executed and delivered or issued by the Borrower in connection herewith or therewith are payable only to the extent that funds are available therefore pursuant to each of the Subordination Agreement, Article IX hereof and Section 6 of the Security Agreement. No recourse shall be had for payment of any amount of principal or interest or for payment of any fee or other obligation or claim arising out of or relating to this Agreement or the Transaction Documents or any other agreement, instrument, document or certificate executed and delivered or issued by the Borrower in connection herewith or therewith against Borrower except to the extent provided in the Security Agreement.

          (2) Each of the Lenders, the Administrative Agent and the Lender Collateral Agent acknowledges and agrees that to the extent that it either (i) asserts an interest in or claim to, or benefit from, the Borrower Collateral, or
(ii) is deemed to have any such interest, claim or benefit in or from the Borrower Collateral, whether by operation of law, legal process, pursuant to applicable provisions of Debtor Relief Laws or otherwise (including without limitation by virtue of Section 1111(b) of the federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then any such interest, claim or benefit in or from the Borrower Collateral is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of which are entitled to be paid from, entitled to the benefits of, or otherwise secured by the Borrower Collateral (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including Debtor Relief Laws), including, without limitation, the payment of post-petition interests on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of
Section 510(a) of the Bankruptcy Code. Each of the Lenders, the Administrative Agent and the Lender Collateral Agent further acknowledges and agrees that no adequate remedy at law exists for breach of this SECTION 8.24 and that the terms and provisions of this SECTION 8.24 may be enforced by an action for specific performance.

          (3) The provisions of this Section 8.24 shall survive the termination of this Agreement.

          SECTION 8.25 THIRD PARTY BENEFICIARY. (a) The parties hereto hereby acknowledge and agree that FSA shall be a third party beneficiary of this Agreement; PROVIDED, that FSA shall not be entitled to enforce or obtain any benefit under the provisions of Article IIA hereof.

     (b) The parties hereto hereby acknowledge and agree that each Credit Support Provider shall be a third party beneficiary of this Agreement.

          SECTION 8.26 LIMITED LIABILITY OF LENDER COLLATERAL AGENT. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Bankers Trust Company, not individually or personally but solely as Lender Collateral Agent, in the exercise of the powers and authority conferred and vested in it, (b) the representations, undertakings and agreements herein made on the part of the Lender Collateral Agent are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company, but are made and intended for the purpose of binding only the Lender Collateral Agent, and (c) under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Lender Collateral Agent or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Lender Collateral Agent under this Agreement.



ARTICLE 9
                             FURTHERANCE OF SUBORDINATION

          SECTION 9.1 REMEDIES LIMITED. Notwithstanding anything in this Agreement or in any other Transaction Document to the contrary, all rights and remedies of the Lenders, the Lender Collateral Agent, the Administrative Agent, the Secured Parties, the Affected Parties or any of them, with respect to the Borrower and its property, whether hereunder, under any Transaction Document or otherwise at law or in equity, are limited by and subject to the terms of the Subordination Agreement.

          SECTION 9.2 OBLIGATIONS LIMITED. Notwithstanding anything in this Agreement or in any other Transaction Document to the contrary, neither Borrower nor the Spread Account Depositor shall have any obligation or liability to the Administrative Agent, any Secured Party, any Lender, or any Affected Party or any of them, whether hereunder, under any Transaction Document or otherwise at law or in equity, until the Final Insurance Termination Date if the effect of such obligation or liability would be to cause Borrower or Spread Account Depositor to not be Solvent and no Obligation shall be or become due or payable until the date which is the later of (i) the date such obligation or liability would not cause the Borrower or Spread Account Depositor to not be Solvent and
(ii) the Final Insurance Termination Date.

          SECTION 9.3 SUBORDINATION AGREEMENT GOVERNS. Notwithstanding any other provision of this Agreement or any other Transaction Document, in the event of any contradiction or ambiguity between the Subordination Agreement and any other Transaction Document, the terms of the Subordination Agreement shall govern. All disputes with respect to matters addressed in the Subordination Agreement shall be determined by reference to the Subordination Agreement exclusively and no provision of this Agreement or any other Transaction Document should be interpreted as altering, amending, explaining or clarifying any provision of the Subordination Agreement.

          SECTION 9.4 SURVIVAL. The provisions of this Article IX are for the benefit of FSA and other parties to the Subordination Agreement and, accordingly, shall survive the termination of this Agreement. This Article IX shall not be amended without the written consent of FSA.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      AFS FUNDING CORP.


                                      By:
                                          ---------------------------
                                             Title:

                                      AMERICREDIT CORP.


                                      By:
                                          ---------------------------

                                      AMERICREDIT FINANCIAL SERVICES, INC.


                                      By:
                                          ---------------------------

                                      AMERICREDIT MANAGEMENT COMPANY


                                      By:
                                          ---------------------------

                                      CREDIT SUISSE FIRST BOSTON,
                                      NEW YORK BRANCH, as Administrative Agent


                                      By:
                                          ---------------------------
                                             Title:


                                      By:
                                          ---------------------------
                                             Title:

                                      BANKERS TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Lender Collateral Agent



                                      By:
                                          ---------------------------
                                             Name:
                                             Title:


[Signature Page to Credit Agreement]

                                      THE LENDERS

                                      GREENWICH FUNDING CORPORATION
                                      By:  Credit Suisse First Boston, New York
                                              Branch, as attorney-in-fact


                                      By:
                                          ---------------------------
                                             Title:


                                      By:
                                          ---------------------------
                                             Title:















[Signature Page to Credit Agreement]

                                                                      SCHEDULE I


                              APPLICABLE LENDING OFFICES


Name of                        Base Rate                   Eurodollar Rate
Lender                         Lending Office              Lending Office
------                         --------------              --------------

Credit Suisse First Boston,    Eleven Madison Avenue,      Eleven Madison Avenue
  New York Branch              New York, NY  10010         New York, NY  10010

Greenwich Funding              Eleven Madison Avenue,      Eleven Madison Avenue
  Corporation                  New York, NY  10010         New York, NY  10010

                                                                       EXHIBIT A


                                 FORM OF LENDER NOTE

                                                                       EXHIBIT B

                             FORM OF NOTICE OF BORROWING

                                                                       EXHIBIT C


                      FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                                       EXHIBIT D



                     FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                                       EXHIBIT E


                          FORM OF CONFIDENTIALITY AGREEMENT

                                                                       EXHIBIT F


                         LIST OF SERIES TRANSACTION DOCUMENTS

1. Sale and Servicing Agreement, dated as of May 12, 1999, among ACFS, the Borrower, AmeriCredit Automobile Receivables Trust 1999-B (the "Trust") and Bank One, N.A. ("Bank One").

2. Trust Agreement, dated as of May 12, 1999, between the Borrower and Bankers Trust Company (Delaware), as Owner Trustee (the "Owner Trustee").

3. Amended and Restated Trust Agreement, dated as of May 12, 1999, between the Borrower and Owner Trustee.

4.   Indenture, dated as of May 12, 1999, between the Trust and Bank One.

5. Purchase Agreement, dated as of May 12, 1999, between ACFS, CP Funding and the Borrower.

6. Custodian Agreement, dated as of May 12, 1999, among FSA, ACFS, the Trust and Bank One.

7. Lockbox Agreement or Tri-Party Remittance Processing Agreement, dated as of May 12, 1999, among ACFS, Bank One and Bank One with Bank One Officer's Certificate.

8.   Note Policy with Endorsements.

9.   Premium Letter dated May 20, 1999.

10. Insurance and Indemnity Agreement, dated as of May 12, 1999, among FSA, ACC, ACFS, the Borrower and the Trust.

11. Supplement to Spread Account Agreement, dated as of May 12, 1999, among FSA, the Borrower and Bank One.

12. Indemnification Agreement, dated as of May 12, 1999 among FSA, First Boston First Boston Corporation and the Borrower.

13. Underwriting Agreement, dated as of May 13, 1999, among Credit Suisse First Boston Corporation, as the Representative, ACFS and the Borrower.

14. Opinion of General Counsel to ACC, ACFS, the Borrower and the Issuer as to certain matters relating to the corporations

15. Opinion of General Counsel to ACC, ACFS, the Borrower and the Issuer as to certain matters relating to the Receivables

16.  Opinion of Dewey Ballantine as to certain securities law matters

17.  Opinion of Dewey Ballantine as to certain tax matters

18.  Opinion of Dewey Ballantine as to certain bankruptcy matters

19. Opinion of Jenkins & Gilchrist as to certain security interest matters and certain Texas law matters

20.  Opinion of counsel to Bank One as to the Spread Account

21.  Opinion of Richards Layton & Finger as to certain security matters

                                                                      APPENDIX A


                                 CERTAIN DEFINITIONS


          Capitalized terms used in this Agreement shall have the following meanings:

          "ACC":  The meaning specified in the Preamble.

          "ACC PORTFOLIO CHARGE-OFF RATIO": As of the end of any fiscal quarter of ACC, the ratio, expressed as a percentage, of (a) the product of 4 and the net amount of charge-offs in its serviced portfolio during such fiscal quarter to (b) the daily average principal amount of receivables in its serviced portfolio during such fiscal quarter.

          "ACFS":  The meaning specified in the Preamble.

          "ACCOUNTANT'S REPORT":  The meaning specified in SECTION 5.01(a).

          "ADJUSTED AVAILABLE COMMITMENT AMOUNT": On any date with respect to a Liquidity Lender and its related Conduit Lender, such Liquidity Lender's Liquidity Commitment Amount with respect to such Conduit Lender, MINUS the aggregate outstanding principal amount of such Liquidity Lender's Advances with respect to such Conduit Lender, MINUS the aggregate outstanding principal amount of such Liquidity Lender's Support Advances to such Conduit Lender.

          "ADJUSTED EURODOLLAR RATE": For any Interest Period and for any Lender, the sum of (a) the rate (rounded upwards if necessary to the nearest whole multiple of 1/16th of one percent per annum) of interest per annum ("LIBOR") for deposits in United States dollars offered by the principal office of Credit Suisse First Boston in London, England to prime banks in the London interbank market in an amount of not less than $1,000,000 for a period equal to such Interest Period, PLUS (b) the remainder obtained by subtracting (i) LIBOR for such Interest Period from (ii) the rate obtained by dividing such LIBOR by the percentage equal to 100% MINUS the "Eurodollar Reserve Percentage" (as defined in the succeeding sentence) for such Interest Period. The "EURODOLLAR RESERVE PERCENTAGE" for a Lender for any Interest Period shall mean the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any marginal emergency, supplemental or any reserve requirement) for such Lender in respect of liabilities or assets consisting of or including Eurocurrency Liabilities (as that term is used in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time) having a term equal to such Interest Period.

          "ADVANCE": An advance by a Lender to the Borrower as part of a Borrowing made on or prior to the Commitment Termination Date consisting of (i) in the case of Conduit Lenders, all Commercial Paper Rate Advances, or (ii) in the case of other Lenders, either all Base Rate Advances or all Eurodollar Rate Advances from each of the Lenders, in each case pursuant to SECTION 2.02, and subject to Conversion or Continuation pursuant to SECTION 2.08.

          "AFFECTED PARTY": With respect to any Conduit Lender, any Support Party of such Conduit Lender, PROVIDED that each such Conduit Lender or Support Party is a Permitted Transferee.

          "AFFILIATE": With respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "AGREEMENT": This Credit Agreement, as it may be amended, modified, restated or supplemented from time to time.

          "ALTERNATE BASE RATE": For any day, the higher of (i) the base commercial lending rate per annum announced from time to time by CSFB in New York in effect on such day, or (ii) the interest rate per annum quoted by CSFB at approximately 11:00 a.m., New York City time, on such day, to dealers in the New York Federal funds market for the overnight offering of Dollars by CSFB plus one-half of one percent (0.50%). (The Alternate Base Rate is not intended to represent the lowest rate charged by CSFB for extensions of credit.)

          "AMC":  The meaning specified in the Preamble.

          "APPLICABLE LENDING OFFICE": With respect to each Lender, the office of such Lender specified as its lending office for the relevant Type of Advances opposite its name on SCHEDULE I hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "ASSIGNEE":  The meaning specified in SECTION 8.06(b).

          "ASSIGNMENT":  The meaning specified in SECTION 8.06(b).

          "ASSIGNMENT AND ASSUMPTION":  The meaning specified in SECTION
8.06(b).

          "AUTHORIZED OFFICER": (i) With respect to any non-natural Person other than the Lender Collateral Agent, any Officer of such Person who is authorized to act for such Person with respect to the relevant matter in question and (ii) with respect to the Lender Collateral Agent, any managing director, principal, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Lender Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "AVAILABLE COMMITMENT AMOUNT": On any date (i) with respect to a Non-contingent Lender, an amount equal to such Lender's Lending Percentage of the Total Commitment Amount , and (ii) with respect to a Liquidity Lender relating to a Conduit Lender, such Liquidity Lender's Liquidity Commitment Amount with respect to such Conduit Lender, MINUS such Liquidity Lender's Liquidity Percentage of the outstanding principal amount of such Conduit Lender's Advances with respect to such Conduit Lender.

          "AVAILABLE MAXIMUM ADVANCE AMOUNT": On any date with respect to a Conduit Lender, such Conduit Lender's Lending Percentage of the Total Commitment Amount.

          "BANKRUPTCY CODE":  Title 11 of the United States Code (11 U.S.C.
Section 101, ET SEQ.), as amended from time to time, or any successor statute.

          "BASE RATE ADVANCE": An advance which bears interest at a rate per annum determined on the basis of the Alternate Base Rate, as provided in
SECTION 2.06(a).

          "BORROWER COLLATERAL":  The meaning specified in the Security
Agreement.

          "BORROWING": A borrowing consisting of simultaneous Advances made by Lenders pursuant to the same Notice of Borrowing as described in SECTION 2.02, subject to Conversion or Continuation pursuant to SECTION 2.08.

          "BORROWINGS": Collectively, each Borrowing including each Designated Series Borrowing.

          "BORROWING DATE":  The meaning specified in SECTION 2.02(a).

          "BUSINESS DAY": Any day other than (i) a Saturday or Sunday, (ii) any other day on which banks are authorized or required to close in New York City, Texas or Ohio and (iii) if such term is used in connection with the Adjusted Eurodollar Rate, a day on which dealings are not carried out in the London interbank market.

          "CAPITAL STOCK": With respect to a Person, any shares of corporate stock, however designated, of such Person, and any and all other equity interests and participations representing ownership interests (including limited partnership interests and limited liability company interests), however designated, in such Person.

          "CASH": Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

          "CASH EQUIVALENTS": Mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered from which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligations referred to in clause (a) above or portion of such obligations for the benefit of the holders of such depository receipts); PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1 and from Moody's of P-1;

          (c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's A-1 and from Moody's of P-1;

          (d) investments in money market funds having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa and having been approved by the Agent (including, without limitation, such funds for which the Lender Collateral Agent or any of its affiliates is investment manager or advisor).

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof of obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above; and

          (g) any other investment which has been approved by the Administrative Agent and the Designated Series Insurer.

          "CERTIFICATE PLEDGE AGREEMENT": The Certificate Pledge and Collateral Agency Agreement, dated as of October 14, 1999, among the Borrower, FSA, the Spread Account Depositor and Bank One, as Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "CODE":  The Internal Revenue Code of 1986, as amended.

          "COMMERCIAL PAPER RATE DETERMINATION DATE":  The meaning specified in
SECTION 2.06(e)

          "COMMERCIAL PAPER NOTES": With respect to a Conduit Lender, the short-term promissory notes issued by a Conduit Lender which are allocated by such Conduit Lender as its funding for its making or maintaining Advances to the Borrower hereunder.

          "COMMERCIAL PAPER RATE": For Advances means, to the extent a Conduit Lender funds such Advances by issuing commercial paper, the sum of (a) the weighted average of the rates at which commercial paper notes of such Conduit Lender issued to fund such Advances may be sold by any placement agent or commercial paper dealer selected by such Conduit Lender, as agreed in good faith between each such agent or dealer and such Conduit Lender; PROVIDED if the rate (or rates) as agreed between any such agent or dealer and such Conduit Lender is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum PLUS
(b) any and all commissions of placement agents and commercial paper dealers in respect of commercial paper issued to fund the making or maintenance of any Advance PLUS (c) any and all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Conduit Lender's commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper issued to fund the making or maintenance of any Advance. Each Conduit Lender shall notify the Administrative Agent of its Commercial Paper Rate applicable to any Advance promptly after the determination thereof.

          "COMMERCIAL PAPER RATE ADVANCE": An Advance which bears interest at a rate per annum determined on the basis of the Commercial Paper Rate, as provided in SECTION 2.06(a).

          "COMMITMENT": With respect to a Liquidity Lender, its Liquidity Commitment, and with respect to a Non-contingent Lender, its Non-contingent Lending Commitment.

          "COMMITMENT AMOUNT": As of any date with respect to (i) a Non-contingent Lender, the principal amount set forth beside such Lender's name under the heading "Non-contingent Lending Commitment" and (ii) a Liquidity Lender, the principal amount set forth beside such Lender's name under the heading "Liquidity Commitment", on the signature pages of this Agreement or on the signature page of the Assignment and Assumption pursuant to which such Committed Lender became a Committed Lender hereunder in accordance with the provisions of

SECTION 8.06, as such Commitment Amount may be adjusted from time to time in accordance with the provisions of SECTION 2.04 or 8.06.

          "COMMITMENT EXPIRATION DATE": October 25, 2001, as such date may be extended from time to time as agreed in writing by the Borrower, the Administrative Agent and each Non-contingent Lender and Liquidity Lender pursuant to Section 2.10.

          "COMMITMENT FEES":  The meaning specified in the Fee Letter.

          "COMMITMENT PERIOD": The period commencing on the Effective Date and ending on the earlier to occur of (a) the Facility Maturity Date, (b) the Commitment Expiration Date or (c) the date of the termination in whole of the Commitments pursuant to SECTION 2.04, 6.02(a), 6A.02 or 6B.02.

          "COMMITMENT TERMINATION DATE": With respect to a Committed Lender, the earliest to occur of (a) such Committed Lender's Scheduled Commitment Termination Date, (b) the Commitment Expiration Date or (c) the date of the termination in whole of the Commitments pursuant to SECTION 2.04, 6.02(a), 6A.02 or 6B.02.

          "COMMITTED LENDER": A Lender which is a Liquidity Lender or a Non-contingent Lender.

          "CONDUIT LENDER": Any Lender whose principal business consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and which is designated on the signature page hereto or in the Assignment and Assumption by which it became a party hereto as a Conduit Lender.

          "CONTINGENT OBLIGATIONS":  The meaning specified in Section 2A.01.

          "CONTINGENT OBLIGORS":  The meaning specified in the Preamble.

          "CONTINUE," "CONTINUATION" and "CONTINUED": each refers to a continuation of Advances for additional Interest Periods pursuant to SECTION 2.08.

          "CONVERT," "CONVERSION" and "CONVERTED" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to SECTION 2.08.

          "CREDIT SUPPORT AGREEMENT": an agreement pursuant to which credit enhancement or credit support is provided for Advances.

          "CREDIT SUPPORT DEFAULT": With respect to a Credit Support Provider, (i) such Credit Support Provider shall have failed to make a payment required under the Credit Support Agreement in accordance with its terms or (ii) an Insolvency Event shall have occurred with respect to such Credit Support Provider.

          "CREDIT SUPPORT PROVIDER":  The meaning specified in Section
3.01(g).

          "CREDIT SUPPORT RATING EVENT": With respect to a Credit Support Provider, the claims-paying ability of such Credit Support Provider is rated less than "A-" by S&P or, if rated by Moody's at the request of such Credit Support Provider, "A3" by Moody's.

          "CSFB": Credit Suisse First Boston, New York Branch, and its successors.

          "DEBT": At any date with respect to any Person, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument;
(vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and (vii) all Debt of others Guaranteed by such Person.

          "DEBTOR RELIEF LAWS": The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshaling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

          "DEFAULT": Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

          "DEFAULT RATE":  The meaning specified in SECTION 2.06(c).

          "DESIGNATED SERIES": a Series as to which the conditions set forth in Section 3.02 have been satisfied.

          "DESIGNATED SERIES AMORTIZATION DATE": With respect to any Designated Series Borrowing, the Distribution Date of the 26th consecutive calendar month following the month during which such Designated Series Borrowing took place.

          "DESIGNATED SERIES BORROWING":  The meaning specified in SECTION
2.01(a).

          "DESIGNATED SERIES INSURER": With respect to any Designated Series, FSA in its capacity as the insurance company insuring the repayment of such Designated Series, and each such Designated Series Insurer, collectively, the "DESIGNATED SERIES INSURERS".

          "DESIGNATED SERIES MATURITY DATE": With respect to any Designated Series Borrowing, the Distribution Date of the 30th consecutive calendar month following the month during which such Designated Series Borrowing took place.

          "DESIGNATED SERIES SERVICER" and "DESIGNATED SERIES SERVICERS":
The respective meanings specified in Section 5.01.

          "DISTRIBUTION DATE": The fifth day of each calendar month, or, if such day is not a Business Day, the immediately following Business Day; PROVIDED, that such day shall in no event be earlier than the third Business Day of such calendar month.

          "DOLLAR" or "$": A dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

          "DRAW LIMIT": The meaning specified in the RCCA Agreement.

          "EFFECTIVE DATE":  The date on which the conditions specified in
SECTION 3.01 shall have been satisfied.

          "ERISA": The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE": Any Person who for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the IRC, and the regulations promulgated and rulings issued thereunder.

          "EURODOLLAR RATE ADVANCE": An Advance which bears interest at a rate per annum determined on the basis of the Adjusted Eurodollar Rate, as provided in SECTION 2.06(a).

          "EVENT OF EARLY AMORTIZATION":  The meaning specified in SECTION
6B.01.

          "EVENT OF EARLY TERMINATION":  The meaning specified in SECTION
6A.01.

          "EVENT OF DEFAULT":  The meaning specified in SECTION 6.01.

          "EXCLUDED TAXES":  The meaning specified in SECTION 2.12(a).

          "EXPECTED CUMULATIVE NET LOSSES": On any date, the sum of (i) the product of 6.5% and the outstanding principal amount of Preferred Receivables in the FSA Portfolio and (ii) the
product of 11% and the outstanding principal amount of Standard Receivables in the FSA Portfolio, in each case after giving effect to the issuance of the
Series to be issued after such date, PROVIDED   if either (i) the amount of
credit enhancement necessary to obtain an investment grade rating from any Rating Agency on any Series on a stand-alone basis, i.e., without giving effect to the credit enhancement provided by the Designated Series Insurer, is increased by such Rating Agency beyond the level required with respect to Series 1999-D or (ii) in the opinion of the Required Lenders, there has been a material deterioration in the performance of the portfolio serviced by ACFS, the percentages set forth in clauses (i) and (ii) of this definition shall be such higher percentages as the Required Lenders shall select, PROVIDED further if the amount of credit enhancement necessary to obtain an investment grade rating from the Rating Agency on any Series on a stand-alone basis, i.e., without giving effect to the credit enhancement provided by the Designated Series Insurer, is decreased by the Rating Agencies beyond the level required with respect to Series 1999-D, the Lenders will consider in good faith a request by the Borrower to lower the percentages set forth in clauses (i) and (ii) of this definition.

          "FACILITY FEE":  The meaning specified in the Fee Letter.

          "FACILITY FEE RATE": (i) with respect to any Designated Series with respect to which the aggregate amount deposited into the related Spread Account on the date of issuance of such Designated Series and on the date the prefunded amount, if any, of such Designated Series is released is less than 3% of the initial aggregate principal amount of the securities constituting such Designated Series, 5.00% and (ii) with respect to any other Series, 4.50%.

          "FACILITY MATURITY DATE": The earliest of (a) the Stated Maturity Date, (b) the date of the acceleration of the Advances pursuant to SECTION 6.02(a), and (c) the occurrence of an Insolvency Event with respect to the Borrower.

          "FEDERAL FUNDS RATE": For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by CSFB from three Federal funds brokers of recognized standing selected by it.

          "FEE LETTER": The Fee Letter, dated as of October 14, 1999, among the Borrower, the Contingent Obligors and the Administrative Agent, and the Lenders named therein as such document may be amended, modified, restated or supplemented from time to time.

          "FEES":  The Facility Fees and the Commitment Fees.

          "FINAL INSURANCE TERMINATION DATE": the last to occur of the Insurance Termination Dates.

          "FITCH":  Fitch IBCA, Inc., and its successors.

          "FIXED PERIOD": With respect to any Commercial Paper Rate Advance or portion thereof owed to a Conduit Lender, the period from the date of issuance to the maturity date of the Commercial Paper Note or Commercial Paper Notes of such Lender which such Lender has allocated to the funding or maintenance of such Commercial Paper Rate Advance or such portion.

          "FSA": Financial Security Assurance Inc., a New York stock insurance company.

          "FSA PORTFOLIO": At any particular time, the receivables in all Series with respect to which FSA has issued an insurance policy.

          "FSA SERIES": At any particular time, all Series with respect to which FSA has issued an insurance policy and with respect to which the spread accounts are subject to the Spread Account Agreement.

          "GAAP": At any particular time with respect to the Borrower, U.S. generally accepted accounting principles as in effect at such time, consistently applied.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GRANT": To grant, bargain, sell, warrant, alienate, premise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm.

          "GUARANTEE": By any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds, for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "GUARANTY LIMIT": (i) for the period from the Effective Date until the date, if any, of the first Borrowing with respect to which the aggregate amount deposited on the date of issuance of the related Designated Series and on the date the prefunded amount, if any, of such Designated Series is released in the related Spread Account is less than 3% of the initial aggregate principal amount of the securities constituting such Designated Series, $50,000,000 and
(ii) thereafter, $100,000,000.

          "INDEPENDENT": When used with respect to any specified Person other than an accountant, such a Person who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Borrower or in any Affiliate of the Borrower, and
(iii) is not connected with the Borrower or any Affiliate of the Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions. "Independent" when used with respect to any accountant means an accountant, who may be the accountant who audits the books of the Borrower, who is independent with respect to the Borrower within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Administrative Agent or the Lenders, such Person shall be acceptable to the Administrative Agent, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

          "INFORMATION SYSTEMS"  The meaning specified in Section 4.01(x).

          "INITIAL SPREAD ACCOUNT DEPOSIT" and "INITIAL SPREAD ACCOUNT DEPOSITS": The meaning specified in the Recitals.

          "INSOLVENCY EVENT": With respect to a Person, such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any Debtor Relief Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs and, if instituted against such Person, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days or any of the actions sought in such proceeding shall occur; or the commencement by such Person of a voluntary case under any Debtor Relief Law, or such Person's consent to the entry of any order for relief in an involuntary case under any Debtor Relief Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or such Person shall have taken any corporate, partnership or similar action in furtherance of any of the foregoing actions.

          "INSURANCE TERMINATION DATE": when used in the singular, any of, and when used in the plural, all of, the termination date of the 1996-C Insurance and Indemnity Agreement, the 1996-D Insurance and Indemnity Agreement, the 1997-A Insurance and Indemnity Agreement, the 1997-B Insurance and Indemnity Agreement, the 1997-C Insurance and Indemnity Agreement, the 1997-D Insurance and Indemnity Agreement, the 1998-A Insurance and Indemnity Agreement, the 1998-B Insurance and Indemnity Agreement, the 1998-C Insurance and Indemnity Agreement, the 1998-D

Insurance and Indemnity Agreement, the 1999-A Insurance and Indemnity Agreement, the 1999-B Insurance and Indemnity Agreement, the 1999-C Insurance and Indemnity Agreement and the termination date of each other insurance and indemnity agreement entered into in connection with a Series the spread account of which is subject to the Spread Account Agreement.

          "INTEREST PAYMENT DATE": (i) With respect to any Advance, each Distribution Date, commencing the first of such days to occur after such Advance is made, and (ii) as to all Advances, the earlier to occur of (a) the Designated Series Maturity Date and (b) the Facility Maturity Date.

          "INTEREST PERIOD": (i) For each Advance other than a Eurodollar Advance, initially the period commencing on the date on which such Advance is made, Continued or Converted from an Advance of a different Type, and ending on the day preceding the next following Interest Payment Date, and thereafter the period commencing on each Interest Payment Date and ending on the day preceding the next following Interest Payment Date or, if earlier, the date on which such Advance is repaid or Converted into another Type of Advance, and,
(ii) for each Eurodollar Advance, initially the period commencing on the date on which such Advance is made, Continued or Converted from an Advance of a different Type, and ending on the day preceding the next following Interest Payment Date, and thereafter the period commencing on each Interest Payment Date and ending on the day preceding the next following Interest Payment Date; PROVIDED, HOWEVER, that (A) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, (B) in the case of any Interest Period for any Advance which commences before the Facility Maturity Date and would otherwise end on a date occurring after the Facility Maturity Date, such Interest Period shall end on the Facility Maturity Date, and (C) the duration of any Interest Period commencing on or after the Facility Maturity Date shall be selected by the Administrative Agent.

          "INVESTMENT COMPANY ACT": The United States Investment Company Act of 1940, as amended.

          "IRS":  The U.S. Internal Revenue Service and any successor agency.

          "LENDER COLLATERAL AGENT":  The meaning specified in the Preamble.

          "LENDER NOTES":  The meaning specified in Section 2.01(b).

          "LENDING PERCENTAGE":  On and date the following:

   (i) with respect to a Conduit Lender, such Conduit Lender's Maximum Advance Amount as a percentage of the Total Commitment Amount;

   (ii) with respect to a Liquidity Lender, such Liquidity Lender's Liquidity Commitment Amount as a percentage of the Total Commitment Amount; and

   (iii) with respect to a Non-contingent Lender, such Non-contingent Lender's Non-Contingent Lending Commitment Amount as a percentage of the Total Commitment Amount.

          "LIEN": With respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement relating to such asset).

          "LIQUIDITY COMMITMENT": In respect of a Lender as to which an amount of a "Liquidity Commitment" and the identity of one or more related Conduit Lenders are set forth beside such Lender's name on the signature pages of this Agreement or on the signature page of the Assignment and Assumption pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 8.06, such Lender's undertaking during the Commitment Period to make Advances in respect of Borrowings in lieu of such Conduit Lenders in accordance with SECTION 2.02(g), subject to the terms and conditions hereof, in the aggregate outstanding principal amount not exceeding the Commitment Amount of such Lender.

          "LIQUIDITY COMMITMENT AMOUNT": As of any date with respect to a Liquidity Lender, the principal amount set forth beside such Lender's name under the heading "Liquidity Commitment" on the signature page of this Agreement or on the signature page of the Assignment and Assumption Agreement pursuant to which such Liquidity Lender became a Committed Lender hereunder in accordance with the provisions of SECTION 8.06, as such Liquidity Commitment Amount may be adjusted from time to time in accordance with the provisions of
SECTION 2.04 or 8.06.

          "LIQUIDITY LENDER": A Lender having a Liquidity Commitment with respect to one or more Conduit Lenders.

          "LIQUIDITY PERCENTAGE": With respect to a Liquidity Lender and its related Conduit Lender, such Lender's Adjusted Available Commitment Amount with respect to such Conduit Lender as a percentage of the aggregate Adjusted Available Commitment Amounts of all of such Conduit Lender's related Liquidity Lenders.

          "LOSS COVERAGE RATIO": At any time, the ratio of the Maximum Net Cumulative Losses at such time to the Expected Cumulative Losses at such time.

          "MARGIN STOCK": "Margin Stock" as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

          "MATERIAL ADVERSE EFFECT": (i) A material adverse effect on the financial condition, operations or business of the Borrower or any Contingent Obligor, (ii) a material adverse effect on the ability or right of the Borrower or any Contingent Obligor to perform its obligations under this Agreement or any other Transaction Document, or (iii) any impairment of the ability or right of the

Administrative Agent or any Lender to enforce this Agreement or any Lender Note or of the Administrative Agent to enforce any other Transaction Document.

          "MAXIMUM ADVANCE AMOUNT": With respect to a Conduit Lender, the principal amount set forth beside such Lender's name under the heading "Maximum Advance Amount" on the signature pages of this Agreement or on the signature page of the Assignment and Assumption pursuant to which such Conduit Lender became a Conduit Lender hereunder in accordance with the provisions of SECTION 8.06, as such Maximum Advance Amount may be adjusted from time to time in accordance with the provisions of SECTION 2.03 or 8.06.

          "MAXIMUM BORROWING PERCENTAGE": For the period from the Effective Date to the first anniversary of the Effective Date, 5% and thereafter, 6%.

          "MAXIMUM NET CUMULATIVE LOSSES": At any time, the amount determined by the Administrative Agent with respect to all FSA Series pursuant to the cash flow model described in Annex I.

          "MINIMUM SPREAD ACCOUNT PERCENTAGE": For the period from the Effective Date to the first anniversary of the Effective Date, 3% and thereafter, 2%.

          "MOODY'S": Moody's Investors Service, Inc., and any successor thereto.

          "NEGATIVE CARRY":  the meaning specified in the Security Agreement.

          "NON-CONTINGENT LENDER":   A Lender which has a Non-contingent
Lending Commitment.

          "NON-CONTINGENT LENDING COMMITMENT": In respect of a Lender as to which an amount of a "Non-contingent Lending Commitment" is set forth beside such Lender's name on the signature pages of this Agreement or on the signature page of the Assignment and Assumption pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 8.06, such Lender's undertaking during the Commitment Period to make Advances in respect of Borrowings, subject to the terms and conditions hereof, in the aggregate outstanding principal amount not exceeding the Non-contingent Lending Commitment Amount of such Lender.

          "NON-CONTINGENT LENDING COMMITMENT AMOUNT": As of any date with respect to a Non-contingent Lender, the principal amount set forth beside such Lender's name under the heading "Non-contingent Lending Commitment" on the signature page of this Agreement or on the signature page of the Assignment and Assumption Agreement pursuant to which such Non-contingent Lender became a Committed Lender hereunder in accordance with the provisions of SECTION 8.06, as such Non-contingent Lending Commitment Amount may be adjusted from time to time in accordance with the provisions of SECTION 2.04 or 8.06.

          "NOTICE OF BORROWING":  The meaning specified in SECTION 2.02(a).

          "NOTICE OF CONVERSION/CONTINUATION":  The meaning specified in
SECTION 2.08(b).

          "NOTICE OF SUSPENSION": The meaning specified in Section 3.05 of the Security Agreement.

          "NYUCC": The Uniform Commercial Code as in effect from time to time in the State of New York.

          "OBLIGATIONS":  The meaning specified in the Security Agreement.

          "OFFICER": With respect to the Borrower, the Chairman of the Board of Directors, any Vice Chairman, any Director, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Borrower.

          "OFFICER'S CERTIFICATE": With respect to any Person, a certificate signed by an Authorized Officer of such Person.

          "OPINION OF COUNSEL": A written opinion of counsel who, except as otherwise expressly provided in this Agreement, may be counsel to the Borrower, and who shall be acceptable to the Administrative Agent.

          "PARTICIPANT":  The meaning specified in SECTION 8.06(a).

          "PARTICIPATION":  The meaning specified in SECTION 8.06(a).

          "PERCENTAGE INTEREST": For a Lender on any day, (a) the aggregate outstanding principal amount of Advances owed to such Lender as a percentage of the aggregate outstanding principal amount of all Advances on such day, or
(b) if no Advances are outstanding on such day, (i) 0% in the case of a Conduit Lender, (ii) such Lender's Lending Percentage in the case of a Non-contingent Lender, and (iii) such Lender's Liquidity Percentage times the Lending Percentage of such Lenders related Conduit Lender in the case of a Liquidity Lender.

          "PERMITTED CREDIT SUPPORT PROVIDER": Either (i) a Person who, on the Effective Date, (a) is a Credit Support Provider or who is a party to a facultative reinsurance treaty with a Credit Support Provider, (b) is a Permitted Transferee, and (c) has executed and delivered to the Administrative Agent an Assignment and Assumption or (ii) a Person who is an Affiliate of an existing Credit Support Provider, is an assignee of such existing Credit Support Provider, is a Permitted Transferee and has executed and delivered to the Administrative Agent an Assignment and Assumption. Upon any assignment of any Advance or interest therein to a Permitted Credit Support Provider, the Administrative Agent agrees to deliver to FSA a copy of the Assignment and Assumption Agreement delivered by such Permitted Credit Support Provider

          "PERMITTED LIEN":  A Lien which is permitted by SECTION 5.02(a).

          "PERMITTED TRANSFEREE": At any time, a bank, insurance company, reinsurance company or commercial paper conduit having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $100,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, combined capital, surplus, contingency reserves and unearned premium reserves of at least $100,000,000, PROVIDED that for purposes of determining whether a Person is a Permitted Credit Support Provider for purposes of clause (i) of the definition thereof, the number "$100,000,000" in this definition shall be deemed to be $70,000,000, and PROVIDED, FURTHER that for purposes of determining whether a Person is a Permitted Credit Support Provider for purposes of clause (ii) of the definition thereof, the number "$100,000,000" in this definition shall be deemed to be the greater of (x) $70,000,000 and
(y) the lesser of (1) $100,000,000 and (2) risk-based capital or combined capital, surplus, contingency reserves and unearned premium reserves, as the case may be, as of the Effective Date of the assignor Credit Support Provider with respect to such Person.

          "PERSON": Any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust (including any beneficiary thereof) or any other entity, unincorporated organization or government or any agency or political subdivision thereof.

          "PLAN": Any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, and in respect of which the Borrower or an ERISA Affiliate could have liability under Title IV of ERISA.

          "PREFERRED RECEIVABLE": a receivable identified in the Borrower's records as belonging to the preferred loan program based on the underwriting and pricing criteria in place at the time of the origination of such receivable.

          "PROCEDURES REPORT":  The meaning specified in SECTION 5.01(a).

          "RATING AGENCY":  Each of Fitch, Moody's and S&P.

          "RCCA":  The meaning specified in the recitals.

          "RCCA AGENT":  The meaning specified in the recitals.

          "RCCA AGREEMENT": The Replacement Cash Collateral Account Agreement, dated as of the date hereof, among the Borrower, FSA, the Administrative Agent and the RCCA Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "RCCA COLLATERAL": The meaning assigned to "Collateral" in the RCCA Agreement.

          "RCCA DEPOSIT":  The meaning specified in the recitals.

          "RCCA DISTRIBUTIONS": With respect to any Designated Series, the moneys which are distributed, from time to time, to the Borrower from the RCCA of such Designated Series.

          "REGULATORY CHANGE": In the case of a Lender, any change occurring after the date of such Lender's execution and delivery of this Agreement or, if applicable of the Assignment and Assumption by which it became party to this Agreement; in the case of a Participant, any change occurring after the date on which its Participation became effective, or in the case of an Affected Party, any change occurring after the date it became such an Affected Party, in any (or the adoption after such date of any new):

          (i) United States Federal or state law or foreign law applicable to such Lender, Participant or Affected Party; or

          (ii) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to such Lender, Participant or Affected Party of any court or other judicial authority or any Governmental Authority charged with the interpretation or administration of any law referred to in clause (i) or of any fiscal, monetary or other authority or central bank having jurisdiction over such Lender, Participant or Affected Party.

          "REQUIRED LENDERS": At any time, (i) Lenders having Percentage Interests aggregating greater than 50%, and (ii) Committed Lenders together having Commitments aggregating to greater than 50% of the Total Commitment Amount.

          "REQUIRED LOSS COVERAGE RATIO": 1.96 to 1.

           "REQUIRED SPREAD ACCOUNT DEPOSIT":  The meaning specified in
SECTION 3.02(b)(v).

          "RESTRICTED PAYMENT":  The meaning specified in SECTION 5.02(c).

          "S&P":  Standard & Poor's Ratings Group, and any successor thereto.

          "SCHEDULED COMMITMENT TERMINATION DATE": At any time with respect to a Committed Lender, the date set forth beside such Lender's name under the heading "Scheduled Commitment Termination Date" on the signature pages of this Agreement or on the signature page of the Assignment and Assumption pursuant to which such Committed Lender became a Committed Lender hereunder in accordance with the provisions of SECTION 8.06, as such Commitment may be extended from time to time in accordance with the provisions of SECTION 2.10.

          "SECURED OBLIGATIONS":  The meaning specified in the Security
Agreement.

          "SECURED PARTY":  The meaning specified in the Security Agreement.

         "SECURITY AGREEMENT": The Security and Collateral Agent Agreement, dated as of the date hereof, among the Borrower, ACFS, the Administrative Agent and the Lender Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "SECURITY INTEREST": Each security interest and Lien Granted pursuant to Section 2.01 of the Security Agreement.

          "SERIES":  The meaning specified in the Recitals.

          "SERIES TRANSACTION DOCUMENTS": With respect to any Series, the pooling and servicing agreement (or equivalent document by any other name), sale and servicing agreement, indenture, insurance and indemnity agreement, and supplement to the Spread Account Agreement.

          "SOLVENT": The meaning set forth in the Subordination Agreement.

          "SPREAD ACCOUNT" and "SPREAD ACCOUNTS": The respective meanings specified in the Recitals.

          "SPREAD ACCOUNT REPLACEMENT REINSURANCE": The meaning specified in the RCCA Agreement.

          "SPREAD ACCOUNT AGREEMENT": That certain Spread Account Agreement, dated as of December 1, 1994, as amended and restated as of May 11, 1998, among the Borrower, FSA, Lasalle National Bank, Harris Trust and Savings Bank and Bank One, N.A., as amended, restated, modified or supplemented from time to time.

          "SPREAD ACCOUNT DEPOSITOR":  The meaning specified in the recitals.

          "STANDARD RECEIVABLE": a receivable identified in the Borrower's records as belonging to the standard loan program based on the underwriting and pricing criteria in place at the time of the origination of such receivable.

          "STATED MATURITY DATE": April 25, 2004.

          "SUBORDINATION AGREEMENT": The Subordination and Intercreditor Agreement, dated as of the date hereof, among the Borrower, the Contingent Obligors, FSA, certain Underlying Trustees, the Agent and the Lender Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY": As to a Person, another Person, a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person. For the purposes of this definition, "voting stock" of a Person means shares, interests, participations or other equivalents (however designated) of such Person's equity having voting power for the election of directors, managers or other voting members of the governing body of such Person.

          "SUPPORT ADVANCES": With respect to a Liquidity Lender and its related Conduit Lender, any participation held by such Liquidity Lender in Advances owed to such Conduit Lender which were purchased from such Conduit Lender pursuant to a Support Facility and any loans or other advances made by such Liquidity Lender to such Conduit Lender pursuant to a Support Facility to fund such Conduit Lender's making or maintaining its Advances hereunder (but excluding any such loans or advances made to fund such Conduit Lender's obligations to pay interest, fees or other similar amounts relating to the funding of its making or maintaining its Advances hereunder).

          "SUPPORT PARTY": Any bank or other financial institution extending or having a commitment to extend funds to or for the account of a Conduit Lender (including by agreement to purchase an assignment of or participation in Advances owed to such Conduit Lender) under a Support Facility.

          "SUPPORT FACILITY": Any liquidity or credit support agreement (other than the Credit Support Agreement) with a Conduit Lender which relates to this Agreement and the Advances made by such Conduit Lender hereunder (including any agreement to purchase an assignment of or participation in such Advances).

          "SWAP TRANSACTION": (i) Any rate, basis, commodity, currency, debt or equity swap; (ii) any cap, collar or floor agreement; (iii) any rate, basis, commodity, currency, debt or equity futures or forward agreement; (iv) any rate, basis, commodity, currency, debt or equity option representing an obligation to buy or sell a security, commodity, currency, debt or equity; and (v) any other similar agreement.

          "TAXES":  The meaning specified in SECTION 2.12(a).

          "TOTAL COMMITMENT AMOUNT": On any date, the sum of (i) the Liquidity Commitment Amounts of all Liquidity Lenders, and (ii) the Non-contingent Lending Commitment Amounts of all Non-contingent Lenders, which amount shall initially be $225,000,000.

          "TOTAL SECURED DEBT": At any time, Senior Debt at the time outstanding and the Senior Subordinated Notes then Outstanding.

          "TRADE CLAIM": Claims of trade creditors and other general unsecured current obligations of a debtor.

          "TRANSACTION DOCUMENTS": This Agreement, the Lender Notes, the Security Agreement, the RCCA Agreement, the Subordination Agreement and all other notes, security agreements, instruments, documents and other agreements (including UCC financing statements) heretofore, now or hereafter executed and/or delivered by or on behalf of the Borrower in connection with any of the foregoing, in each case, as the same may be amended, supplemented or otherwise modified.

          "TRANSFER":  The meaning specified in SECTION 8.06(a).

          "TRUST AGREEMENT": The Amended and Restated Trust Agreement, dated as of October 19, 1999, between the Borrower and Bankers Trust (Delaware), as owner trustee, as the same may be amended, supplemented or otherwise modified from time to time.

          "TYPE": With reference to an Advance, whether such Advance constitutes a Base Rate Advance, a Commercial Paper Rate Advance or a Eurodollar Rate Advance.

          "UNDERLYING TRANSACTIONS": when used in the singular, any of, and when used in the plural, all of, the transactions contemplated by each of the 1996-C Insurance and Indemnity Agreement, the 1996-D Insurance and Indemnity agreement, the 1997-A Insurance and Indemnity Agreement, the 1997-B Insurance and Indemnity Agreement, the 1997-C Insurance and Indemnity agreement, the 1997-D Insurance and Indemnity Agreement, the 1998-A Insurance and Indemnity agreement, the 1998-B Insurance and Indemnity Agreement, the 1998-C Insurance and Indemnity Agreement, 1998-D Insurance and Indemnity Agreement, the 1999-A Insurance and Indemnity Agreement, the 1999-B Insurance and Indemnity Agreement, , the 1999-C Insurance and Indemnity Agreement, the 1996-C Sale and Servicing Agreement, the 1996-D Sale and Servicing Agreement, the 1997-A Sale and Servicing Agreement, the 1997-B Sale and Servicing Agreement, the 1997-C Sale and Servicing Agreement, the 1997-D Sale and Servicing Agreement, the 1998-A Sale and Servicing Agreement, the 1998-B Sale and Servicing Agreement, the 1998-C Sale and Servicing Agreement, the 1998-D Sale and Servicing Agreement, the 1999-A Sale and Servicing Agreement, the 1999-B Sale and Servicing Agreement, the 1999-C Sale and Servicing Agreement, each insurance and indemnity agreement and each sale and servicing agreement entered into in connection with a spread account which is subject to the Spread Account Agreement and all other transactions anticipated by the documents executed in connection with any of the foregoing.

          "UNDERLYING TRANSACTIONS DOCUMENTS": the agreements, contracts, documents, amendments, consents, instruments, certificates and other papers executed in connection with each Underlying Transaction.

          "UNDERLYING TRUST": in the singular any of the AmeriCredit 1996-C Trust, the AmeriCredit 1996-D Trust, the AmeriCredit 1997-A Trust, the AmeriCredit 1997-B Trust, the AmeriCredit 1997-C Trust, the AmeriCredit 1997-D Trust, the AmeriCredit 1998-A Trust, the AmeriCredit 1998-B Trust, the AmeriCredit 1998-C Trust, AmeriCredit 1998-D Trust, the AmeriCredit 1999-A Trust, the AmeriCredit 1999-B Trust, the AmeriCredit 1999-C Trust, and each trust established in connection with a sale and servicing agreement entered into in connection with a spread account which is subject to the Spread Account Agreement and in the plural, all of such trusts.

          "UNDERLYING TRUSTEES": the trustees, trust collateral agents or collateral agents, in the Underlying Transactions and any other trustee designated with respect to the Underlying Transactions.

          "UNIFORM COMMERCIAL CODE": The Uniform Commercial Code as in effect in each relevant jurisdiction.

          "UNITED STATES" and "U.S.":  The United States of America.

          "U.S. GOVERNMENT SECURITIES": Securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully Guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes. In no event shall U.S. Government Securities include: (i) any security providing for the payment of interest only; (ii) any Swap Transaction; or (iii) any obligation on which all or any portion of the payments thereunder are based, directly or indirectly, on any Swap Transaction.

                                                                        ANNEX I

                     CALCULATION OF MAXIMUM CUMULATIVE NET LOSSES

CSFB CASH FLOW MODEL

The model inputs will be based on (i) collateral and bond information as for the last available month for all outstanding FSA Series and (i) the collateral and bond information for a Designated Series after pricing.

The following lists details the inputs and modeling assumptions to be included in the Maximum Cumulative Net Losses calculation:

COLLATERAL CHARACTERISTICS:

The weighted average coupon, weighted average original maturity, weighted average remaining maturity, the total pool outstanding and the split between the standard product and the preferred product will be provided by the Borrower. (For a new Designated Series with a pre-funding account, the collateral characteristics described in the offering documents for such Series will be used with respect to the full face amount of such Series for modeling purposes.)

SECURITIES CHARACTERISTICS

The Borrower will provide (a) the weighted average coupon on all outstanding notes and certificates be calculated based on amounts outstanding as of (i) for outstanding FSA Series, the last amount outstanding as of such calculation date and (ii) for the new Designated Series, the amounts and coupons to be in effect on the closing date of such Designated Series (assuming the full face amount of such Securities for modeling purposes) and
(b) the outstanding face amount of all outstanding securities.

LOSSES:

50% of gross losses will occur in year one, 30% in year two and 20% in year three (assuming gross losses begin in month 3). Recoveries will be 45% and they will be added into the cash flows three months after the month the gross losses occurred.

FEES:

A servicing fee of 2.25% and a surety premium of 0.25% p.a. (or such other percentage as shall be applicable under the relevant Series Transaction Documents) will be used, PROVIDED the surety premium will be increased by 0.50% if an insurance agreement event of default occurs as a result of a breach of the Cumulative Default Rate test or the Cumulative Net Loss Rate test.

The following Facility Fees with respect to RCCAs and premiums with respect to Spread Account Replacement Reinsurance will be assumed:

          (i) prior to an Event of Default, 4.50% on 100% of the RCCAs and Spread Account Replacement Reinsurance;

          (ii) after an Event of Default, (A) 4.50% on 100% of the Spread Account Replacement Reinsurance and (B) [5.00% + (Alternate Base Rate (1) one month LIBOR)] on 100% of the RCCAs;

          (iii) if the amount on deposit in an RCCA is less than the related Designated Series Borrowing, (10.00% + Alternate Base Rate) on 100% of the "RCCA Draw Total", as labeled in the test cash flows distributed by the Administrative Agent prior to the Effective Date;

All other fees provided for in the Fee Letter will be assumed.

PREPAYMENTS:

The combination of voluntary and involuntary principal repayments will occur at a rate of 2.0 ABS.

SPREAD ACCOUNT/INSURANCE & INDEMNITY TRIGGERS

The cumulative gross default and the cumulative net loss triggers, and the consequences thereof, with respect to existing Underlying Transactions will be those set forth on Annex II relating to Series 1997-C through 1999-C.

-------------------
(1) Assumption will be that RCCA will be repaid only after Spread Account Replacement Reinsurance is fully repaid. It will also be assumed that an Event of Default will occur only as a result of a breach of the Cumulative Default Rate test or the Cumulative Net Loss Rate test.

(2) Alternate Base Rate and one month LIBOR will be those in effect on the date the model is run.

CREDIT ENHANCEMENT:

The amount of deposits in the Spread Accounts, the amount of over-collateralization and the amount of re-insurance on each transaction will be supplied by the Borrower.

The target spread account amount shall be the greater of (i) 3% of the outstanding pool balance and (ii) 1.5% of the original pool balance. The amount on deposit in an RCCA and any reinsurance policies will be calculated as per the RCCA Agreement.

The target overcollateralization amount shall be 10% of the outstanding pool balance.

The model will be run to produce a "breakeven" scenario for this Facility such that the Lenders receive full principal and accrued interest and fees no later than the distribution date for month 50.

                                                                       ANNEX II




             CUMULATIVE GROSS DEFAULT/CUMULATIVE NET LOSS TRIGGERS

                                                                      ANNEX III




               INFORMATION ON UNDERLYING TRANSACTIONS DOCUMENTS